Urkundenrolle Nr. 181/2019
Durchgehend einseitig beschrieben.

Verhandelt

zu Berlin am 12. Juni 2019

Vor dem unterzeichneten Notar

Gerald Kornisch

Grunewaldstrasse 55
10825 Berlin

erschien heute

Herr Rechtsanwalt Arno Lukas Eisen, geboren am 20. März 1980, Bleibtreustraße 24, 10707 Berlin, dem Notar von Person bekannt.

Der Notar befragte den Erschienenen, ob er oder die mit ihm zur gemeinsamen Berufsausübung verbundenen Kollegen für ihn wegen der in dieser Verhandlung beurkundeten Angelegenheit außerhalb seiner Amtstätigkeit bereits tätig waren oder sind (Vorbefassung gemäß § 3 Absatz 1 Nummer 7 BeurkG), was von dem Erschienenen verneint wurde.

Der Notar erklärte dem Erschienenen, dass diese Urkunde wie auch die persönlichen Daten der Beteiligten auf Datenträger gespeichert und elektronisch verarbeitet werden und daß der Notar beabsichtigt, eine Kopie der Personaldokumente zu den Akten zu nehmen, womit sich der Erschienene einverstanden erklärte.

Der Erschienene erklärte vorab, dass er seine nachfolgenden Erklärungen nicht im eigenen Namen abgibt, sondern als vollmachtloser Vertreter ohne Übernahme einer Haftung für

a) **Cemtrex Limited**, Sheung Wan, Hong Kong, eingetragen im Companies Registry von Hong Kong unter Nr. 1962817,

b) **Cemtrex, Inc.**, Long Island City, USA, eingetragen im der Division of Corporations des Department of State of Delaware unter Nummer 2888556,

c) **Finvest GmbH i.G.**, Karlsruhe, angemeldet zur Eintragung im Handelsregister des Amtsgerichts Mannheim,

d) **Herrn Dennis Wenz**, geboren am 14. November 1990, Kirchstrasse 48/1, 75196 Remchingen,

e) **Frau Laura Wenz**, geboren am 23. Juli 1992, Brückenstrasse 8, 69120 Heidelberg,

vorbehaltlich deren nachträglicher Genehmigung, die mit Eingang beim amtierenden Notar, der mit der Entgegennahme allseits bevollmächtigt wird, allen Beteiligten als mitgeteilt gelten und rechtswirksam sein soll. Der Notar wies darauf hin, dass die nachfolgenden Erklärungen erst mit Genehmigung der vollmachtlos Vertretenen wirksam werden und bis dahin schwebend unwirksam sind.

Des weiteren wies der Notar darauf hin, daß die Vertretungsberechtigung der Finvest GmbH i.Gr. mangels Eintragung im Handelsregister zur Zeit noch nicht geprüft werden kann und daß persönlich haftet, wer vor der Eintragung für die Gründungsgesellschaft handelt.

Der Erschienene, handelnd wie angegeben, ersuchte den Notar um Beurkundung folgender Erklärungen:

Der Notar erläuterte, daß nur die deutsche Fassung in der linken Spalte der nachfolgenden zweisprachigen Gegenüberstellung Gegenstand der Beurkundung und verbindlich ist. Die englischsprachige Fassung der rechten Spalte wurde nicht verlesen und ist nicht Gegenstand der Beurkundung. Sie dient lediglich als Übersetzungshilfe.

The notary explained that only the German version of the left column of the following bilingual confrontation is the object of the notarisation and bindingly. The English Version of the right column has not been read out and is not object of the notarisation, but provides only an assistance for the translation.

I. Geschäftsanteilskauf- und -übertragungsvertrag

zwischen

(1) **Cemtrex Limited,** No. 5, 17/F Bonham Trade Centre, 50 Bonham Strand, Sheung Wan, Hong Kong, registriert im Companies Registry von Hong Kong unter Nr. 1962817, (der "**Verkäufer**")

(2) **Cemtrex, Inc.**, 30-30 47th Ave, Long Island City, NY 11101, USA, eingetragen in der Division of Corporations des Department of State of Delaware unter Nummer 2888556, (der "**Darlehensgeber**")

(3) **Finvest GmbH i.G.**, Wolfweg 1, 76227 Karlsruhe-Durlach, Deutschland, angemeldet zur Eintragung im Handelsregister des Amtsgerichts Mannheim, (der „**Erwerber**")

(4) **Herr Dennis Wenz**, geboren am 14. November 1990, Kirchstrasse 48/1, 75196 Remchingen, Deutschland, („**Dennis Wenz**")

(5) **Frau Laura Wenz**, geboren am 23. Juli 1992, Brückenstrasse 8, 69120 Heidelberg, Deutschland, („**Laura Wenz**")

I. Share Purchase and Transfer Agreement

between

(1) **Cemtrex Limited**, No. 5, 17/F Bonham Trade Centre, 50 Bonham Strand, Sheung Wan, Hong Kong, registered in the Companies Registry of Hong Kong under No. 1962817, (the "**Seller**")

(2) **Cemtrex, Inc.**, 30-30 47th Ave, Long Island City, NY 11101, USA, registered in the Division of Corporations des Department of State of Delaware under number 2888556, (the "**Lender**")

(3) **Finvest GmbH i.G.**, Wolfweg 1, 76227 Karlsruhe-Durlach, Germany, filed for registration in the commercial register of the local court of Mannheim, (the "**Purchaser**")

(4) **Mr. Dennis Wenz**, born on 14 November 1990, Kirchstrasse 48/1, 75196 Remchingen, Germany, ("**Dennis Wenz**")

(5) **Mrs. Laura Wenz**, geboren am 23 July 1992, Brückenstrasse 8, 69120 Heidelberg, Deutschland, („**Laura Wenz**")

Präambel

(A) Der Verkäufer ist der einzige Gesellschafter der ROB Cemtrex GmbH, einer Gesellschaft mit beschränkter Haftung, die nach dem Rechts der Bundesrepublik Deutschland gegründet wurde und im Handelsregister des Amtsgerichts Mannheim unter HRB 718253 registriert ist (die „**Cemtrex GmbH**"), der ROB Cemtrex Assets UG (haftungsbeschränkt), einer Unternehmergesellschaft mit beschränkter Haftung, die nach dem Rechts der Bundesrepublik Deutschland gegründet wurde und im Handelsregister des Amtsgerichts Mannheim unter HRB 724976 eingetragen ist (die „**Assets UG**") und der ROB Cemtrex Logistics GmbH, einer Gesellschaft mit beschränkter

Preamble

(A) The Seller is the sole shareholder of ROB Cemtrex GmbH, a limited liability company (*Gesellschaft mit beschränkter Haftung*), incorporated under the laws of the Federal Republic of Germany, registered with the commercial register at the local court of Mannheim under the registration number HRB 718253 (the "**Cemtrex GmbH**"), of ROB Cemtrex Assets UG (haftungsbeschränkt), an entrepreneur company (with limited liability), incorporated under the laws of the Federal Republic of Germany, registered with the commercial register at the local court of Mannheim under the registration number HRB 724976 (the "**Assets UG**"), and of ROB Cemtrex Logistics GmbH, a lim-

Haftung nach dem Recht der Bundesrepublik Deutschland, eingetragen im Handelsregister des Amtsgerichts Paderborn unter HRB 12515 (die „**Logistics GmbH**") (hiernach gemeinsam als „**Zielgruppengesellschaften**" und einzel als „**Ziel Gesellschaft**" bezeichnet.

ited liability company, incorporated under the laws of the Federal Republic of Germany, registered with the commercial register at the local court of Paderborn under the registration number HRB 12515 (the "**Logistics GmbH**") (hereinafter referred to as the "**Target Group Companies**" and each a "**Target Group Company**").

(B) Das Stammkapital der Cemtrex GmbH beträgt EUR 25.000,00 und ist eingeteilt in 25.000 Geschäftsanteile mit den laufenden Nummern 1 bis 25.000 im Nennwert von jeweils EUR 1,00, das Stammkapital der Assets UG beträgt EUR 1.500,00 und ist eingeteilt in 1.500 Geschäftsanteile mit den laufenden Nummern 1 bis 1.500 im Nennwert von jeweils EUR 1,00 und das Stammkapital der Logistics GmbH beträgt EUR 25.000,00 und ist eingeteilt in 25.000 Geschäftsanteile mit den laufenden Nummern 1 bis 25.000 im Nennwert von jeweils EUR 1,00 (alle hiernach als „**Zielanteile**") bezeichnet. Die Zielanteile werden vom Verkäufer wie aus **Anlage (B)** ersichtlich gehalten.

(B) The nominal share capital (*Stammkapital*) of the Cemtrex GmbH amounts to EUR 25,000.00 divided into 25,000 shares (consecutive numbers 1 to 25,000) with a nominal value of EUR 1.00 each, the nominal share capital (Stammkapital) of the Assets UG amounts to EUR 1,500.00 divided into 1,500 shares (consecutive numbers 1 to 25,000) with a nominal value of EUR 1.00 each, and the nominal share capital (Stammkapital) of the Logistics GmbH amounts to EUR 25,000 divided into 25,000 shares (consecutive numbers 1 to 25,000) with a nominal value of EUR 1.00 each (all together the "**Target Shares**"). The Target Shares are all held by the Seller as set out in **Schedule (B)**.

(C) Cemtrex GmbH ist die einzige Gesellschafterin der ROB Systems SRL, einer Gesellschaft mit beschränkter Haftung unter dem Recht von Rumänien, eingetragen im Handelsregister von Sibiu unter der Nr. J32/310/2007 (die „**Systems SRL**"). Der Notar wies darauf hin, daß die diesbezügliche Gesellschafterstellung von ihm nicht überprüft werden kann.

(C) Cemtrex GmbH is the sole shareholder of ROB Systems SRL, a limited liability company incorporated under the laws of Romania, registered in the commercial register of Sibiu under no. J32/310/2007, (the "**Systems SRL**"). The notary advised that regarding this shareholder position cannot be verified by him.

(D) Der Darlehensgeber hat der Cemtrex GmbH Gesellschafterdarlehen im Gesamtvolumen von nominal EUR 5.598.563,34 inklusive Zinsen (zum 6. Juni 2019 inklusive Zinsen bis 30. Juni 2019) gewährt, wie in **Anlage (D)** dargestellt, (die „**Gesellschafterdarlehen**").

(D) The Lender has granted to Cemtrex GmbH shareholder loans in the aggregate principal amount of EUR 5,598,563.34 inclusive interest (as of 6 June 2019 inclusive interests until 30 June 2019) as described in **Schedule (D)** (the "**Shareholder Loans**").

(E) Nach den Bestimmungen dieses Geschäftsanteilskauf- und abtretungsvertrags (der „**Vertrag**") beabsichtigt der Verkäufer die Zielanteile zu verkaufen und abzutreten und der Erwerber beabsichtigt, die Zielan-

(E) In accordance with this sale and purchase agreement (the "**Agreement**"), the Seller wishes to sell and transfer the Target Shares and the Purchaser wishes to acquire the Target Shares (hereinafter the "**Transac-**

teile zu erwerben (hiernach als die „**Transaktion**" bezeichnet).

tion").

1. Definitionen

1.1. Alle Verweise auf „Ziffern" beziehen sich auf Ziffern dieses Vertrages. Die Begriffe "hierin" und "hiervon" beziehen sich auf diesen Vertrag als Ganzes und nicht auf eine spezifische Bestimmung dieses Vertrages.

1.2. Der Begriff "einschließlich" soll die vorhergehenden Wörter oder Begriffe nicht einschränken.

1.3. Sofern der Kontext nichts anderes erfordert, umfasst (i) der Singular definierter Begriffe den Plural und umgekehrt, und (ii) die Bezugnahme auf ein Geschlecht umfasst das jeweils andere Geschlecht.

1.4. Die Überschriften in dieser Vereinbarung werden nur zur Vereinfachung eingefügt und haben keinen Einfluss auf die Auslegung dieser Vereinbarung.

1.5. Verweise auf ein Gesetz oder eine gesetzliche Bestimmung gelten als Verweise auf das Gesetz in seiner jeweils gültigen Fassung, es sei denn, es wurden Änderungen oder Ergänzungen vorgenommen oder das Inkrafttreten von Gesetzen oder gesetzlichen Bestimmungen nach dem Abschlussdatum würde die Haftung des Verkäufers im Rahmen dieses Vertrags erhöhen.

1.6. Bezugnahmen auf eine "Person" sind so zu verstehen, dass sie jede Einzelperson, Firma, Regierung, Staat oder Behörde, Joint Ventures, einen Verein oder eine Gesellschaft bürgerlichen Rechts (unabhängig davon, ob sie rechtlich als Person gelten und im Handelsregister eingetragen sind oder nicht) und ihre jeweiligen Rechtsnachfolger und Rechtsnachfolger bezeichnen.

1.7. Für die Berechnung eines Zeitraums, der in Kalendertagen oder Bankgeschäftstagen angegeben ist, sind sowohl der erste als auch der letzte Tag einzubeziehen.

1. Interpretation

1.1. All references to a "Section" refer to the corresponding section of this Agreement. The terms "hereof", "herein" and "hereunder" shall refer to this Agreement as a whole and not to a specific provision of this Agreement.

1.2 The term "including" shall not limit the preceding words or terms.

1.3. Unless the context otherwise requires (i) the singular of defined terms shall include the plural and vice versa, and (ii) reference to any gender shall include each other gender.

1.4. The headings in this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement.

1.5. References to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be amended, modified or re-enacted except to the extent that any amendment or modification made or coming into effect of any statute or statutory provision after the Closing Date would increase the liability of the Seller under this Agreement.

1.6. References to a "person" shall be construed so as to include any individual, firm, company, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality and whether or not being incorporated) and its respective legal successors and assignees.

1.7. For the computation of a period of time stipulated in calendar days or Bank Business Days, both the first and the last day shall be included.

"**Bankgeschäftstag**" ist jeder Tag, an dem Banken in Frankfurt am Main, Deutschland, für den Geschäftsverkehr geöffnet sind.

"**Bank Business Day**" shall mean any day on which banks in Frankfurt am Main, Germany are generally open for business.

1.8. Wenn eine Vertragspartei in diesem Vertrag etwas "beschafft", "veranlasst", "sicherstellt" oder eine ähnliche Tätigkeit ausführt, ist diese Vertragspartei verpflichtet, alle ihr nach geltendem Recht zur Verfügung stehenden Mittel einzusetzen und ohne Einschränkung, jedes Recht, eine Person Organisation oder ein Unternehmen anzuweisen zu nutzen. Klarstellend wird festgehalten: Eine Partei übernimmt, wenn sie sich verpflichtet, etwas zu beschaffen, zu veranlassen, sicherzustellen oder eine ähnliche Tätigkeit zu unternehmen, eine Erfolgsschuld im Rahmen der geltenden Gesetze und nicht nur die Pflicht, sich nach besten Kräften und mit erforderlicher Sorgfalt um den Erfolg zu bemühen, sofern nicht ausdrücklich etwas anderes bestimmt ist

1.8. Whenever in this Agreement a Party shall "procure", "cause", "ensure" or undertake a similar activity to do, something, such Party shall be obliged to use all means available to it under applicable law, including, without limitation, any right to direct or cause the direction of a person, entity or any corporate. For the avoidance of doubt, when a Party undertakes to procure, cause, ensure or undertake a similar activity to do, something, it assumes an obligation for results (Erfolgsschuld) within the limits of the applicable laws and not only to use its best efforts (erforderliche Sorgfalt) to do so, unless explicitly provided otherwise.

1.9. Jede Vertragspartei hat an der Ausarbeitung und Verhandlung dieses Vertrages teilgenommen. Im Falle von Unklarheiten oder in Fragen der Auslegung, wird dieser Vertrag so ausgelegt, als hätten die Parteien gemeinsam die entsprechende Regelung verfasst, und besteht keine Beweislast, die eine Vertragspartei aufgrund der Urheberschaft einer der Bestimmungen dieses Abkommens begünstigt oder benachteiligt. Die Vertragsparteien erkennen hiermit an, dass dieser Vertrag eine Vereinbarung zwischen beratenen und im Geschäftsverkehr erfahrenen Parteien darstellt, welcher aus Verhandlungen zu marktüblichen Bedingungen hervorgegangen ist. Darüber hinaus dürfen frühere Entwürfe dieses Vertrags oder die Tatsache, dass Klauseln aus früheren Entwürfen dieses Vertrags hinzugefügt, gestrichen oder anderweitig geändert wurden, nicht zur Bestimmung des tatsächlichen Willens der Parteien verwendet werden.

1.9. Each Party has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if jointly drafted by all Parties and no burden of proof shall arise favouring or disfavouring any Party by virtue of authorship of any of the provisions of this Agreement. The Parties each hereby acknowledge that this Agreement reflects an agreement between sophisticated parties derived from arm's-length negotiations. Further, prior drafts of this Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement shall not be used as an aide of construction or otherwise constitute evidence of the intent of the Parties hereto; and no presumption or burden of proof shall arise favouring or disfavouring any party hereto by virtue of such prior drafts.

2. Verkauf und Abtretung der Zielanteile und Gesellschafterdarlehen

2.1. Verkauf und Abtretung der Zielanteile

2.1.1. Vorbehaltlich der Bestimmungen dieses Vertrages verkauft und überträgt der Verkäufer hiermit seine Zielanteile an den Erwerber, Dennis Wenz und Laura Wenz. Der Erwerber, Dennis Wenz und Laura Wenz nehmen hiermit einen solchen Verkauf an. Der Verkauf und Kauf der Zielanteile umfasst sämtliche Rechte in Bezug auf die Zielanteile, einschließlich aller Gewinnrechte, die auf (i) Zeiträume nach dem 30. September 2018, 24:00 Uhr MEZ ("**Stichtag**") entfallen. und (ii) Gewinne für Zeiträume vor dem Stichtag, für die bis zum Stichtag kein Verwendungsbeschluss gefasst wurde. Der Verkäufer garantiert, dass er weder Gewinnverwendungsbeschlüsse für den Zeitraum vor dem Stichtag gefaßt hat, noch solche für Zeiträume nach dem Stichtag fassen wird. Die Parteien stellen klar, dass alle eventuelle angefallene Gewinnanteile bis zum Übergang der Zielanteile mitverkauft sind und mit der Bezahlung des Kaufpreises gemäß Ziffer 3. abgegolten sind. Die Zielanteile werden an den Erwerber, Dennis Wenz und an Laura Wenz verkauft. wie folgt:

2.1.1.1. Alle Zielanteile an der Assets UG werden an den Erwerber verkauft;

2.1.1.2. Alle Zielanteile an der Logistics GmbH werden an den Erwerber verkauft;

2.1.1.3. Die Zielanteile mit den laufenden Nummern 1 bis 750 an der Cemtrex GmbH werden an Dennis Wenz verkauft;

2.1.1.4. Die Zielanteile mit den laufenden Nummern 751 bis 1.500 an der Cemtrex GmbH werden an Laura Wenz verkauft.

2. Sale and Transfer of Target Shares and Shareholder Loans

2.1. Sale and Transfer of Target Shares

2.1.1. Subject to the terms of this Agreement, the Seller hereby sells its Target Shares to the Purchaser, Dennis Wenz and Laura Wenz. The Purchaser, Dennis Wenz and Laura Wenz. hereby accept such sale. The sale and purchase of the Target Shares shall include any and all rights pertaining to the Target Shares, including all rights to profits attributable to (i) periods after the September 30, 2018, 24:00 CET ("**Effective Date**") and (ii) periods before the Effective Date which have not been distributed prior to the Effective Date. The Seller warrants that it has not made any profit distribution resolutions for the period prior to the Effective Date nor will it make any such resolutions for the periods after the Effective Date. The parties make it clear that any profit share accrued is also sold with the transfer of the Target Shares and are settled with the payment of the Purchase Price in accordance with Section 3. The Target Shares are sold to Purchaser, Dennis Wenz and Laura Wenz as follows:

2.1.1.1. all Target Shares in Assets UG are sold to Purchaser;

2.1.1.2. all Target Shares in Logistics GmbH are sold to Purchaser;

2.1.1.3. the Target Shares in Cemtrex GmbH with the consecutive numbers 1 to 750 are sold to Dennis Wenz;

2.1.1.4 the Target Shares in Cemtrex GmbH with the consecutive numbers 751 to 1,500 are sold to Laura Wenz;

2.1.1.5. Die Zielanteile mit den laufenden Nummern 1.501 bis 25.000 an der Cemtrex GmbH werden an den Erwerber verkauft.

2.1.1.4. the Target Shares in Cemtrex GmbH with the consecutive numbers 1,501 to 25,000 are sold to Purchaser.

2.1.2. Der Verkäufer tritt hiermit die Zielanteile an den Erwerber, Dennis Wenz und Laura Wenz wie oben dargestellt ab. Dennis und Laura Wenz. und der Erwerber nehmen hiermit die Abtretungen jeweils an. Die Abtretungen unterliegen sämtlichst der aufschiebenden Bedingung, dass dem amtierenden Notar eine Kopie des Vollzugsprotokolls im Sinne der Ziffer 6.6. übermittelt wird, aus dem sich die Erfüllung der Closingmaßnahmen gemäß Ziffer 6.5 ergibt.

2.1.2. The Seller hereby assigns (tritt ab) the Target Shares to the Purchaser, Dennis Wenz and Laura Wenz as shown above which hereby respectively accept such assignments. Such assignments shall be all subject to the condition precedent (*aufschiebend bedingt*) of the provoision of the acting notary with a copy of the Closing Memorandum in accordance with Section 6.6 which confirms the fulfilment of the Closing Actions in accordance with Section 6.5.

2.1.3. Verkäufer, Erwerber, Dennis Wenz und Laura Wenz sind sich darüber einig, dass der Verkauf und die Abtretung der Zielanteile gemäß Ziffer 2.1 in jedem Fall für alle bestehenden Geschäftsanteile der Zielgruppenunternehmen erfolgt und diese einschließt, auch wenn die in Präambel (B) der Präambel enthaltene Darstellung sich als falsch herausstellen sollte.

2.1.3. Seller, Purchaser, Dennis Wenz and Laura Wenzare in agreement that the sale and assignment of the Target Shares pursuant to Section 2.1 shall in any case apply to, and include, all existing shares in the Target Group Companies, even if the specification in Preamble (B) should prove incorrect.

2.2. Verkauf und Abretung der Gesellschafterdarlehen

2.2 Sale and Transfer of Shareholder Loans

2.2.1. Der Darlehensgeber verkauft hiermit seine Position als Darlehensgeber einschließlich aller Forderungen und Rechte aus den Gesellschafterdarlehen, insbesondere die aus der Darlehensgewährung sich ergebenden Darlehensrückgewährsansprüche (einschließlich etwaiger Zinsen darauf, im Folgenden "**Gesellschafterdarlehensforderungen**") an den Erwerber

2.2.1. The Lender hereby sells its position as lender, including all receivables and rights under the Shareholder Loans, in particular the repayment claims arising from the grant of the loans (including any interest thereon, hereinafter "**Shareholder Loan Receivables**") to the Purchaser.

2.2.2. Der Darlehensgeber tritt hiermit die Gesellschafterdarlehensforderungen an den Erwerber ab, der die Abtretung hiermit annimmt. Der Erwerber übernimmt ferner mit befreiender Wirkung

2.2.2. The Lender hereby assigns the Shareholder Loan Receivables to the Purchaser which hereby accepts such assignment. The Purchaser also assumes, with discharging effect for the benefit of

zugunsten des Verkäufers alle Verpflichtungen aus den Gesellschafterdarlehen.

the Seller, all obligations under the Shareholder Loans.

2.2.3. Eine solche Abtretung und Annahme unterliegt der aufschiebenden Bedingung, (i) der Erfüllung oder des wirksamen Verzichts auf die Closingbedingungen und (ii) des Eingangs des Kaufpreises gemäß Ziffern 4.1 und 4.2 beim Verkäufer.

2.2.3. Such assignment and assumption shall be subject to the conditions precedent of (i) the fulfilment or effective waiver of the Closing Conditions and (ii) the receipt by the Seller of the Purchase Price in accordance with Sections 4.1 and 4.2.

2.2.4. Die Parteien sind sich darüber einig, dass mit dem Eingang des Kaufpreises gemäß Ziffern 4.1 und 4.2 alle Verbindlichkeiten der Zielgruppengesellschaften und der Systems SRL sowohl gegenüber dem Verkäufer als auch gegenüber dem Darlehensgeber endgültig erledigt sind, d.h. keine weiteren Forderungen des Verkäufers und/ oder des Darlehensgebers gegenüber den Zielgruppengesellschaften und der Systems SRL geltend gemacht werden können. Weiterhin sind sich die Parteien darüber einig, dass auch keine Verbindlichkeiten der Zielgruppengesellschaften und der Systems SRL gegenüber der IPROD Holding Ltd. mit dem Sitz in Cardiff, eingetragen im Companies House unter Company Number 10268375, sowie gegenüber deren Zweigniederlassung IPROD Holding Ltd. mit Sitz in Irschenberg, eingetragen im Handelsregister des Amtsgerichts München unter HRB 232256, mehr bestehen bzw. nicht mehr geltend gemacht werden können. Der Verkäufer und der Darlehensgeber als Gesamtschuldner stellen die Zielgruppengesellschaften und die Systems SRL von jeglicher eventueller Inanspruchnahme der Zielgruppengesellschaften und der Systems SRL durch die IPROD Holding Ltd. aus solchen Ansprüchen frei. Der Notar wies darauf hin, daß die Vereinbarung der negativen Feststellung zu Lasten der IPROD Holding Ltd. bzw.

2.2.4. The Parties are in agreement that with the receipt of the Purchase Price in accordance with Sections 4.1 and 4.2 all obligations of the Target Group Companies' and Systems SRL towards the Seller as well as towards the Lender are finally and irrevocably settled, i.e. no further claims of the Seller and/ or the Lender can be brought against the Target Group Companies' and Systems SRL. Furthermore, the Parties are in agreement that also no liabilities of the Target Group Companies and Systems SRL towards IPROD Holding Ltd. with its seat in Cardiff, registered in the Companies' House under Company Number 10268375, as well as towards its registered branch IPROD Holding Ltd. mit Sitz in Irschenberg, registered in the commercial register of the local court of Munich unter HRB 232256 exist or can no longer be claimed. The Seller and the Lender in joint liability will indemnify the Target Group Companies' and Systems SRL from all and any claims brought against the Target Group Companies' by IPROD Holding Ltd. The notary advised that the agreements with negative declarations for the detriment of IPROD Holding Ltd. respectively of its branch require their consent. The Parties are in agreement that in the case of consent not being granted, this Agreement is not in total void but will survive for the remaining parts and that the agreement on the indemnification is limited to their

deren Zweigniederlassung deren Zustimmung bedarf. Die Parteien sind sich einig, daß im Fall fehlender Zustimmung dieser Vertrag nicht insgesamt nichtig sein soll, sondern im übrigen fortbesteht und die Vereinbarung sich dann auf die Freistellungsverpflichtung im Innenverhältnis beschränkt, und zwar in Bezug auf die Zielgruppengesellschaften und die Systems SRL auch als echter Vertrag zugunsten Dritter.

internal relationship, namely in relation to the Target Group Companies and Systems SRL als well as a real agreement for the benefit of third parties.

2.3. Zustimmungen und Verzichtserklärungen

2.3 Consents and Waivers

2.3.1. Der Verkäufer erklärt, dass der Verkäufer als Gesellschafter der Zielgruppengesellschaften vor Abschluss dieses Vertrages Gesellschafterbeschlüsse gefasst hat, mit denen er dem Verkauf und der Übertragung der Zielanteile sowie der Abtretung der Forderungen aus den Gesellschafterdarlehen zugestimmt hat; Kopien dieser Gesellschafterbeschlüsse sind als **Anlage 2.3.1.** nur zu Informations- und Beweiszwecken beigefügt.

2.3.1. The Seller declares that prior to the execution of this Agreement, the Seller as shareholder of the Target Group Companies has passed shareholder resolutions consenting to the sale and transfer of the Target Shares as well as to the assignment of the Shareholder Loan Receivables and the assumption of the Shareholder Loans in accordance with the terms and conditions of this Agreement; copies of such shareholder resolutions are attached hereto as **Schedule 2.3.1.** solely for information and evidence purposes.

2.3.2. Die Gesellschafterversammlung des Verkäufers hat dem Verkauf und der Übertragung der Zielanteile zugestimmt. Eine Kopie dieses Beschlusses ist als **Anlage 2.3.2.** ausschließlich zu Informations -und Beweiszwecken beigefügt.

2.3.2. The shareholders' meeting of the Seller has consented to the sale and transfer of the Target Shares; a copy of such shareholder resolution is attached hereto as **Schedule 2.3.2.** solely for information and evidence purposes.

2.3.3. Der Verkäufer erklärt, dass die Zielgruppenunternehmen vor Abschluss dieses Vertrags der Abtretung der Gesellschafterdarlehensforderungen gemäß den Bestimmungen und Bedingungen dieses Vertrags zugestimmt haben. Kopien solcher Einverständniserklärungen sind als **Anlage 2.3.3.** ausschließlich zu Informations- und Beweiszwecken beigefügt.

2.3.3. The Seller declares that prior to the execution of this Agreement, the Target Group Companies have granted their approval to the assignment of the Shareholder Loan Receivables in accordance with the terms and conditions of this Agreement; copies of such consent declarations are attached hereto as **Schedule 2.3.3.** solely for information and evidence purposes.

3. Kaufpreis

Die Parteien vereinbaren, dass vom Erwerber, Dennis Wenz und Laura Wenz für die Zielanteile und vom Erwerber die Gesellschafterdarlehensforderungen an den Verkäufer zu zahlende Kaufpreis insgesamt EUR 6.230.761,32 beträgt (der „**Kaufpreis**"), der wie folgt aufgeteilt wird:

3.1. Einen Betrag von EUR 1.017.199,10 für die Zielanteile, wobei

3.1.1. EUR 429.866,00 für die Zielanteile an der Assets UG durch den Erwerber an den Verkäufer dadurch zu leisten sind, dass er Verbindlichkeiten des Darlehensgebers gegenüber der Assets UG in dieser Höhe übernimmt;

3.1.2. EUR 587.233,10 für die Zielanteile an der Logistics GmbH durch den Erwerber an den Verkäufer dadurch zu leisten sind, dass er eine nach Aufrechnung sämtlicher Verbindlichkeiten zwischen dem Darlehensgeber und Logistics GmbH verbleibende Verbindlichkeit in Höhe von EUR 587.233,10 des Darlehensgebers gegenüber der Logistics GmbH übernimmt;

3.1.3. EUR 3,00 für die Zielanteile an der Cemtrex GmbH mit den laufenden Nummern 1 bis 750 von Dennis Wenz. an den Verkäufer;

3.1.4. EUR 3,00 für die Zielanteile an der Cemtrex GmbH mit den laufenden Nummern 751 bis 1.500 von Laura Wenz. an den Verkäufer;

3.1.5. EUR 94,00 für die Zielanteile an der Cemtrex GmbH mit den laufenden Nummern 1.501 bis 25.000 vom Erwerber an den Verkäufer und

3.2. eine Summe von EUR 5.350.000,00 vom Erwerber an den Darlehensgeber für die Gesellschafterdarlehensforderungen sowie die Ansprüche aus dem Forderungsverzicht gemäß Ziffer 2.2.4 in Höhe von 136.437,78 Euro.

3. Purchase Price

The Parties agree that the purchase price to be paid by the Purchaser, Dennis Wenz and Laura Wenz for the Target Shares and the Shareholder Loan Receivables to the Seller (the "**Purchase Price**") shall be in total EUR 6,230,761.32 which is allocated as follows:

3.1. an amount of EUR 1,017,199.10 for the Target Shares whereas

3.1.1. EUR 429,866.00 shall be paid for the Target Shares in Assets UG by Purchaser to the Seller by taking over a liabilities of the Lender towards Assets UG;

3.1.2. EUR 587,233.10 shall be paid for the Target Shares in Logistics GmbH by Purchaser to the Seller by taking over a liability after set off of all mutual claims between the Lender and Logistics GmbH in the remaining amount of liability of EUR 587,233.10 of the Lender towards Logistics GmbH;

3.1.3. EUR 3.00 shall be paid for the Target Shares in in Cemtrex GmbH with the consecutive numbers 1 to 750 by Dennis Wenz to the Seller;

3.1.4. EUR 3.00 shall be paid for the Target Shares in in Cemtrex GmbH with the consecutive numbers 751 to 1,500 by Laura Wenz to the Seller;

3.1.5. EUR 94.00 shall be paid for the Target Shares in in Cemtrex GmbH with the consecutive numbers 1,501 to 25,000 by Purchaser to the Seller and

3.2. an amount of EUR 5,350,000.00 by the Purchaser to the Lender for the Shareholder Loan Receivables as well as the claims from the waiver of claims in accordance with Section 2.2.4.

4. Fälligkeitszeitpunkt und Zahlungsbedingungen

Der Kaufpreis wird wie folgt fällig und ist wie folgt vom Erwerber, Dennis Wenz und Laura Wenz zahlbar:

4.1. EUR 250.094,00 vom Erwerber, sowie EUR 3,00 von Dennis Wenz und EUR 3,00 von Laura Wenz gemäß Ziffer 3 als Vorauszahlung unmittelbar nach Wirksamwerden dieses Vertrages durch Genehmigung aller vollmachtlos vertretenen Parteien (zahlbar in sofort verfügbaren Mitteln, die dem Konto des Verkäufers zweiten Tag nach Wirksamwerden dieses Vertrages gutgeschrieben werden);

4.2. EUR 2.250.000,00 vom Erwerber am Closing Tag (zahlbar in sofort verfügbaren Mitteln, die dem Konto des Verkäufers am Closing Tag gutgeschrieben werden);

4.3. EUR 1.500.000,00 zuzüglich einer anteiligen Kaufpreisverzinsung in Höhe von EUR 44.969,20 vom Erwerber, zu zahlen nach Ablauf von einem Jahr nach dem Closing Tag gemäß Ziffer 6.4.

4.4. EUR 1.350.000,00 zuzüglich einer anteiligen Kaufpreisverzinsung in Höhe von EUR 80.944,56 vom Erwerber, zu zahlen nach Ablauf von zwei Jahren nach dem Closing Tag gemäß Ziffer 6.4.

4.5. Als Sicherheit für den gemäß Ziffern 4.3. und 4.4. zu zahlenden Teil des Kaufpreises verpfänden der Erwerber, Dennis Wenz und Laura Wenz ihre zukünftigen Zielanteile an den Zielgruppengesellschaften wie sie diese gemäß diesem Vertrag erwerben gemäß **Anlage 4.5.** an den Darlehensgeber.

Der Notar erläuterte, daß nur die deutsche Fassung in der linken Spalte der zweisprachigen Gegenüberstellung in der **Anlage 4.5.** Gegenstand der Beurkundung und

4. Due Date and Payment of the Purchase Price

The Purchase Price shall become due and payable and shall be paid into the Seller's Account by the Purchaser, Dennis Wenz and Laura Wenz as follows:

4.1. EUR 250,094.00 by Purchaser and EUR 3.00 by Dennis Wenz and EUR 3.00 by Laura Wenz as shown under Section 3 as an advance payment upon this Agreement becoming effective by authorization of all represented Parties (payable in immediately available funds to be credited to the Seller's Account on the second day following the effectiveness of this Agreement);

4.2. EUR 2,250,000.00 by Purchaser on the Closing Date (payable in immediately available funds to be credited to the Seller's Account on the Closing Date);

4.3. EUR 1,500,000.00 plus interest on this part of the Purchase Price in the amount of EUR 44,969.20 by the Purchaser, payable one year after the Closing Day in accordance with Section 6.4.

4.4. EUR 1,350,000.00 plus interest on this part of the Purchase Price in the amount of EUR 80,944.56 by the Purchaser, payable two years after the Closing Day in accordance with Section 6.4.

4.5. As a security for the part of the Purchase Price payable in accordance with Sections 4.3. and 4.4. the Buyer, Dennis Wenz and Laura Wenz pledge their future Target Shares in the Target Group Companies as they are acquired by them under this Agreement to the Lender in accordance with Section in the form of **Schedule 4.5.**

The notary explained that only the German version in the left column of the bilingual confrontation in **Schedule 4.5.** is subject of and binding for this notarization. The English

verbindlich ist. Die englischsprachige Fassung der rechten Spalte wurde nicht verlesen und ist nicht Gegenstand der Beurkundung. Sie dient lediglich als Übersetzungshilfe.

language version in the right column was not read out and is not subject of the notarization. It is merely a convenience translation.

4.6. Bis zum Zeitpunkt der vollständigen Zahlung des gemäß Ziffern 4.3. und 4.4. zu zahlenden Teil des Kaufpreises

4.6. Until the date of the full payment of the Purchase Price payable in accordance with Sections 4.3. und 4.4.

4.6.1. verpflichtet sich der Erwerber, dem Verkäufer jeweils monatlich Berichte über die Finanzlage der Zielgruppengesellschaften und der Systems SRL in Textform (E-Mail reicht aus) zu übersenden;

4.6.1. the Purchaser undertakes to provide the Seller with monthly reports on the finances of the Target Group Companies and Systems SRL in textual form (e-mail is sufficient);

4.6.2. verpflichtet sich der Erwerber, vor Abschluss jeglicher Fremdkapitalfinanzierung der Zielgruppengesellschaften und/ oder der Systems SRL nach Closing den Verkäufer zu informieren;

4.6.2. the Purchaser undertakes to after Closing inform the Seller in textual form prior to the conclusion of all and any debt financing of the Target Group Companies and/ or Systems SRL;

4.6.3. wird der Erwerber seine Gesellschafterrechte bei den Zielgruppengesellschaften dergestalt nutzen, dass dem Verkäufer oder von diesem beauftragten zur beruflichen Verschwiegenheit verpflichteten Rechtsanwälten, Wirtschaftsprüfern oder Steuerberatern ein Einsichts- und Prüfungsrecht in die Bücher der Zielgruppengesellschaften und der Systems SRL auf Kosten des Verkäufers eingeräumt wird.

4.6.3. the Purchaser will use its shareholder rights in the Target Group Companies to ensure that the Seller, or attorneys, certified public accountants, or tax advisers with a professional duty of confidentiality appointed by it, is granted an inspection right into the books of the Target Group Companies and of Systems SRL at the Seller's costs.

4.7. Für nicht fristgerecht gezahlte Kaufpreisanteile fallen zugunsten des Verkäufers und des Darlehensgebers ab dem ersten Tag des Verzugs (der mitgezählt wird) Verzugszinsen in Höhe von 9 % p.a. an.

4.7. For parts of the Purchase Price not paid timely, default interest shall accrue in the amount of 9 % p.a. from the first day of default (which is included in the calculation).

4.8. Der Erwerber kann die jeweiligen Kaufpreisraten auch vor deren jeweiligen Fälligkeitszeitpunkten ohne Vorfälligkeitsentschädigung ganz oder teilweise leisten.

4.8. The Purchaser may pay the respective Purchase Price instalments also before their respective due date without any prepayment penalties.

4.9. Nach Belehrung durch den Notar über Bedeutung, Rechtsfolgen und Tragweite der Vollstreckungsunterwerfung erklärte der Erwerber:

4.9. Upon instruction by the notary on the meaning, consequences and scope of the submission to enforcement proceedings the Purchaser declared:

Wegen der Ansprüche auf Zahlung der

Regarding the claims for payment of the

Kaufpreisanteile gemäß Ziffer 4.3 in Höhe von EUR 1.500.000,00 nebst festem Zinsbetrag bis 31. Juli 2020 in Höhe von EUR 44.969,20 und nebst Zinsen aus der Hauptforderung in Höhe von neun Prozent jährlich ab dem 1. August 2020 sowie und gemäß Ziffer 4.4 in Höhe von EUR 1.350.000,00 nebst festem Zinsbetrag bis 31. Juli 2021 in Höhe von EUR 80.944,56 und nebst Zinsen aus der Hauptforderung in Höhe von neun Prozent jährlich ab dem 1. August 2021 unterwirft sich der Erwerber gegenüber dem Darlehensgeber der sofortigen Zwangsvollstreckung aus dieser Urkunde in sein gesamtes Vermögen. Der Darlehensgeber ist unwiderruflich berechtigt, sich jederzeit ohne Nachweis des Vorliegens der Fälligkeitsvoraussetzungen vollstreckbare Ausfertigung dieser Urkunde auf Kosten des Erwerbers erteilen zu lassen. Eine Beweislastumkehr im Fall der Zwangsvollstreckungsabwehrklage soll mit dem Nachweisverzicht nicht verbunden sein. Der Notar wies darauf hin, daß dem Erwerber damit Einwendungen gegen den Zahlungsanspruch selbst weitgehend abgeschnitten sind, aus der vollstreckbaren Ausfertigung die Zwangsvollstreckung wie aus einem rechtskräftigen Urteil eines Gerichts betrieben werden kann und er etwaige Einwendungen, die den Anspruch selbst betreffen, im Wesentlichen nur im Wege der Zwangsvollstreckungsabwehrklage geltend machen kann und ihm diesbezüglich die Beweislast obliegt.

parts of the Purchase Price in accordance with the Section 4.3 in the amount of EUR 1,500,000.00 plus fixed interest amount until 31 July 2020 of EUR 44,969.20 and including interest on the main claim in the amount of nine percent yearly from 1 August 2020 and Section 4.4 in the amount of EUR 1,350,000.00 plus fixed interest amount until 31 July 2021 in the amount of EUR 80,944.56 and including interest on the main claim in the amount of nine percent yearly from 1 August 2021 the Purchaser submits itself towards the Lender to the immediate enforcement out of this deed into its total assets. The Lender is irrevocably authorized to request a enforceable title without necessity to prove that the prerequisites for the payment are met. No reversal of the burden of proof in the case of an action to defend against enforcement shall be the consequence of the waiver to provide proof. The notary advised that the Purchaser thereby waives to an almost complete degree any objections against the payment claims, that from the enforceable title enforcement can be sought as from a final and binding court judgment and that potential objections can substantially only be made in an action to defend against enforcement and that insofar it has the burden of proof.

5. Zahlungsinformationen

Alle Zahlungen, die der Erwerber, Dennis Wenz und Laura Wenz gemäß Ziffern 4.1 und 4.2 an den Verkäufer schuldet, sind per Überweisung frei von Kosten in unmittelbar verfügbaren Mitteln auf das folgende Konto zu leisten:

5. Payments

All payments owed by the Purchaser, Dennis Wenz and Laura Wenz in accordance with Sections 4.1 and 4.2 to the Seller hereunder shall be paid by wire transfer free of costs in funds immediately available to the following bank account:

Kontoinhaber: NEEF LEGAL Rechtsanwälte

Bank: Deutsche Bank AG

IBAN: DE46100701240033194204

BIC: DEUTDEDB101

(das „**Verkäuferkonto 1**").

Account holder: NEEF LEGAL Rechtsanwälte

Bank: Deutsche Bank AG

IBAN: DE46100701240033194204

BIC: DEUTDEDB101

(the "**Seller's Account 1**")

Alle Zahlungen, die der Erwerber gemäß Ziffern 4.3, 4.4 oder aus jeglichen anderen Gründen aus diesem Vertrag an den Verkäufer schuldet, sind per Überweisung frei von Kosten in unmittelbar verfügbaren Mitteln auf das folgende Konto zu leisten:

All payments owed by the Purchaser in accordance with Sections 4.3, 4.4 or otherwise under this Agreement to the Seller shall be paid by wire transfer free of costs in funds immediately available to the following bank account:

Kontoinhaber: Darlehensgeber

Bank: Citi Bank, NA, New York, USA

Kontonummer: 4995563423

BIC: CITIUS33

(das „**Verkäuferkonto 2**").

Account holder: Cemtrex, Inc.

Bank: Citi Bank, NA, New York, USA

Account Number: 4995563423

BIC: CITIUS33

(the "**Seller's Account 2**")

6. Closing

6.1. Die Verpflichtungen der Parteien, die in Ziffer 6.5. aufgeführten Closingmaßnahmen durchzuführen und die in dieser Vereinbarung vorgesehenen Transaktionen abzuschließen ("**Closing**"), unterliegen den folgenden Bedingungen ("**Closingbedingungen**" und jeweils eine "**Closingbedingung**"):

6.2.

6.2.1. Zahlung des Kaufpreises, entsprechend der Ziffer 4.1.

6.2.2. Vorlage einer rechtlich verbindlichen Finanzierungszusage einer Bank sowie Eigenkapitalnachweis des Erwerbers, dass mindestens Finanzmittel für die Zahlung des Kaufpreisteilbetrags gemäß Ziffer 4.2 (EUR 2.250.000,00) vorhanden sind, im Original oder beglaubigter Abschrift.

6.2.3. Nachweis, dass die Sparkasse Pforz-

6. Closing

6.1. The obligations of the Parties to carry out the closing actions listed in Section 6.5. below and to consummate the transactions contemplated by this Agreement ("**Closing**") are subject to the following conditions ("**Closing Conditions**" and each a "**Closing Condition**"):

6.1.1. Payment of the Purchase Price in accordance with Section 4.1. has occurred;

6.1.2. presentation of a legally binding financing commitment of a bank as well as proof of equity of the Purchaser that in the minimum the amount for the payment of the partial purchase price in accordance with Section 4.2 (EUR 2,250,000.00) is available as an original or as a certified copy.

6.1.3. Proof that Sparkasse Pforzheim Calw

heim Calw sämtliche Verpflichtungserklärungen und Kapitalintakthaltungserklärungen des Verkäufers und des Darlehensgebers (u.a.) gegenüber der Sparkasse Pforzheim Calw und der Cemtrex GmbH mit Erwerb der Gesellschafterdarlehensforderungen durch den Erwerber als endgültig erledigt ansieht.

regards all undertakings to provide economic equity of the Seller and the Lender (i.a.) towards Sparkasse Pforzheim Calw and Cemtrex GmbH are finally terminated and settled with the acquisition of the Shareholder Loan Receivables.

6.3. Die Parteien werden sich nach besten Kräften bemühen, die Closingbedingungen so bald wie möglich nach Abschluss dieses Vertrages zu erfüllen. Die Vertragsparteien unterrichten sich gegenseitig in Textform und legen unverzüglich Nachweise vor, sobald eine oder alle der Closingbedingungen erfüllt sind.

6.2. The Parties shall use best efforts to fulfil the Closing Conditions as soon as possible after the date hereof. The Parties shall inform each other in text form and provide evidence without undue delay (unverzüglich) as soon as any or all of the Closing Conditions have been fulfilled.

6.4. Das Closing findet in der Kanzleiräumen von NEEF LEGAL Rechtsanwälte, Bleibtreustr. 24, 10707 Berlin, am 31. Juli 2019, um 11:00 Uhr MEZ ("**geplanter Closingtag**") oder an einem zwischen den Parteien vereinbarten Termin unverzüglich nach Eintritt oder Verzicht auf den Eintritt sämtlicher Closing Bedingungen statt. Der Tag, an dem das Closing tatsächlich stattfindet, wird im Folgenden als "**Closing Tag**" bezeichnet.

6.3. The Closing shall take place at the offices of NEEF LEGAL Rechtsanwälte in Bleibtreustr. 24, 10707 Berlin, Germany, on 31 July 2019, at 11:00 am CET ("**Envisaged Closing Date**") or on a date mutually agreed upon by the Parties immediately after the occurrence of or waiver of all Closing Conditions. The date on which Closing actually occurs is hereinafter referred to as the "**Closing Date**".

6.5. Am Closing Tag ergreifen die Vertragsparteien die folgenden Maßnahmen ("**Closingmaßnahmen**" und jeweils eine "**Closingmaßnahme**"), die Zug um Zug in folgender Reihenfolge durchgeführt werden:

6.4. On the Closing Date, the Parties shall take the following actions ("**Closing Actions**" and each of them a "**Closing Action**"), which shall be carried out simultaneously and reciprocally (Zug um Zug) in the following order.

6.5.1. Abschluss der Schuldübernahmevereinbarungen zur schuldbefreienden Übernahme der Verbindlichkeiten des Darlehensgebers gegenüber der Assets UG und der Logistics GmbH durch den Erwerber gemäß Ziffern 3.1.1 und 3.1.2.

6.4.1. Conclusion of the debt assumption agreements for the assumption of the liabilities of the Lender towards Assets UG and Logistics GmbH in accordance with Sections 3.1.1 and 3.1.2 by the Purchaser with full discharge of the Seller from these liabilities.

6.5.2. Abberufung von Herrn Arun Govil und Herrn Saagar Govil als Geschäftsführer der Zielgruppengesellschaften sowie von Herrn Saagar Govil als Geschäfts-

6.4.2. Removal of Mr. Arun Govil and Mr. Saagar Govil as managing directors of the Target Group Companies' as well as of Mr. Saagar Govil as managing di-

führer der Systems SRL und jeweilige Entlastung von Herrn Arun Govil und Herrn Saagar Govil als Geschäftsführer der Zielgruppengesellschaften sowie von Herrn Saagar Govil als Geschäftsführer der Systems SRL bis zum Zeitpunkt des jeweiligen Ausscheidens.

rector of Systems SRL and respective discharge of Mr. Arun Govil and Mr. Saagar Govil as managing directors of the Target Group Companies' as well as of Mr. Saagar Govil as managing director of Systems SRL for the time periods up until their respective removal.

6.5.3. Der Erwerber hat den Kaufpreis gemäß Ziffer 4.2 zu zahlen und dem Verkäufer eine Bestätigung der beauftragten Bank zu übermitteln, aus der hervorgeht, dass die Zahlung des Kaufpreises gemäß Ziffer 4.2 unwiderruflich erfolgt ist; und

6.4.3. The Purchaser shall pay Purchase Price in accordance with Section 4.2 and deliver to the Seller a confirmation of the instructed bank, confirming that the payment of the Purchase Price in accordance with Section 4.2 has been irrevocably effected; and

6.5.4. Der Verkäufer und der Darlehensgeber bestätigen dem Erwerber, Dennis Wenz und Laura Wenz den Eingang des Kaufpreises gemäß den Ziffern 4.1 und 4.2.

6.4.4. The Seller and the Lender shall confirm the receipt of the Purchase Price in accordance with Sections 4.1 and 4.2. to the Purchaser, Dennis Wenz and Laura Wenz.

6.6. Die Vertragsparteien können, soweit dies nach geltendem Recht zulässig ist, auf sämtliche Closingbedingungen gemeinsam verzichten. Der Verzicht gilt für jede Closingbedingung oder Closingmaßnahme mit Abschluss des Closings als erklärt. Nach Abschluss des Closing unterzeichnen die Vertragsparteien ein Vollzugsprotokoll in der Form der **Anlage 6.6**, in dem im Wesentlichen angegeben ist, dass alle Closingbedingungen erfüllt wurden oder auf sie verzichtet wurde und dass das Closing stattgefunden hat . Das Vollzugsprotokoll hat keine konstitutive Wirkung in Bezug auf die Erfüllung von Closingbedingungen oder den Vollzug der Closingmaßnahmen und hat nur zu Beweiszwecken deklaratorische Wirkung. Die Vertragsparteien übermitteln dem amtierenden Notar unverzüglich nach dessen Unterzeichnung eine Abschrift des unterzeichneten Vollzugsprotokolls.

6.5. To the extent permissible in accordance with applicable law, the Parties may jointly waive any of the Closing Conditions. Any Closing Condition or Closing Action shall be deemed to be waived upon completion of the Closing. Upon consummation of the Closing Actions, the Parties shall execute a closing memorandum substantially in the form attached hereto as **Schedule 6.5** stating that all Closing Conditions have been either fulfilled or waived, that all Closing Actions have been completed or waived and that the Closing has occurred. The closing memorandum shall not have any constitutive effect (konstitutive Wirkung) with respect to the satisfaction of any Closing Conditions or the consummation of the Closing Actions and shall only have declaratory effect for evidentiary purposes. The Parties shall provide the acting notary with a copy of the signed closing memorandum without undue delay after its execution.

Der Notar erläuterte, daß nur die deutsche Fassung in der linken Spalte der zweisprachigen Gegenüberstellung in der **Anlage 6.6.** Gegenstand der Beurkundung und verbindlich ist. Die englischsprachige Fas-

The notary explained that only the German version in the left column of the bilingual confrontation in **Schedule 6.6.** is subject of and binding for this notarization. The English language version in the right column was

sung der rechten Spalte wurde nicht verlesen und ist nicht Gegenstand der Beurkundung. Sie dient lediglich als Übersetzungshilfe.

not read out and is not subject of the notarization. It is merely a convenience translation.

6.7. Der Notar wies darauf hin, daß er verpflichtet ist, neue Gesellschafterlisten unter Berücksichtigung der Abtretungen bei den Handelsregistern der Zielgruppengesellschaften einzureichen und den Zielgruppengesellschaften in Kopie zu übermitteln, sobald die Abtretungen wirksam sind. Er wies des weiteren darauf hin, daß die Erfüllung der Closingbedingungen von ihm nicht beurteilt werden kann, sondern die Abtretungen mit Vorliegen des vereinbarten Vollzugsprotokolls wirksam werden. Die Parteien führen durch Ihre unterzeichneten Erklärungen mittels des Vollzugsprotokolls die Wirksamkeit der Abtretungen herbei, ohne daß es darauf ankommt, ob die Closingbedingungen tatsächlich erfüllt sind. Das kann im Einzelfall eine ungesicherte Vorleistung einer Partei zur Folge haben. Des weiteren kann vom Notar nicht beurteilt werden, ob die Verpfändung der Zielanteile an der Cemtrex GmbH zu einer ausreichenden Absicherung des Darlehensgebers führt und bei deren Verwertung die verbleibenden Forderungen des Verkäufers erfüllt werden können. Dies liegt im Risiko des Darlehensgebers. Die Parteien wünschten keine weitere Absicherung, insbesondere nicht die Vereinbarung der vollständigen Erfüllung des Kaufpreises als aufschiebende Bedingung der Abtretungen.

6.6. The notary informed, that he is obliged to prepare new lists of shareholders reflecting the share transfers and to submit them to the commercial registers of the Target Group Companies and to provide them as copies to the Target Group Companies as soon as the share transfers become effective. He furthermore informed that the fulfilment if the Closing Conditions cannot be verified by him, and that the assignments become effective with the presentation of the closing memorandum. The Parties bring about the effectiveness of the assignments by their signatures of the closing memorandum without it being necessary that the Closing Conditions are actually fulfilled. This can in some cases lead to an unprotected advance performance by a Party. Furthermore, the notary cannot verify if the pledge of the Target Shares in Cemtrex GmbH lead to a sufficient security for the Lender and if through enforcement of the security the remaining claims of the Lender can be fulfilled. This is the risk of the Lender. The Parties did not wish any further securities, in particular not the agreement on the full payment of the Purchase Price as a condition precedent.

6.8. Soweit die Closingbedingungen bis zum Ablauf des 15. August 2019 nicht eingetreten sind oder auf diese nicht verzichtet wurde, sind der Verkäufer und der Darlehensgeber gemeinsam zum Rücktritt von diesem Vertrag berechtigt, außer sie haben den Nichteintritt der entsprechenden Closingbedingungen zu vertreten. Der Rücktritt hat durch schriftliche Erklärung gegenüber den anderen Parteien, mit Nachricht an den beurkundenden Notar, zu erfolgen. Ein Rück-

6.7. Inasfar as the Closing Conditions are not fulfilled or have not been waived until the end of 15 August 2019, the Seller and the Lender jointly shall have the right to rescind this Agreement, unless they are responsible for the non-occurrence of the Closing Conditions. The rescission shall be declared in writing towards the other Parties with notice to the acting notary. The rescission of the Agreement in accordance with this Section shall only be valid if the other Parties re-

tritt vom Vertrag nach dieser Ziffer ist nur dann wirksam, wenn die anderen Parteien die schriftliche Rücktrittserklärung vor dem Tag empfangen haben, an dem die letzte Closingbedingung erfüllt ist. Im Falle eines Rücktritts nach dieser Vorschrift entfallen alle Verpflichtungen zwischen den Parteien mit Ausnahme der Verpflichtungen aus Ziffern 12 und 13 sowie der Verpflichtung des Darlehensgebers einen Teilbetrag in Höhe von insgesamt EUR 200.100,00 des mit Wirksamwerden dieses Vertrages zu zahlenden anteiligen Kaufpreises gemäß Ziffer 4.1 an den Erwerber (EUR 150.094,00), Dennis Wenz (EUR 3,00) und Laura Wenz (EUR 3,00) zu erstatten (vorausgesetzt dieser Betrag wurde vollständig geleistet). Der verbleibende Betrag in Höhe von EUR 50.000,00 des mit Wirksamwerden dieses Vertrages zu zahlenden anteiligen Kaufpreises gemäß Ziffer 4.1 verbleibt mit dem Rücktritt endgültig als Break-Up Fee beim Darlehensgeber. Soweit er noch nicht geleistet war, wird er als Break-Up Fee gegenüber dem Darlehensgeber geschuldet.

ceive the written declaration of rescission before the day on which the last Closing Condition is fulfilled. In the case of a rescission all obligations between the Parties with the exception of Sections 12 and 13 and as well as the the duty of the Lender to return a partial amount in total of EUR 200,100.00 of the partial Purchase Price in accordance with Section 4.1 to the Purchaser (EUR 150.094,00), Dennis Wenz (EUR 3.00) and Laura Wenz (EUR 3.00) payable with the effectiveness of this Agreement (with the provisio that this amount was fully paid). The remaining amount of EUR 50,000.00 of the of the partial Purchase Price in accordance with Section 4.1 payable with the effectiveness of this Agreement shall upon rescission finally remain with the Lender as Break-Up Fee. Inasfar as such amount was not paid already it is owed as Break-Up Fee to the Lender.

7. Versicherungen und Garantien des Verkäufers

7.1. Die Parteien haben besprochen und verhandelt, ob und in welchem Umfang der Verkäufer die Zielanteile auf einer „as is Basis" verkauft, ohne dass Gewährleistungen, Garantien oder Zusicherungen in Bezug auf die Zielgruppengesellschaften gegeben sind, und haben beschlossen, von der gesetzlichen Kaufgewährleistung abzuweichen. Das gesetzliche System wird durch einen unabhängigen Katalog der spezifischen Rechte des Erwerbers ersetzt, welcher individuell vereinbart und in dieser Ziffer 7 aufgeführt ist.

7.2. Der Erwerber bestätigt, dass er durch die Person des Herrn Frank Bittighofer in dessen Rahmen als Geschäftsführer der Zielgruppengesellschaften und der Systems

7. Representations and warranties of the Seller

7.1. The Parties have discussed and negotiated if, and to what extent, the Seller is selling the Target Shares on an "as is Basis" without any warranty, guarantee or representations about the Target Companies and shall be liable for defects relating to the Target Shares, and have decided to depart from the statutory warranties regarding sold goods (gesetzliche Kaufgewährleistung). They have agreed to replace the statutory system and provide for an independent catalogue of specific rights of the Purchaser individually agreed and set forth in this Section 7.

7.2. The Purchaser confirms that it has through the person of Mr. Bittighofer as managing director of the Target Group Companies' und der Systems SRL had access to infor-

SRL Zugang zu Informationen von und über die Zielgruppengesellschaften hatte. Infolgedessen sind die vom Verkäufer gegebenen Zusicherungen und Gewährleistungen ausschließlich auf die in Ziffer 7.3 dieses Vertrages ausdrücklich genannten beschränkt, und der Verkäufer gibt keine weiteren Zusicherungen, Gewährleistungen oder Garantien ab oder haftet in irgendeiner Form ausdrücklich, implizit oder gesetzlich in bezug auf die Zielanteile, die Zielgruppengesellschaften oder das Geschäft der Zielgruppengesellschaften. Die Haftung des Verkäufers richtet sich ausschließlich nach diesem Vertrag.

mation from and about the Target Group Companies. Consequently, the representations and warranties given by the Seller are limited solely to those expressly set out in Section 7.3 of this Agreement and no other representations, warranties, indemnities or guarantees are given, or any liability assumed, by the Seller whether expressly, implicitly or by law in relation to the Target Shares, the Target Group Companies or the Business of the Target Group Companies. Any liability of the Seller arising hereunder shall be exclusively governed by this Agreement.

7.3. Vorbehaltlich der in diesem Vertrag vorgesehenen Beschränkungen erklärt und garantiert der Verkäufer dem Erwerber in Form eines selbstständigen Garantieversprechens im Sinne von §§ 311 Abs. 1, 241 des Bürgerlichen Gesetzbuchs, dass die Aussagen in dieser Ziffer 7 (die "**Verkäufergarantien**" und jeweils eine "**Verkäufergarantie**") zum Zeitpunkt der Unterzeichnung und des Closingdatums oder zu einem anderen Datum, das in der jeweiligen Verkäufergarantie ausdrücklich angegeben ist, zutreffend und richtig sind, Die Verkäufergarantien stellen keine Beschaffenheitsgarantie in Bezug auf den Kaufgegenstand im Sinne von §§ 443, 444 BGB dar:

7.3. Subject to the limitations provided for in this Agreement, the Seller represents and warrants to the Purchaser in the form of an independent guarantee (selbstständiges Garantieversprechen) within the meaning of sections 311 para. 1, 241 of the German Civil Code (Bürgerliches Gesetzbuch) that the statements set forth in this Section 7 (the "**Seller Warranties**" and each a "**Seller Warranty**") are true and correct as of the date hereof and the Closing Date or such other date as expressly specified in this Section, it being understood that such statements shall not constitute a quality guarantee concerning the object of the purchase (*Garantie für die Beschaffenheit der Sache*) within the meaning of sections 443, 444 of the German Civil Code:

7.3.1. Der Verkäufer hat das uneingeschränkte Recht und die uneingeschränkte Befugnis, zum Abschluss dieses Vertrages und der im Rahmen dieses Vertrags vorgesehenen Transaktionen. Die Durchführung und der Abschluss dieses Vertrags durch den Verkäufer wurden ordnungsgemäß durch alle erforderlichen Beschlüsse der Gremien des Verkäufers genehmigt. Der Verkäufer ist nicht verpflichtet, eine Zustimmung oder behördliche Genehmigung im Zu-

7.3.1. The Seller has the unrestricted right, power, authority and capacity to execute and complete this Agreement and the transactions contemplated hereunder. The execution and completion by the Seller of this Agreement have been duly authorised by all necessary corporate actions on the part of the Seller. The Seller is not required to obtain any consent or governmental authorisation in connection with the execution and delivery of this Agreement by the Seller.

sammenhang mit der Unterzeichnung und Durchführung dieses Vertrages durch den Verkäufer einzuholen.

7.3.2. Zum Closing sind die Zielanteile sowie die von Zielgruppenunternehmen gehaltenen Anteile frei von Pfandrechten, Belastungen oder sonstigen Rechten Dritter. Die Zielanteile sowie die von Zielgruppenunternehmen gehaltenen Anteile bestehen, die Einlagen auf das jeweilige Stammkapital sind vollständig eingezahlt und es bestehen jeweils keine Rückzahlungs-, Nachzahlungs-, oder Nebenzahlungsverpflichtungen der Gesellschafter mit Ausnahme der Zielanteile der Logistics GmbH, die mit der ausstehenden Verpflichtung der Gesellschafter, die verbleibende Hälfte der Stammeinlage zu zahlen,veräußert werden. Es ist kein genehmigtes Kapital ausgeschöpft worden, welches nicht als Stammkapital bei der jeweiligen Zielgruppengesellschaft im Handelsregister eingetragen worden ist. Die Satzungen der Zielgruppengesellschaften entsprechen jeweils unverändert den jeweils in dem Handelsregister der jeweiligen Zielgruppengesellschaft zuletzt veröffentlichten Satzungen, deren Fassungen in der **Anlage 7.3.2.** zu Informationszwecken in Kopie beigefügt ist. Es existieren für die jeweiligen Zielgruppengesellschaften keine satzungsändernden Gesellschafterbeschlüsse, die noch nicht in das Handelsregister eingetragen sind.

7.3.2. As of the Closing Date, the Target Shares as well as the shares in any other Target Group Company will be free and clear of any liens, encumbrances or other rights of third parties. The Target Shares as well as the shares in any other Target Group Company are validly issued, each fully paid up and there are respectively no repayment, additional payment or ancillary payment obligations of the shareholders with the exception of the shares in Logistics GmbH which are only paid up in half with the outstanding shareholder obligation to pay in the remaining half. No authorised capital has been made use of which has not been registered in the commercial register of the respective Target Group Company. The articles of association of the Target Group Companies are respectively unchanged and in force as the articles of association as respectively lasts registered in the commercial registers of the respective Target Group Companies which are contained as copies in **Schedule 7.3.2.** for information and evidence purposes. For the Target Group Companies no shareholders' resolutions exist which amend the articles of association which have not been registered in the commercial register.

7.3.3. Mit Ausnahme der Herren Arun Govil, Saagar Govil, Frank Bittighofer, Thomas Wurster und Andreas Kammerer (ausgeschieden mit Wirkung zum 31. März 2019) sind (im Falle von Herrn Kammerer waren) keine Personen zu Geschäftsführern der Zielgruppengesellschaften und der Systems SRL bestellt.

7.3.3. With the exception of Messrs Arun Govil, Saagar Govil, Frank Bittighofer, Thomas Wurster and Andreas Kammerer (withdrew with effect as of 31 March 2019), no persons are appointed managing directors of the Target Group Companies and of Systems SRL.

7.3.4. Die Zielgruppengesellschaften stehen

7.3.4. The Target Group Companies with the

mit Ausnahme der 100 %-Beteiligung der Cemtrex GmbH an der Systems SRL nicht mit Dritten in gesellschaftsrechtlichen Beziehungen irgendwelcher Art. Insbesondere ist mit Ausnahme der 100 %-Beteiligung der Cemtrex GmbH an der Systems SRL keine der Zielgruppengesellschaft an einer anderen Gesellschaft beteiligt oder unterbeteiligt und keine der Zielgruppengesellschaften hat mit anderen Unternehmen Unternehmensverträge i.S.v. §§ 291 ff AktG abgeschlossen, keine der Zielgruppengesellschaften und/ oder die Systems SRL hat eine Vereinbarung über eine stille Beteiligung abgeschlossen oder hat eine Cash-Poolvereinbarung abgeschlossen und/ oder eine Patronatserklärung abgegeben. Die als **Anlage (B)** vorgelegten Gesellschafterlisten sind richtig. Es halten keine anderen als die dort niedergelegten Gesellschafter Geschäftsanteile an den Zielgruppengesellschaften und/ oder der Systems SRL und es bestehen keine Ansprüche auf Einräumung von Beteiligungen an den Zielgruppengesellschaften und/ oder der Systems SRL

exception of the 100% shareholding of Cemtrex GmbH in Systems SRL do not have corporate relationships of any kind. In particular, with the exception of the 100% shareholding of Cemtrex GmbH in Systems SRL, none of the Target Group Companies hold shares or subparticipations in another company and none of the Target Group Companies have concluded affiliation agreements in the meaning of §§ 291 et seq. AktG, none of the Target Group Companies and/ or Systems SRL have concluded agreements regarding silent partnerships or cash pooling agreements and/ or issued letters of comfort. The lists of shareholders as contained in **Schedule (B)** are correct. No other persons than the shareholders listed there hold shares in the Target Group Companies and/ or the Systems SRL and no claims for the grant of shares in the Target Group Companies and/ or ths Systems SRL exist.

7.3.5. Die Assets UG, die Cemtrex GmbH und die Logistics GmbH sind nach deutschem Recht ordnungsgemäß gegründet, im Handelsregister eingetragen und verfügen über alle Befugnisse, um ihre Geschäftstätigkeit in der jeweils aktuellen Form fortzusetzen. Systems SRL ist ordnungsgemäß nach rumänischem Recht gegründet, im Handelsregister eingetragen und verfügt über alle erforderlichen Befugnisse, um seine derzeitige Geschäftstätigkeit fortzusetzen. Die Zielgruppenunternehmen und/ oder die Systems SRL halten keine Beteiligung oder Unterbeteiligung an einem anderen Unternehmen.

7.3.5. Assets UG, Cemtrex GmbH and Logistics GmbH are duly incorporated and established and validly existing under the laws of Germany and have all corporate powers required to carry on its business as currently conducted. Systems SRL is duly incorporated and established and validly existing under the laws of Romania and has all corporate powers required to carry on its business as currently conducted. The Target Group Companies and/ or Systems SRL do not hold any participation or subparticipation in any other company.

7.3.6. Kein Zielgruppenunternehmen

7.3.6. No Target Group Company and/ or Sys-

und/ oder die Systems SRL ist verpflichtet, im Zusammenhang mit diesem Vertrag oder dem Abschluss der Transaktion Gebühren oder Provisionen an einen Broker, Finder oder Agenten zu zahlen.

tems SRL has any obligation to pay any fees or commissions to any broker, finder or agent with respect to this Agreement or the consummation of the Transaction.

7.3.7. Es bestehen zum Closing Tag keine Verbindlichkeiten der Zielgruppengesellschaften und der Systems SRL gegenüber der IPROD Operations GmbH, Irschenberg, eingetragen im Handelsregister des Amtsgerichts München unter HRB 247160 und/ oder der IPROD Holding Ltd. mit dem Sitz in Cadiff

7.3.7. There are on the Closing Day no claims of IPROD Operations GmbH, Irschenberg, registered in the commercial register of the local court of Munich under HRB 247160 against any of the Target Group Companies and/ or the IPROD Holding Ltd. with its registered office in Cardiff.

7.3.8. Es bestehen mit Ausnahme ggf. unter Ziffer 7.3.7 fallender Verbindlichkeiten und/ oder Haftungen, keine Verbindlichkeiten der Zielgruppengesellschaften und/ oder der Systems SRL, die zu irgendwelchen Haftungen der Zielgruppengesellschaften und/ oder der Systems SRL führen, die nicht in den entsprechenden Jahresabschlüssen zum 30. September 2018 oder den betriebswirtschaftlichen Auswertungen der Zielgruppengesellschaften bis zum Tag der Beurkundung niedergelegt sind, die Herrn Frank Bittighofer nicht bekannt sind.

7.3.8. There are with the exception of liabilities or indemnities falling within the scope of Section 7.3.7 no liabilities of the Target Group Companies and/ or the Systems SRL that could lead to any liability of the Target Group Companies and/ or the Systems SRL that are not included in the respective financial statements as of 30 September 2018 or the monthly financial accounts (betriebswirtschaftlichen Auswertungen) of the Target Group Companies until the date of the notarization of this Agreement, which are not known to Mr. Frank Bittighofer.

7.3.9. Die Assets UG ist weder zahlungsunfähig noch überschuldet, noch besteht eine drohende Zahlungsunfähigkeit. Von Beginn (Gründung) der Assets UG an bis heute hat es keine Anträge auf Eröffnung eines Konkurs- oder Insolvenzverfahrens gegeben. Es liegen keine Umstände vor, die eine Anfechtung der Veräußerung der Zielanteile an der Assets UG nach den Bestimmungen der Insolvenzordnung oder den Bestimmungen nach eine ausländischen Recht rechtfertigen könnten.

7.3.9. Assets UG is neither insolvent nor overindebted, nor is it at threat of being insolvent. From the beginning (foundation) of Assets UG until today no applications for the opening of insolvency proceedings have been filed. No circumstances exist which would justify the recission of the transfer of the Target Shares in Assets UG in accordance with the provisions of the insolvency code or stipulations of a foreign statutory law.

7.3.10. Es bestehen keinerlei Beratungsverträge des Verkäufer, des Darlehensgebers und/oder des Herrn Arun Govil und/ oder des Herrn Saagar Govil oder

7.3.10. No consulting agreements of any kind of the Seller, the Lender and/ or Mr. Arun Govil and/ or Mr. Saagar Govil or third parties which were concluded without

Dritten, die ohne Kenntnis von Herrn Frank Bittighofer abgeschlossen worden wären mit den jeweiligen Zielgruppengesellschaften und/ oder der Systems SRL.

knowledge of Mr. Frank Bittighofer with the respective Target Group Companies and/ or Systems SRL exist.

7.3.11. Es bestehen keine vertraglichen und/oder gesetzlichen Abfindungsverpflichtungen der Zielgruppengesellschaften und/ oder der Systems SRL gegenüber einer der Parteien oder Dritten irgendwelcher Art

7.3.11. There are no contractual and/ or statutory obligations for severance payments or bonuses of any kind of the Target Group Companies and/ or of the Systems SRL to a Party or third parties

7.3.12. Es bestehen bei den Zielgruppengesellschaften keinerlei Vereinbarungen über gewinn- oder umsatzabhängige Vergütungen, Tantiemen oder ähnliches mit Ausnahme der Vereinbarungen mit Herrn Frank Bittighofer.

7.3.12. With the exception of the agreements with Mr. Frank Bittighofer there are no agreement of the Target Group Companies for profit- or revenue based remunerations or similar arrangements.

7.3.13. Es bestehen mit Ausnahme der in diesem Vertrag genannten keinerlei Verträge mit dem Verkäufer und/oder mit ihm im Sinne der §§ 15ff. AktG verbundenen Unternehmen bzw. Angehörigen im Sinne des § 15 AO.

7.3.13. With the exception of the ones mentioned in this Agreement, no agreements with the Seller and/ or its affiliates in the meaning of §§ 15 et seq. AktG or related persons in the meaning of § 15 AO exist.

7.3.14. Sämtliche, zur Ausübung des Geschäftsbetriebs der jeweiligen Zielgesellschaft in seiner gegenwärtigen Form erforderlichen oder zweckmäßigen Gegenstände des beweglichen und unbeweglichen Anlagevermögens sind vollständig lastenfreies, alleiniges Eigentum der Zielgruppengesellschaft und/ oder der Systems SRL. Es bestehen keinerlei Nutzungsrechte Dritter an diesen Gegenständen, soweit diese nicht in diesem Vertrag explizit benannt sind. Die Zielgruppengesellschaft und/ oder die Systems SRL verfügt über das alleinige und uneingeschränkte Eigentum an allen Gegenständen ihres Umlaufvermögens. Diese sind frei von jeglichen Belastungen sowie anderen Rechten Dritter mit Ausnahme von gesetzlichen Pfandrechten oder im gewöhnlichen Geschäftsbetrieb vereinbarten Eigentumsvorbehalten und Sicherheitsübereignungen zugunsten der

7.3.14. All movable and immovable assets necessary or purposeful for the business of the respective Target Group Company in its current form are are fully owned property of the Target Group Companies and/ or Systems SRL free of liens. No usage rights of third parties exist for these assets unless specifically stated in this Agreement. The Target Group Company and/ or Systems SRL have full and unlimited ownership of all its short term assets. These are free of any encumbrances or liens and other rights of third parties but for retention of rights agreed upon in the usual course of business and transfers by way of security for the benefit of Sparkasse Pforzheim Calw and within the factoring of the Target Group Companies. A breach of the warranty in accordance with this Section 7.3.14 does not occur if Mr. Frank Bittighofer has knowledge of any circumstances which lead to a limitation or

Sparkasse Pforzheim-Calw sowie im Rahmen des Factoring der Zielgruppengesellschaften. Eine Verletzung der Garantie gemäß dieser Ziffer 7.3.14 liegt nicht vor, wenn Herrn Frank Bittighofer irgendwelche Umstände bekannt sind, die zu einer Einschränkung oder einem Verstoß gegen diese Garantie führen.

breach of this warranty.

8. Rechtsfolgen

8.1. Stellt sich eine der in Ziffer 7 abgegeben Garantien als unzutreffend heraus und/ oder verstoßen („**Verstoß**") die Verkäufer gegen ein der in diesem Vertrag niedergelegten Regelungen oder Verpflichtungen, so wird der Verkäufer den Erwerber und/ oder Dennis Wenz und/ oder Laura Wenz die diesen dadurch entstehenden unmittelbaren Nachteile für den Erwerber und/ oder Dennis Wenz und/ oder Laura Wenz und/ oder den jeweiligen Zielgesellschaften und/ oder der Systems SRL in Geld ausgleichen, und zwar den Aufwand, der dem Erwerber und Dennis Wenz und/ oder Laura Wenz und/ oder den jeweiligen Zielgesellschaften und/ oder der Systems SRL zur Herstellung des garantierten Zustandes oder dadurch entsteht, dass der garantierte Zustand ganz oder teilweise, vorübergehend oder dauerhaft nicht hergestellt werden kann, dies jedoch mit der Maßgabe, dass der Erwerber, Dennis Wenz und Laura Wenz gemeinsam den Verkäufer in unverzüglich, spätestens innerhalb von drei (3) Bankarbeitstagen, nach Kenntnisnahme über eine behauptete Garantieverletzung zu informieren haben, ferner dem Verkäufer Gelegenheit zu geben haben, den Verstoß binnen vier Wochen, zu beheben und ferner alle zumutbaren Maßnahmen zu ergreifen haben, die ihnen aufgrund des Verstoßes erlittenen Nachteile zu begrenzen. Anstelle der Zahlungen des Nachteilsausgleichs an sich, können der Erwerber, Dennis Wenz und Laura Wenz auch

8. Remedies

8.1. Should one of the warranties given in Section 7 prove to be incorrect ("**Breach**"), the Seller shall be liable towards the Purchaser and/ or Dennis Wenz and/ or Laura Wenz for monetary damages for the direct damage of the Purchaser and/ or Dennis Wenz and/ or Laura Wenz and/ or the relevant Target Group Companies and/ or Systems SRL to the extent which is required to restore the guaranteed state without the damage or as caused thereby that the damage can temporarily or permanently not be remedied with the provisio that the Purchaser, Dennis Wenz and Laura Wenz jointly shall notify the Seller without undue delay but at the latest three (3) Bank Business Days after becoming aware of the alleged Breach and furthermore giving the Seller the opportunity to remedy the Breach within four weeks as well as to take all just and reasonable measures to minimize the damage caused by the Breach. Instead of payment of the damages to themselves, the Purchaser, Dennis Wenz and Laura Wenz can also request the payment of the damages to the respective Target Group Company.

die unmittelbare Zahlung dieses Ausgleichsbetrages an die jeweiligen Zielgesellschaften verlangen.

8.2. Unbeschadet des Bestehens eines Anspruchs des Erwerbers, Dennis Wenz' und Laura Wenz'nach Ziffer 8.1 (im Folgenden "**Erwerberanspruch**") hat der Erwerber (hier für Zwecke dieser Regelung handelnd auch für und in Vollmacht von Dennis Wenz und Laura Wenz.) dem Verkäufer und seinen Beratern seine uneingeschränkte Zusammenarbeit und die uneingeschränkte Kooperation der Zielgruppengesellschaften zu gewähren, um alle erforderlichen Informationen, die für die Untersuchung des Sachverhalts oder der Umstände oder der Höhe des Erwerberanspruchs notwendig sind, und welche dem Dafürhalten des Erwerbers nach, einen solchen Erwerberanspruch begründen. Der Erwerber hat den Verkäufer (einschließlich seiner Berater) auf Anfrage unverzüglich zu informieren und zu unterstützen. Dies umfasst ausdrücklich die Gewährung des Zugangs zu den Räumlichkeiten und dem Personal des Erwerbers und der Zielgruppengesellschaften und das Recht zur Prüfung der Vermögenswerte, Bücher und Aufzeichnungen, Dokumente oder anderem Material, einschließlich des Rechts, diese Unterlagen zu kopieren oder zu fotografieren, wie es der Verkäufer oder seine Berater zum Zweck einer solchen Untersuchung zumutbar verlangen können. Soweit eine Abhilfemaßnahme die Mitwirkung des Erwerbers erfordert, ergreift der Erwerber alle Maßnahmen, die der Verkäufer zum Zwecke einer solchen Abhilfemaßnahme zumutbar vom Erwerber verlangt. Insbesondere hat der Erwerber jede Zustimmung zu erteilen, alle Beschlüsse zu fassen und Rechte als Gesellschafter der Zielgruppengesellschaften in einer vom Verkäufer als angemessen erachteten Weise auszuüben und, soweit gesetzlich zulässig, jede Zielgruppengesellschaft zu veran-

8.2. Without prejudice to a claim of the Purchaser, Dennis Wenz and Laura Wenz in accordance with Section 8.1 (hereinafter "**Purchaser Claim**"), the Purchaser (for purposes of this provision also acting for and with power of attorney of Dennis Wenz and Laura Wenz) shall allow, and shall cause the Target Group Companies to fully cooperate and allow, the Seller and its advisors to receive all the required information to investigate the matter or circumstance alleged to give rise to such Purchaser Claim, and whether and to what extent any amount is payable in respect of such Purchaser Claim. The Purchaser shall give, and shall cause the Target Group Companies (including its advisors) to give, upon request, without undue delay such information and assistance, including access to the Purchaser's and any Target Group Company's premises and personnel and including the right to examine and copy or photograph any assets, books and records, documents or other materials, as the Seller or its advisors may reasonably request for the purpose of such investigation. To the extent that any remedial action requires the co-operation of the Purchaser, the Purchaser shall take all steps which the Seller may reasonably request from the Purchaser for the purpose of such remedial action. In particular, the Purchaser shall give any consent, adopt any resolution and exercise any rights as a shareholder of the Target Group Companies in such way as deemed reasonable by the Seller and shall procure that, to the extent legally permissible, each of the Target Group Companies do the same, as the case may be, to remedy the Breach.

lassen gegebenenfalls das Gleiche zu tun, um den Verstoß zu beheben.

8.3. Für den Fall, dass sich der Erwerber entscheidet, sich gegen diese Ansprüche ohne vorherige Rücksprache mit dem Verkäufer selbst zu verteidigen, erlischt die Verpflichtung und Haftung des Verkäufers gegenüber dem Erwerber in Bezug auf diese Ansprüche.

8.3. In the event that Purchaser elects to proceed to defend these claims on its own without first consulting with the Seller, the Seller's obligation and liability to the Purchaser with regard to such claim shall be null and void.

9. Verhaltenspflicht zwischen Wirksamwerden des Vertrages und Closing; kein Vermögensabfluss

9. Duties between Effectiveness of the Agreement and Closing; no Leakage

9.1. Der Verkäufer und der Darlehensgeber garantieren, dass ab Wirksamwerden des Vertrages bis Closing bei den Zielgruppengesellschaften und/ oder der Systems SRL keine Vermögensabflüsse (wie nachstehend definiert) über einen Betrag von insgesamt bis zu EUR 200.000,00 (maximal bis zu EUR 100.000,00 im Monat Juni 2019 und maximal bis zu EUR 100.000,00 im Monat Juli 2019) stattfinden werden.

9.1. The Seller and the Lender guarantee that from the effectiveness of this Agreement until Closing there will be no Leakage (as defined below) in excess of an amount of up to EUR 200,000.00 (at the maximum up to EUR 100,000.00 in the month June 2019 and at the maximum up to EUR 100,000.00 in the month July 2019).

9.2. Wenn und soweit (i) (offene oder verdeckte) Vermögensabflüsse (wie nachstehend definiert) sowie (ii) sonstige Abflüsse und Auszahlungen, gleich welcher Art an den Verkäufer und/ oder den Darlehensgeber (gleich in welcher Form und auf welcher rechtlichen und/ oder tatsächlichen Grundlage), dem Verkäufer und/ oder dem Darlehensgeber nahestehende Personen im Sinne von § 15 AO, § 1 AStG oder mit dem Verkäufer und/ oder dem Darlehensgeber oder diesen nahestehenden Personen verbundene Unternehmen im Sinne von §§ 15ff. AktG (gemeinsam die „**Verkäuferparteien**" und jeder eine „**Verkäuferpartei**"), für Zeiträume nach dem Wirksamwerden dieses Vertrages bis zum Closing Tag oder mit Wirkung für Zeiträume nach dem Wirksamwerden dieses Vertrages bis zum Closing Tag durchgeführt und/ oder beschlossen werden bzw. wurden, wird der Kaufpreis beginnend mit der Kaufpreisrate

9.2. If and inasfar as (i) (open or concealed) Leakage (as defined below) as well as (ii) other leakage or payments notwithstanding their form to the Seller and/ or the Lender (notwithstanding in which form and on the basis of which legal and/ or factual basis), to related persons of the Seller and/ or the Lender in the meaning of § 15 AO, § 1 AStG or to affiliates of the Seller and/ or the Lender or related persons of these in the meaning of §§ 15 et seq. AktG (together the "**Seller Parties**" and each a "**Seller Party**"), occur, are or were resolved during the time between the effectiveness of this Agreement and the Closing Date or with effect for the time between the effectiveness of this Agreement and the Closing Date, the Purchase Price will be reduced retroactively beginning with the Purchase Price installment in accordance with Section 4.2 EUR for EUR.

gemäß Ziffer 4.2 EUR für EUR nachträglich nach unten angepasst.

9.3. „**Vermögensabfluss**“ bedeutet:

9.3.1. jegliche Ausschüttung, Entnahme oder Gewinnverteilung oder Rückzahlung von/ Verrechnung mit Darlehen oder Stammkapital, sowie die Gewährung von Darlehen durch die Zielgruppengesellschaften und/ oder die Systems SRL zugunsten einer Verkäuferpartei;

9.3.2. jegliche Beratungs-, Service-, Management-, Monitoring-, Transaktions- oder Bonuszahlungen oder sonstige Vergütungen (gleich welcher Art) im Zusammenhang mit den unter diesem Vertrag beabsichtigten Transaktionen, die eine der Zielgruppengesellschaften und/ oder der Systems SRL an eine Verkäuferpartei, deren Berater, Organe und/oder Mitarbeiter leistet oder versprochen hat oder zu leisten verpflichtet ist, einschließlich sämtlicher Zahlungen an Organe, Mitarbeiter des Managements und sonstige Mitarbeiter der Zielgruppengesellschaften und/ oder der Systems SRL durch die betreffende Zielgruppengesellschaft or Systems SRL aus oder im Zusammenhang mit den Transaktionen (wie z.B. „Golden-Handshake“ Zahlungen, Transaktionsboni etc.). Klarstellend wird festgehalten, dass hiervon nur Zahlungen im kausalen Zusammenhang mit der unter diesem Vertrag beabsichtigten Transaktion erfasst werden und bspw. keine leistungsbezogenen Boni für Mitarbeiter im Rahmen des gewöhnlichen Geschäftsbetriebs auf Grundlage der bestehenden Verträge in Übereinstimmung mit der in der Vergangenheit geübten Praxis (wie die leistungsbezogene Vergütung von Herrn Frank Bittighofer bei der Cemtrex GmbH);

9.3.3. jeglicher Verzicht einer der Zielgruppengesellschaften und/ oder der Systems SRL auf einen Betrag, ein Recht

9.2. “**Leakage**” shall mean:

9.2.1 any distribution, withdrawal, allocation of profit or repayment of / sett off with loans or registered capital as well as the grant of loans by the Target Group Companies and/ or Systems SRL for the benefit of a Seller Party;

9.2.2. any consulting, service, management, monitoring, transaction or bonus fees or other remuneration (of any kind) in relation to the transactions contemplated by this Agreement which one of the Target Group Companies and/ or Systems SRL pays to a Seller Party, its consultants, management and/ or employees or has promised to pay, including all payments to management, employees of the management and other employees of the Target Group Companies and/ or Systems SRL by the relevant Target Group Company or Systems SRL in connection with or related to the transactions (as e.g. “golden handshake” payments, transaction bonuses etc.). For the sake of clarity it is noted that hereby only payments with a causal connection with the transactions contemplated by this Agreement are covered by this stipulation and e.g. no performance based bonuses for employees in the regular course of business on the basis of existing agreements in line with the past practice (as the performance based remuneration of Mr. Frank Bittighofer at Cemtrex GmbH);

9.2.3. any waiver of a Target Group Company and/ or Systems SRL of an amount, a right or a benefit which is owed by a

oder einen Vorteil, den eine Verkäuferpartei schuldet;

Seller Party;

9.3.4. jegliche Übertragung eines Vermögensgegenstands, Rechts, Wertes oder Vorteils an oder jegliche Übernahme einer Haftung oder Verpflichtung zugunsten einer Verkäuferpartei durch eine der Zielgruppengesellschaften und/ oder die Systems SRL; und/oder

9.2.4. any transfer of assets, rights, value or benefit or assumption of debt or obligation for the benefit of a Seller Party by a Target Group Company and/ or Systems SRL; and/ or

9.3.5. jegliche Verpflichtung (gleich ob mündlich oder schriftlich) zur Vornahme einer der vorstehend unter Ziffern 9.3.1 bis 9.3.4 genannten Leistungen.

9.2.5. any obligation (if orally agreed upon or in writing) for the performance of any of the items as described under Sections 9.3.1 to 9.3.4.

10. Haftungsbeschränkung des Verkäufers

10. Limitation of Liability of the Seller

10.1. Der Verkäufer haftet nur für einen Verstoß, wenn und soweit (i) die Höhe der Verluste aus einem einzelnen Erwerberanspruch EUR 20.000,00 (*de minimis*) übersteigt und (ii) die Gesamtsumme aller Verluste aus den Erwerberansprüchen EUR 50.000,00 übersteigen. In diesem Fall ist der Betrag vom ersten Euo an erstattungsfähig

10.1. The Seller shall only be liable for a Breach if and to the extent (i) the amount of Losses arising from an individual Purchaser Claim exceeds EUR 20,000.00 (*de minimis*) and (ii) the aggregate amount of all Losses from such Purchaser Claims exceeds EUR 50,000.00 in which case the Seller shall be liable from the first Euro on.

10.2. Die Gesamthaftung des Verkäufers unter diesem Vertrag ist für die Fälle eines Verstoßes gegen die Garantien der Ziffern 7.3.1 bis 7.3.5 auf 100 % und in allen übrigen Fällen insgesamt auf 20 % des tatsächlich an den Verkäufer und Darlehensgeber gezahlten Kaufpreises gemäß Ziffer 4 begrenzt. Die Haftungsbeschränkung gilt nicht für Ansprüche in Zusammenhang mit Nachteilen, die auf arglistigem Verhalten (einschließlich arglistigem Verschweigens), auf vorsätzlicher, unerlaubter Handlung (§ 823 BGB) und/oder vorsätzlicher sittenwidriger Schädigung (§ 826 BGB) des Verkäufers bzw. dessen Vertreter beruhen.

10.2. The aggregate liability of the Seller under this Agreement shall be limited to in cases of a Breach of the warranties according to Section 7.3.1 bis 7.3.5 100 % and in all other cases cumulatively to 20 % of the Purchase Price in accordance with Section 4 actually paid to the Seller and the Lender. The limitation of liability shall not apply for claims related to damages for malicious deceit (including malicious concealment), intentional tortious acts (§ 823 BGB) and/or wilfull impairment (§ 826 BGB) of the Seller or its representatives

10.3. Alle Ansprüche des Erwerbers gegen den Verkäufer unter diesem Vertrag verjähren nach 18 Monaten nach Abschlus dieses Vertrages.

10.3. All claims of the Purchaser against the Seller under this Agreement shall become time-barred (*verjähren*) 18 months after the date hereof.

10.4. Der Erwerber bemüht sich nach besten

10.4. The Purchaser shall use best efforts pur-

Kräften gemäß § 254 BGB, den Schaden zu mindern, für den nach diesem Vertrag eine Entschädigung verlangt wird.

suant to section 254 German Civil Code to mitigate any loss for which indemnification is sought hereunder.

10.5. Der Verkäufer haftet gegenüber dem Erwerber, Dennis Wenz und/oder Laura Wenz nicht für Verstöße wenn und soweit:

10.5. The Seller shall not be liable to the Purchaser, Dennis Wenz and/ or Laura Wenz for any Breach if and to the extent that:

10.5.1. der Erwerber, einschließlich seiner Angestellten, Vertreter oder Berater und Herrn Frank Bittighofer - soweit in diesem Vetrag nicht anders geregelt -, und/ oder Dennis Wenz und/ oder Laura Wenz, Kenntnis davon hatte. § 442 Abs. 1 BGB findet keine, auch keine entsprechende, Anwendung, soweit es um die Wirkung anspruchsausschließender Kenntnis zu Lasten des Erwerbers, Dennis Wenz und/ oder Laura Wenz geht. Auch der Rechtsgedanke aus § 377 HGB findet keine entsprechende Anwendung. Die Parteien halten ausdrücklich fest, dass der Verkäufer und/ oder der Darlehensgeber eine gegebenenfalls bestehende Kenntnis der Herren Arun Govil und/oder Saagar Govil als Geschäftsführer der Zielgruppengesellschaften sowie im Falle von Herrn Saagar Govil der Systems SRL nicht haftungsausschließend oder –mindernd gegenüber dem Erwerber und/ oder Dennis Wenz und/ oder Laura Wenz einwenden kann.

10.5.1. the Purchaser, including any of its employees, representatives or advisors and Mr. Frank Bittighofer – unless otherwise stipulated in this Agreement -, Dennis Wenz and/ or Laura Wenz, had knowledge therof. § 442 sec. 1 BGB does not, also not by analogy, apply inasfar as it concerns the effect of knowledge excluding a claim to the detriment of the Purchaser, Deniz Wenz and/ or Laura Wenz. Additionally, the legal ration of § 377 HGB does not apply by analogy. The Parties agree explicitly that the potentially existing knowledge of Mr. Arun Govil and/ or Mr. Saagar Govil as managing directors of the Target Group Companies and in the case of Mr. Saagar Govil of Systems SRL cannot be used as limiting or excluding the liability towards the Purchaser and/ or Dennis Wenz and/ or Laura Wenz.

10.5.2. der Erwerber seinen Pflichten aus Ziffer 8.2 und 10.4 nicht nachkommt, soweit diese Nichtbefolgung Verluste aufgrund eines Verstoßes ermöglicht oder erhöht hat oder dem Verkäufer die Behebung des Verstoßes unmöglich gemacht hat.

10.5.2. the Purchaser has not complied with its obligations under Sections 8.2, and 10.4 if and to the extent that its non-compliance has caused or increased the Losses under a Breach or made it impossible for the Seller to remedy the Breach.

10.5.3. der Erwerber oder nach dem Closing die Zielgruppengesellschaften (einschließlich ihrer verbundenen Unternehmen) einen solchen Erwerberanspruch verursacht oder mitverursacht haben oder es unterlassen haben, den Schaden in Übereinstimmung mit § 254

10.5.3. the Purchaser or, after the Closing Date, the Target Group Companies (including its Affiliates) have caused (verursacht oder mitverursacht) such Purchaser Claim or have failed to mitigate damages pursuant to section 254 of the German Civil Code.

BGB zu mindern;

10.5.4. der Verlust wurde von einem Dritten (einschließlich eines Versicherers im Rahmen einer Versicherungspolice) vollständig gemäß Ziffer 8.1 entschädigt; alle Kosten, die dem Erwerber oder den Zielgruppengesellschaften und/ oder der Systems SRL im Zusammenhang mit der Freistellung gegenüber diesen Dritten entstehen und die nicht auch durch eine eigene Versicherung abgedeckt sind, gehen zu Lasten des Verkäufers.

10.5.4. the amount of the Purchaser Claim has been fully in the meaning of Section 8.1 indemnified by a third party (including an insurer under any insurance policy); however any costs incurred by the Purchaser or the Target Group Companies and/ or Systems SRL in connection with the indemnification against that third parties which is not also covered by an insurance policy itself shall be borne by the Seller.

10.5.5. die Angelegenheit, auf die sich der Anspruch des Erwerbers bezieht, auf eine Änderung der Rechnungslegungsgrundsätze einer Zielgruppengesellschaft, auf eine Handlung des Erwerbers oder eines seiner verbundenen Unternehmen nach dem Closing oder auf ein Ereignis nach Unterzeichnung dieses Vertrages, welches auf Veranlassung oder nach Anweisung des Erwerbers oder mit dessen Zustimmung eintrat, zurückzuführen ist.

10.5.5. the matter to which the Purchaser Claim relates is caused by a change of the accounting principles of any Target Group Company, any action by the Purchaser or any of its Affiliates after the Closing Date, or by any event having occurred after the date hereof at the request or direction of, or with the consent of any Purchaser.

10.5.6. der Erwerberanspruch sich aus einer Änderung von Gesetzen, Vorschriften oder Verwaltungspraktiken durch eine staatliche oder aufsichtsrechtliche Stelle, nach Unterzeichnung dieses Vertrages ergibt oder dadurch erhöht wird.

10.5.6. the Purchaser Claim results from and is increased by any change in any law, regulation or administrative practice by any governmental or regulatory body effective after the date hereof.

10.5.7. die Umstände, die zur Entstehung der Erwerberforderung geführt haben, im Referenzabschluss als Abschreibung, Anpassung, Verbindlichkeit oder Rückstellung ausgewiesen werden und bei der Berechnung des Kaufpreises berücksichtigt wurden und/oder

10.5.7. the circumstances giving rise to the Purchaser Claim are reflected as a write-off, adjustment, liability, or provision in the Reference Financial Statements and has been taken into account for the calculation of the Purchase Price; and

10.5.8. der betreffende Verlust durch gegenwärtige oder gesicherte zukünftige Vorteile oder Nutzen des Erwerbers oder einer Zielgruppengesellschaft und der mit diesen verbundenen verbundenen Unternehmen kompensiert wird.

10.5.8. the relevant Loss is compensated by any present or secured future advantages or benefits of the Purchaser or any of a Target Group Company and its Affiliates related to the relevant Loss.

10.6. Der Verkäufer haftet nicht für Ansprü-

10.6. The Seller shall not be liable for any Pur-

che des Erwerbers, soweit diese nicht entstanden wären, erhöht wurden oder nicht reduziert wurden aufgrund einer freiwilligen Handlung, Unterlassung oder Transaktion, die

chaser's Claim to the extent that it would not have arisen but for, or has been increased or not reduced as a result of, any voluntary act, omission or transaction carried out:

10.6.1. nach Closing durch den Erwerber oder seine verbundenen Unternehmen oder deren jeweiligen Geschäftsführer, Mitarbeiter oder Vertreter - mit Ausnahme von Handlungen der Herren Arun Govil und/ oder Saagar Govil direkt und/ oder auf deren Anweisung durch Dritte - oder Rechtsnachfolger außerhalb des normalen und üblichen Geschäftsverlaufs vorgenommen bzw. nicht vorgenommen wurde; oder

10.6.1. after Closing, by the Purchaser or its Affiliates or its respective directors, employees or agents - with the exception of acts by Mr. Arun Govil and/ or Saagar Govil directly and/ or by direction of third parties - or successors in title outside the ordinary and usual course of business as at Closing; or

10.6.2. vor Closing, vom Verkäufer seinen verbundenen Unternehmen nach Weisung oder auf Veranlassung des Erwerbers oder seiner verbundenen Unternehmen vorgenommen bzw. nicht vorgenommen wurden, sofern der Verkäufer den Erwerber darüber informiert hat, dass diese Anweisung oder Veranlassung zu einem Erwerberanspruch führen würde.

10.6.2. before Closing, by the Seller or its Affiliates acting at the direction or request of the Purchaser or its Affiliates but only if the Seller had informed the Purchaser that the direction or request would lead to a Purchaser's Claim.

10.7. Der Erwerber ist nicht berechtigt, mehr als einmal den gleichen erlittenen Schaden durch den Verkäufer ersetzt zu verlangen (kein Double-Dip; keine Doppelzählung von Verlusten). Insbesondere gilt, ohne Einschränkung, das Vorstehende, soweit ein und derselbe verrechnete Sachverhalt unter mehr als einer Bestimmung steht, die den Erwerber zu Ansprüchen oder Rechtsbehelfen aus oder im Zusammenhang mit diesem Vertrag berechtigt.

10.7. The Purchaser shall not be entitled to recover from the Seller more than once in respect of the same damage suffered (no double-dip; no double counting of Losses). In particular, without limitation, the foregoing shall apply to the extent one and the same set off facts qualifies under more than one provision entitling the Purchaser to any claim or remedy under or in connection with this Agreement.

10.8. Der Erwerber hat den Verkäufer unverzüglich über alle Ereignisse zu informieren, die einen Ausschluss oder eine Verminderung der Haftung des Verkäufers nach Maßgabe dieser Ziffer 10 auslösen können, und entsprechende Zahlungen des Verkäufers, die bereits getätigt wurden unverzüglich zu erstatten.

10.8. The Purchaser shall inform the Seller without undue delay of any event which may trigger any exclusion or reduction of a Sellers liability in accordance with this Section 10 and refund immediately any payments made by the Seller which are, or are becoming, excluded or reduced.

10.9. Zahlungen des Verkäufers an den Er-

10.9. Payments made by the Seller to the Pur-

werber gemäß Ziffer 8 gelten als Anpassung des Kaufpreises. Wenn und soweit Zahlungen des Verkäufers direkt an die Zielgruppengesellschaft erfolgen, gelten diese Zahlungen als Einlagen des Erwerbers in die Zielgesellschaft und gelten als Minderung des Kaufpreises zwischen den Parteien.

chaser according to Section 8 shall be treated as an adjustment of the Purchase Price. If and to the extent payments are made by the Seller directly to the Target Group Company, such payments shall be understood as contributions (Einlagen) made by the Purchaser into the Target Company and shall be treated as a reduction of the Purchase Price as between the Parties.

10.10. Die Bestimmungen der Ziffer 7 regeln abschließend die Gesamtheit der Zusicherungen und Garantien des Verkäufers und die Bestimmungen der Ziffer 8 bilden abschließend die Gesamtheit der im Rahmen oder in Verbindung mit diesem Vertrag möglichen Rechtsfolgen. Sonstige Rechte, Ansprüche und Rechtsbehelfe des Erwerbers, gleich welcher Art, einschließlich etwaiger Rechte und Ansprüche in Bezug auf Nacherfüllung, Rückabwicklung des hierunter vorgesehenen Geschäfts (z. B. durch großen Schadenersatz oder Schadenersatz statt der Leistung), Minderung des Kaufpreises, Schadenersatz, Ersatz vergeblicher Aufwendungen, Verletzung vorvertraglicher Pflichten (Verschulden bei Vertragsabschluss) gem. § 311 Abs. 2 BGB, Anfechtung, Aufhebung oder Anpassung dieses Vertrages wegen Wegfalls der Geschäftsgrundlage gem. § 313 BGB und § 275 Abs. 2 BGB sind ausgeschlossen, ausgenommen sind Rechte, Ansprüche und Rechtsmittel, die auf arglistiger Täuschung oder vorsätzlichem Verhalten des Verkäufers, des Darlehensgebers oder deren jeweiligen Vertretern beruhen. In diesem Fall gelten die gesetzlichen Bestimmungen.

10.10. The provisions of Section 7 above form the entirety of the representations and warranties by the Seller and the provisions of Section 8 form the entirety of the remedies available under or in connection with this Agreement. Any other rights, claims, and remedies of the Purchaser of any kind including any rights and claims relating to curing performance (Nacherfüllung), rescission winding up of the transaction contemplated hereunder (e.g. by way of großer Schadenersatz or Schadenersatz statt der Leistung), reduction of the purchase price (Minderung), damages (Schadenersatz), compensation for frustrated expenses (Ersatz vergeblicher Aufwendungen), breach of pre-contractual duties (culpa in contrahendo) pursuant to section 311 para. 2 of the German Civil Code, avoidance (Anfechtung), rescission or adjustment of this Agreement on the grounds of lapse of fundamental business assumptions (Störung der Geschäftsgrundlage) pursuant to section 313 of the German Civil Code, and section 275 para. 2 of the German Civil Code shall be excluded, except for rights, claims and remedies based on wilful deceit (arglistige Täuschung) or intentional behaviour (Vorsatz) of the Seller, the Lender or its respective representative, in which case the statutory provisions shall apply.

10.11. Die Vertragsparteien sind sich einig, dass keine Bestimmung dieses Vertrages, außer ausdrücklich anders bestimmt, einen Vertrag zugunsten Dritter im Sinne von § 328 BGB oder mit Schutzwirkung zuguns-

10.11. The Parties agree that no provision of this Agreement, except as explicitly set forth herein, constitutes a contract for the benefit of a third party within the meaning of section 328 German Civil Code or otherwise

ten Dritter darstellt.

(kein Vertrag zugunsten Dritter oder mit Schutzwirkung zugunsten Dritter).

11. Zusicherungen und Garantien des Erwerbers

11.1. Der Käufer versichert und garantiert dem Verkäufer in Form einer eigenständigen Garantie im Sinne von §§ 311 Abs. 1, 241 des Bürgerlichen Gesetzbuches, dass die in dieser Ziffer 11 getroffenen Aussagen zum Datum und zum Stichtag oder zu einem anderen Datum, das ausdrücklich in den in dieser Ziffer getroffenen Aussagen angegeben ist, wahr und richtig sind:

11.1.1. Die Angaben in der Präambel dieses Vertrages zum Erwerber sind wahr und korrekt.

11.1.2. Der Erwerber hat das unbeschränkte Recht, diesen Vertrag abzuschließen und die darin geregelten Transaktionen durchzuführen. Die zum Abschluss und Durchführung dieses Vertrags durch den Erwerber erforderlichen Beschlüsse und Zustimmungen wurden eingeholt und der Erwerber verstößt durch Abschluss oder Durchführung dieses Vertrages nicht gegen Gesetze, Vorschriften, Satzungen oder andere für den Erwerber geltende Regelungen. Der Erwerber ist nicht verpflichtet, im Zusammenhang mit dem Abschluss und der Durchführung dieses Vertrags eine Zustimmung von einer Behörde oder einer dritten Partei einzuholen oder diese vorzulegen.

11.1.3. Es sind keine Klagen, Ermittlungen oder Verfahren bei Gericht, einem Schiedsgericht oder einer Behörde gegen den Erwerber anhängig oder nach Kenntnis des Erwerbers zum Zeitpunkt des Abschlusses dieses Vertrages angedroht, die in irgendeiner Weise geeignet wären die Transaktion zu verhindern, zu verändern oder wesentlich

11. Representations and warranties of the Purchaser

11.1. The Purchaser represents and warrants to the Seller in the form of an independent guarantee within the meaning of sections 311 para. 1, 241 of the German Civil Code that the statements set forth in this Section 11 are true and correct as of the date hereof and as of the Closing Date or such other date expressly specified in the statements set forth in this Section:

11.1.1. The statements set forth in the Preamble to this Agreement relating to the Purchaser are true and correct.

11.1.2. The Purchaser has the unrestricted right, power, authority and capacity to execute and complete this Agreement and the transactions contemplated hereunder. The execution and completion by the Purchaser of this Agreement have been duly authorised by all necessary corporate actions on their respective part and does not violate any law, rule, by-laws or other governance document applicable to Purchaser. This Agreement has been duly executed on behalf of the Purchaser and constitutes its binding obligations. The Purchaser is not required to obtain any consent by or filing with any governmental body, agency or official or any other third party in connection with the execution and delivery of this Agreement by the Purchaser.

11.1.3. There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Purchaser as of the date hereof, threatened against or affecting the Purchaser before any court or arbitrator or governmental body, agency or official which would in any manner challenge or which seeks to prevent, alter or materially delay the consummation

zu verzögern.

of the Transaction.

11.1.4. Der Erwerber ist nicht zahlungsunfähig oder überschuldet und es wurde kein Insolvenzverfahren eingeleitet oder eröffnet oder mangels Vermögens abgelehnt, und es liegen keine Umstände vor, die die Einleitung oder Eröffnung eines solchen Insolvenzverfahrens rechtfertigen würden.

11.1.4. The Purchaser is not insolvent or overindebted and no insolvency proceedings have been initiated or opened, or rejected because of a lack of assets, and no circumstances exist which would justify the initiation or opening of such insolvency proceedings.

11.1.5. Der Erwerber verfügt über ausreichend sofort verfügbare liquide Mittel, um den Kaufpreis gemäß Ziffern 4.1 in diesem Vertrag (EUR 250.094,00) zu zahlen.

11.1.5. The Purchaser has at its disposal sufficient immediately available funds to pay the Purchase Price in accordance with Sections 4.1 this Agreement (EUR 250,094.00).

11.1.6. Weiterhin wird ausdrücklich klargestellt, dass Dennis Wenz und Laura Wenz ausschliesslich für deren jeweiligen Kaufpreisanteil in der Höhe von insgesamt EUR 6,00 gegenüber dem Verkäufer und/ oder dem Darlehensgeber haften und jegliche darüber hinausgehende Haftung aus jeglichem Rechtsgrund aus diesem Vetrag gegenüber dem Verkäufer und/ oder dem Darlehensgeber ausgeschlossen ist; der Verkäufer und/ oder der Darlehensgeber verzichten insoweit auf jegliche über die vorgenannten Kaufpreisansprüche hinausgehenden Ansprüchen gegenüber Dennis Wenz und Laura Wenz. Dennis Wenz und Laura Wenz nehmen diesen Verzicht hiermit an.

11.1.6. Furthermore, it is expressly clarified that Dennis Wenz and Laura Wenz are solely liable to the Seller and/ or the Lender for their respective part of the Purchase Price of in total EUR 6.00 and that all further liability towards the Seller and/ or the Lender based on any legal grounds out of this Agreement is excluded; the Seller and/ or the Lender insofar waive all and any further claims exceeding the aforementioned Purchase Price claims against Dennis Wenz and Laura Wenz. Dennis Wenz and Laura Wenz accept these waivers.

11.1.7. Der Erwerber ist nicht verpflichtet, Gebühren oder Provisionen an einen Makler oder Finder in Bezug auf die in diesem Vertrag vorgesehenen Transaktionen zu zahlen, für die der Verkäufer haftbar gemacht werden könnte.

11.1.7. The Purchaser has not any obligation or liability to pay any fees or commissions to any broker or finder with respect to the transactions contemplated by this Agreement for which the Seller could become liable.

11.1.8. Der Erwerber verpflichtet sich, nach Closing bis zur vollständigen Zahlung des Kaufpreises nach Ziffer 4 keine der Zielgruppengesellschaften und/ oder die Systems SRL zu veranlassen, Vermögensgegenstände der Zielgruppengesellschaften und/ oder Systems SRL

11.1.8. The Purchase takes on the obligation during the time between Closing and the full payment of the Purchase Price in accordance with Section 4 not to cause any of the Target Group Companies and/ or Systems SRL to transfer assets of the Target Group Companies and/ or

an Dritte zu übertragen, wobei die Parteien ausdrücklich festhalten, dass die Verwendung der Vermögensgegenstände der Zielgruppengesellschaften und/ oder Systems SRL im Rahmen der Finanzierung der in diesem Vertrag festgehaltenen Transaktionen im Wege von sale and lease back Strukturen hiervon ausgenommen ist. Ebenso ist hiervon ausgenommen die Ausgliederung des operativen Geschäfts der Cemtrex GmbH auf eine neu zu gründende GmbH soweit die Geschäftsanteile an dieser neu zu gründenden GmbH vor oder mit Ausgliederung auf Kosten des Erwerbers in gesonderter notariell zu beurkundender Urkunde zugunsten des Darlehensgebers bis zur vollständigen Zahlung des Kaufpreises verpfändet werden. Desweitern ist hiervon ausgenommen die Verschmelzung der Assets UG auf die a) vorgenannten neue GmbH oder b) die Logistics GmbH soweit im Falle von a) die Geschäftsanteile an dieser neu zu gründenden GmbH vor oder mit Verschmelzung (soweit die vorgenannte Ausgliederung nicht zuvor erfolgte) auf Kosten des Erwerbers in gesonderter notariell zu beurkundender Urkunde zugunsten des Darlehensgebers bis zur vollständigen Zahlung des Kaufpreises verpfändet werden. Die vorstehenden Ausnahmen stehen jeweils unter der Bedingung, dass dem Darlehensgeber jeweils vorab die gesamte Dokumentation zu den im Rahmen der Ausnahmen geplanten Maßnahmen in Textform zur Verfügung gestellt wird.

Systems SRL to third parties, while the Parties explicitly agree that the use of assets of the Target Group Companies and/ or Systems SRL within the scope of the financing of the transactions contemplated in this Agreement by means of sale and lease back structures are excluded herefrom. Furthermore excluded herefrom is the split of the operative business of Cemtrex GmbH into a GmbH to be founded anew inasfar as the shares in this new GmbH are before or with the split pledged to the Lender in a separate notarial deed at the cost of the Purchaser. Additionally, the merger of Assets UG onto either a) the aforementioned GmbH or b) Logistics GmbH is exempted herefrom if in the case of a) the shares in the GmbH to be founded anew are before or with the merger (inasfar as the aforementioned split did not happen beforehand) pledged to the Lender in a separate notarial deed at the cost of the Purchaser. The aforementioned exemptions are subject to the condition that the full documentation of the transactions planned under these exemptions is respectively provided to the Lender in advance in textual form.

11.1.9. Der Erwerber verpflichtet sich, nach Closing bis zur vollständigen Zahlung des Kaufpreises nach Ziffer 4 keine Geschäftschancen der Zielgruppengesellschaften und/ oder der Systems SRL außerhalb dieser wahrnehmen und/ oder bestehende Geschäftsbeziehungen auf Dritte übertragen wird so-

11.1.9. The Purchase takes on the obligation during the time between Closing and the full payment of the Purchase Price in accordance with Section 4 not to make use of any business opportunities of the Target Group Companies and/ or Systems SRL outside of them and/ or to cause them to transfer existing business rela-

wie dass er keine der Zielgruppengesellschaften und/ oder die Systems SRL dazu veranlassen wird dieses zu tun.

tions to third parties as well that it will not cause any of the Target Group Companies and/ or Systems SRL to do so.

11.1.10. Der Erwerber verpflichtet sich, soweit rechtlich zulässig und möglich, nach Closing bis zur vollständigen Zahlung des Kaufpreises nach Ziffer 4 vor der Umsetzung der Veräußerung von Anteilen am Erwerber, von Kapitalerhöhungen beim Erwerber, vor Gewinnausschüttungen oder Darlehensgewährungen aus den Zielgruppengesellschaften an den Erwerber, Dennis Wenz, Laura Wenz und/ oder mit diesen verbundenen oder nahestehenden Personen oder wirtschaftlich vergleichbaren Maßnahmen die vorherige Zustimmung des Verkäufers in Textform einzuholen, die dieser nicht ohne wichtigen Grund verweigern kann.

11.1.10. The Purchase takes on the obligation during the time between Closing and the full payment of the Purchase Price in accordance with Section 4 inasfar legally admissible and possible to obtain the prior consent in textual form before the execution of the transfer of shares in the Purchaser, of capital increases of the Purchaser, of profit distributions or loans from the Target Group Companies to the Purchaser, Dennis Wenz, Laura Wenz and/ or to related persons or affiliates of these or economically comparable transactions, which cannot be refused without good cause.

11.2. Der Erwerber stellt den Verkäufer von jeglichen Verlusten bis zu einem Höchstbetrag von 20 % des tatsächlich an den Verkäufer und Darlehensgeber gezahlten Kaufpreises gemäß Ziffer 4 frei, die dem Verkäufer infolge eines Verstoßes gegen eine in dieser Ziffer 11 abgegebene Zusicherung oder Garantie entstehen.

11.2. The Purchaser shall indemnify and hold harmless (*freistellen und schadlos halten*) the Seller from any losses asserted against, incurred or suffered by the Seller as a result of a breach of any representation set out in this Section 11 to a maximum amount of 20 % of the Purchase Price in accordance with Section 4 actually paid to the Seller and the Lender.

12. Vertraulichkeit

Keine der Parteien soll ohne vorherige schriftliche Zustimmung irgendeine öffentliche Erklärung in Bezug auf diesen Vertrag abgeben. Jede Partei wird die Informationen, die sie aufgrund dieses Vertrages oder in Zusammenhang mit dem Abschluss dieses Vertrages über ihn, sein Bestehen, seine Bestimmungen, die in seinem Zusammenhang geführten Verhandlungen oder eine ihm gemäß zu schließende Vereinbarung erlangt, streng vertraulich behandeln und nicht veröffentlichen oder für vertragsfremde Zwecke nutzen. Dies gilt nicht sofern die Weitergabe gesetzlich vorgeschrieben oder

12. Confidentiality

No Party shall make any public announcement with respect to this Agreement without the prior written consent of the other Party, and each Party shall keep confidential and not disclose to any third party (which shall not include the Affiliates of a Party) any confidential information regarding the other Party disclosed to it in connection with the Transaction as well as the contents of this Agreement, in each case except as may be required to comply with the requirements of any applicable laws or the rules and regulations of any stock exchange on which the

nach Regeln von Handelsplätzen an denen eine der Parteien oder ihre jeweiligen Muttergesellschaften gelistet sind erforderlich ist. Im Falle der zwingend erforderlichen Veröffentlichung von Informationen gemäß dem vorstehenden Satz verpflichten sich die Parteien wechselseitig, die entsprechende Veröffentlichung nach ihren besten Möglichkeiten noch vor Veröffentlichung den anderen Parteien vorzulegen und mit diesen abzustimmen (einschließlich der Anpassung, soweit rechtlich möglich).

securities of one of the Parties or their respective parent companies are listed. In the case of a mandatorily necessary disclosure of information in accordance with the preceeding sentence, the Parties agree mutually to submit the respective disclosure to the other Parties and to discuss it with them (including adaption, inasfar as legally admissible).

13. Sonstiges

13.1. Änderungen und Ergänzungen dieses Vertrags einschließlich dieser Bestimmung bedürfen mindestens der Schriftform, soweit nicht notarielle Beurkundung erforderlich ist.

13.2. Der Erwerber ist nicht berechtigt, ein Aufrechnungs- oder Zurückbehaltungsrecht in Bezug auf seine Verpflichtungen aus diesem Vertrag (einschließlich der Verpflichtung zur Zahlung des Kaufpreises) auszuüben, es sei denn, der Anspruch des Erwerbers wurde rechtskräftig festgestellt oder ist zwischen den Parteien unstreitig. Für Anprüche aus diesem Vertrag, die der Erwerber gegen den Verkäufer und/ oder Darlehensgeber rechtshängig macht, tritt die Fälligkeit eines entsprechenden Teilbetrages der nächstfälligen Kaufpreisrate bis zu insgesamt maximal zum Betrag des Haftungshöchstbetrag gemäß Ziffer 10.2 erst mit rechtskräftiger Entscheidung über diesen Anspruch oder diese Ansprüche ein.

13.3. Mitteilungen

13.3.1. Alle Mitteilungen oder sonstigen Erklärungen im Rahmen dieser Vereinbarung gelten als ordnungsgemäß, wenn sie schriftlich erfolgen und per Einschreiben oder Kurierdienst zugestellt oder per Fax an die betreffende Person an die unten angegebene Adresse oder eine andere Adresse gesendet werden,

13. Miscalleneous

13.1. All amendments or supplements to this agreement including this provision shall be in writing unless notarization is required.

13.2. The Purchaser shall not be entitled to exercise a right of set-off (Aufrechnung) or retention (Zurückbehaltungsrecht) with respect to its obligations under this Agreement (including the obligation to pay the Purchase Price) unless Purchaser's Claim has been determined by a non-appealable final court judgment or is agreed by the Parties. For claims arising out of this Agreement by the Purchaser against the Seller and/ or the Lender filed in court, the due date for payment for a respective partial amount of the Purchase Price instalment next due up to in total a maximum of the amount of the maximum liability in accordance with Section 10.2 is delayed until the final and binding decision on this claim or claims.

13.3. Notices

13.3.1. All notices or other communications hereunder shall be deemed to have been duly made if they are made in writing and are delivered by registered mail or courier service or sent by facsimile to the relevant person at the address set forth below, or such other address as may be notified by the respective Party

die die jeweilige Vertragspartei den anderen Vertragsparteien auf die gleiche Weise mitteilt:

to the other Parties in the same manner:

An den Verkäufer:

Cemtrex Limited
No. 5, 17/F Bonham Trade Centre
50 Bonham Strand,
Sheung Wan, Hong Kong,
E-mail: sgovil@cemtrex.com and agovil@ducon.com

To the Seller:

Cemtrex Limited
No. 5, 17/F Bonham Trade Centre
50 Bonham Strand,
Sheung Wan, Hong Kong,
E-mail: sgovil@cemtrex.com and agovil@ducon.com

An den Darlehensgeber:

Cemtrex, Inc.
30-30 47th Ave,
Long Island City, NY 11101, USA,
E-mail: sgovil@cemtrex.com and agovil@ducon.com

An den Darlehensgeber:

Cemtrex, Inc.
30-30 47th Ave,
Long Island City, NY 11101, USA,
E-mail: sgovil@cemtrex.com and agovil@ducon.com

Im Falle von Verkäufer und/ oder Darlehensnehmer mit Kopie an:

NEEF Legal Rechtsanwälte
Attn.: Mr. Attorney-at-Law Arno Eisen
Bleibtreustraße 24
10707 Berlin
Deutschland
Fax: +49 (30) 889189711
E-mail: eisen@neef-legal.de

In the case of Seller and/ or Lender with a copy to:

NEEF Legal Rechtsanwälte
Attn.: Mr. Attorney-at-Law Arno Eisen
Bleibtreustraße 24
10707 Berlin
Germany
Fax: +49 (30) 889189711
E-mail: eisen@neef-legal.de

An den Erwerber:

Finvest GmbH
Wolfweg 1
76227 Karlsruhe-Durlach
Deutschland
E-mail: bittighofer@bcb-web.de

To the Purchaser:

Finvest GmbH
Wolfweg 1
76227 Karlsruhe-Durlach
Germany
E-mail: bittighofer@bcb-web.de

An Dennis Wenz:

Dennis Wenz
Kirchstrasse 48/1
75196 Remchingen
Deutschland

An Laura Wenz:

Laura Wenz
Brückenstrasse 8
69120 Heidelberg
Deutschland

Im Fall von Erwerber, Dennis Wenz

To Dennis Wenz:

Dennis Wenz
Kirchstrasse 48/1
75196 Remchingen
Germany

To Laura Wenz:

Laura Wenz
Brückenstrasse 8
69120 Heidelberg
Germany

In the case of Purchaser, Dennis Wenz

und/ oder Laura Wenz Kopie an:

SchindhelmPfisterer Rechtsanwaltsgesellschaft mbH
Attn.: Mr. Attorney-at-Law Axel Preuß
Weiherstraße 2-4
75173 Pforzheim
Deutschland
Fax: +49 (7231) 92 45-22
E-mail: apreuss@rae-sp.de

13.3.2. Der Eingang von Kopien von Bekanntmachungen oder sonstigen Erklärungen durch die Berater der Vertragsparteien stellt weder den Eingang solcher Bekanntmachungen oder sonstigen Erklärungen durch die Vertragsparteien selbst dar noch ersetzt er diese.

13.4. Dieser Vertrag (einschließlich aller Anhänge) enthält die gesamte Vereinbarung zwischen den Parteien in Bezug auf den Gegenstand dieses Vertrages und ersetzt alle vorherigen Vereinbarungen in Bezug auf den Vertragsgegenstand.

13.5. Alle Anlagen zu diesem Vertrag sind Bestandteil dieses Vertrages. Im Falle eines Widerspruchs zwischen einer Anlage und den Bestimmungen dieses Vertrages haben die Bestimmungen des Vertrages Vorrang.

13.6. Der Erwerber erkennt an und erklärt sich damit einverstanden, dass keiner der Begünstigten des Verkäufers eine Haftung oder Verpflichtung gegenüber dem Erwerber oder einer der Zielgruppengesellschaften (einschließlich ihrer verbundenen Unternehmen) aus, in Verbindung mit oder resultierend aus den Aktivitäten im Zusammenhang mit der Vorbereitung, Verhandlung und der Umsetzung dieses Vertrages und der darin vorgesehenen Transaktionen (einschließlich, aber nicht beschränkt auf Informationen oder Ratschläge der Begünstigten des Verkäufers) übernimmt, sofern nicht ausdrücklich schriftlich etwas anderes zwischen den Begünstigten des Verkäufers und dem Erwerber vereinbart wurde.

and/ or Laura Wenz with a copy to:

SchindhelmPfisterer Rechtsanwaltsgesellschaft mbH
Attn.: Mr. Attorney-at-Law Axel Preuß
Weiherstraße 2-4
75173 Pforzheim
Deutschland
Fax: +49 (7231) 92 45-22
E-mail: apreuss@rae-sp.de

13.3.2. The receipt of copies of notices or other declarations hereunder by the Parties' advisors shall not constitute or substitute the receipt of such notices or other declarations by the Parties themselves.

13.4. This Agreement (including all attachments thereto) contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements with respect thereto.

13.5. All schedules to this Agreement shall constitute an integral part of this Agreement. In the case of a conflict between any schedule and the provisions of this Agreement, the provisions of this Agreement shall prevail

13.6. The Purchaser acknowledges and agrees that none of Sellers Beneficiaries shall have any liability or obligation towards the Purchaser or the Target Company (including its Affiliates), arising out of, in connection with or resulting from the activities in connection with the preparation, negotiation and implementation of this Agreement and the transactions contemplated thereby (including but not limited to any information or advice given or supplied by the Sellers Beneficiaries) unless expressly agreed otherwise in writing between any of the Sellers Beneficiaries and the Purchaser.

13.7. Dieser Vertrag unterliegt dem Recht der Bundesrepublik Deutschland unter Ausschluss des internationalen Privatrechts.

13.7. This agreement shall be governed by the laws of the Federal Republic of Germany excluding its provisions on private international law.

13.8. Alle Streitigkeiten, die sich im Zusammenhang mit diesem Vertrag oder über seine Gültigkeit ergeben, werden nach der Schiedsgerichtsordnung der Deutschen Institution für Schiedsgerichtsbarkeit e.V. (DIS) unter Ausschluss des ordentlichen Rechtsweges endgültig entschieden. Der Ort des Schiedsverfahrens ist Berlin, Deutschland. Die Anzahl der Schiedsrichter ist drei. Die Verfahrenssprache ist Englisch, den Parteien ist es jedoch gestattet, schriftliche Beweise in deutscher Sprache beizubringen. Für diese Schiedsvereinbarung gilt das materielle Recht der Bundesrepublik Deutschland. Für den Fall, dass aufgrund des zwingenden anwendbaren Rechts Streitigkeiten aus oder im Zusammenhang mit diesem Vertrag und dessen Vollzug von einem ordentlichen Gericht entschieden werden müssen, sind ausschließlich die für Berlin und Deutschland zuständigen Gerichte zuständig. Die Vereinbarung der Zuständigkeit der ordentlichen Gerichte gilt nur für die Parteien Verkäufer, Darlehensgeber und Erwerber, und zwar in der Weise, daß es diesen benommen ist, die sachliche, örtliche oder internationale Unzuständigkeit des vereinbarten Gerichtsstandes einzuwenden. Im übrigen wird - auch für Klagen von und gegen die Parteien Dennis und Laura Wenz - als inländischer Gerichtsstand das Landgericht am allgemeinen Gerichtsstand der Parteien Dennis Wenz und Laura Wenz vereinbart.

13.8. All disputes arising out of or in connection with this Agreement or its validity shall be finally settled in accordance with the Arbitration Rules of the German Arbitration Institute (DIS) without recourse to the ordinary courts of law. The arbitral tribunal shall be comprised of three members. The seat of the arbitration is Berlin, Germany. The language of the arbitration shall be English provided however, that the Parties shall be entitled to submit written evidence in the German language. The material rules of law applicable to this arbitration agreement shall be the laws of the Federal Republic of Germany. In the event mandatory applicable law requires any matter arising from or in connection with this Agreement and its consummation to be decided upon by a court of law, the competent courts in and for Berlin, Germany, shall have the exclusive jurisdiction thereupon. The agreement on the place of jurisdiction of the regular courts applies only for the Parties Seller, Lender and Purchaser in such way that these object to the subject matter, local or international jurisdiction of the agreed upon place of jurisdiction. Otherwise – also for actions by and against the Parties Dennis Wenz and Laura Wenz - the domestic place of jurisdiction of the court at the statutory regular place of jurisdiction of the Parties Dennis Wenz and Laura Wenz is agreed upon.

13.9. Alle Steuern (einschließlich Grunderwerbsteuer) und Gebühren (einschließlich Notargebühren), die im Zusammenhang mit der Ausführung und Erfüllung dieses Vertrages zu zahlen sind oder anfallen, sind vom Erwerber zu tragen. Vorbehaltlich des vorstehenden Satzes trägt jede Vertragspartei ihre eigenen Kosten einschließlich

13.9. All transfer taxes (including real estate transfer taxes) and fees (including notarial fees), payable or incurred in connection with the execution and performance of this Agreement shall be borne by Purchaser. Subject to the preceding sentence, each Party shall pay its own expenses, including the fees of its advisers, incurred in connec-

der Honorare ihrer Berater, die im Zusammenhang mit diesem Vertrag anfallen. Der Notar wies auf die gesetzliche gesamtschuldnerische Haftung der Parteien für die Notarkosten hin.

tion with this Agreement. The notary advised of the statutory joint liability of the Parties for the notary costs.

13.10. Sollte eine Bestimmung dieses Vertrages ganz oder teilweise unwirksam oder undurchsetzbar sein, werden die Wirksamkeit und Durchsetzbarkeit aller übrigen Bestimmungen dieses Vertrages davon nicht berührt. Die Parteien verpflichten sich, die unwirksame oder undurchsetzbare Bestimmung durch diejenige wirksame und durchsetzbare Bestimmung zu ersetzen, die dem von den Vertragsparteien mit der unwirksamen oder undurchsetzbaren Bestimmung verfolgten wirtschaftlichen Zweck am nächsten kommt.

13.10. If any provision of this agreement shall be entirely or partly invalid or unenforceable, this shall not affect the validity and enforceability of all other provisions of this agreement. The Parties shall replace the invalid or unenforceable provision by such valid and enforceable provision that as closely as possible reflects the economic purpose that the parties hereto had pursued with the invalid or unenforceable provision.

13.11. Es ist nur die deutsche Fassung dieses Vertrages entscheidend.

13.11. Only the German version of the Agreement is valid.

II. Sonstiges

1. Belehrungen/Hinweise

Der Notar erklärte den Beteiligten,

a) dass gemäß § 16 Abs. 1 GmbHG im Falle der Veräußerung von Geschäftsanteilen an einer GmbH der Gesellschaft gegenüber nur derjenige als Inhaber eines Geschäftsanteils gilt, wer als solcher in der im Handelsregister aufgenommenen Gesellschafterliste eingetragen ist. Eine vom Erwerber in Bezug auf das Gesellschaftsverhältnis vorgenommene Rechtshandlung gilt als von Anfang an wirksam, wenn die Liste unverzüglich nach Vornahme der Rechtshandlung in das Handelsregister aufgenommen wird;

b) dass der Erwerber die vor Aufnahme der neuen Gesellschafterliste in das Handelsregister von der Gesellschaft gegenüber dem Veräußerer oder von dem Veräußerer gegenüber der Gesellschaft in Bezug auf das Gesellschaftsverhältnis vorgenommenen Rechtshandlungen unter Umständen gegen sich gelten lassen muss;

c) dass gemäß § 16 Abs. 2 GmbHG der Erwerber für Einlageverpflichtungen, die in dem Zeitpunkt rückständig sind, ab dem der Erwerber gemäß § 16 Abs. 1 GmbHG im Verhältnis zur Gesellschaft als Inhaber des Geschäftsanteils gilt, neben dem Veräußerer haftet;

d) dass ein gutgläubiger Erwerb von Geschäftsanteilen an einer GmbH möglich ist, wenn der Veräußerer als Inhaber des Geschäftsanteils in der im Handelsregister aufgenommenen Gesellschafterliste eingetragen ist. Dies gilt nicht, wenn die Liste zum Zeitpunkt des Erwerbs hinsichtlich des Geschäftsanteils weniger als drei Jahre unrichtig und die Unrichtigkeit dem Berechtig-

ten nicht zuzurechnen ist. Ein gutgläubiger Erwerb ist ferner nicht möglich, wenn dem Erwerber die mangelnde Berechtigung bekannt oder infolge grober Fahrlässigkeit unbekannt ist oder der Gesellschafterliste ein Widerspruch zugeordnet ist;

e) dass gemäß § 24 GmbHG, soweit eine Stammeinlage weder von den Zahlungspflichtigen eingezogen, noch durch Verkauf des Geschäftsanteils gedeckt werden kann, die übrigen Gesellschafter den Fehlbetrag nach dem Verhältnis ihrer Geschäftsanteile aufzubringen haben. Beiträge, welche von einzelnen Gesellschaftern nicht zu erlangen sind, werden nach dem bezeichneten Verhältnis auf die übrigen verteilt.

f) dass der Notar verpflichtet ist, die Anteilsübertragung dem zuständigen Finanzamt für Verkehrssteuern anzuzeigen, sofern die Gesellschaft über Grundbesitz verfügt. Die Beteiligten versicherten, dass alle Zielgruppengesellschaften und die Systems SRL mit Ausnahme der folgenden Immobilie keinen Grundbesitz in Deutschland haben: Eigentümer ROB Cemtrex GmbH, Grundbuch des Amtsgerichts Maulbronn von Göbrichen Blatt 742, BV lfd. Nr. 3: Gemarkung Göbrichen, Flurstück 1584, Am Wolfsbaum 1, Gebäude- und Freifläche, eingetragene Größe 4.358 qm und Flurstück 1780/1, Oberer Strietweg, Gebäude- und Freifläche, eingetragene Größe 5.500 qm, postalische Anschrift: Am Wolfsbaum 1, 75245 Neulingen, bebaut mit gewerblich genutzten Gebäuden. Die Parteien erklären, daß von den an den Verkäufer zu erbringenden Gegenleistungen insgesamt 3.000.000,00 Euro auf die Immobilie entfallen.

g) dass die Bilanzen und Abschlüsse vom Notar nicht geprüft wurden. Die Beteiligten baten gleichwohl um sofortige Beurkundung dieses Vertrages.

h) daß der Erwerb von Geschäftsanteilen von Gesellschaften, die Immobilienbesitz haben, grundsätzlich der Grunderwerbsteuerpflicht unterliegen kann und dass der Notar zu wirtschaftlichen und steuerlichen Fragen keine Hinweise geben kann und den Parteien empfiehlt, sich diesbezüglich vor Vertragsschluß den Rat eines Steuerberaters einzuholen. Die Parteien baten gleichwohl um sofortige Beurkundung.

i) dass der Notar verpflichtet ist, die Abtretung der Geschäftsanteile dem Finanzamt für Körperschaften und ggf. dem Finanzamt für Schenkungssteuern anzuzeigen,

j) dass der Notar dem Handelsregister eine neue Gesellschafterliste einzureichen und eine Ablichtung hiervon der Gesellschaft zu übermitteln habe, sobald die Abtretungen wirksam sind.

k) dass sämtliche Vereinbarungen der Parteien der Beurkundung bedürfen und über die Folgen unrichtiger und unvollständiger Angaben, auch hinsichtlich der Kaufgegenleistung und etwa geschlossener und nicht beurkundeter Nebenvereinbarungen, insbesondere dass dadurch der gesamte Vertrag nichtig sein kann. Mit Wirksamkeit der Abtretung der Geschäftsanteile können bis dahin formnichtige Vereinbarungen geheilt und damit voll wirksam werden, ohne dass der Notar auf diese Vereinbarungen einen Einfluss hat und daraufhin prüfen konnte, ob sie dem Willen der Beteiligten wirklich entsprechen. Die Beteiligten versicherten die Richtigkeit und die Vollständigkeit ihrer Angaben und erklärten, dass keine Nebenvereinbarungen außerhalb dieser Urkunde existieren.

l) daß der Notar keine Hinweise dazu geben kann und keinerlei Maßnahmen ergreift, um etwaigen rechtlichen Verpflichtungen nach rumänischem Recht wegen der Veränderung der Beherrschungsverhältnisse an der Systems SRL nachzukommen. Dies zu prüfen und ggf. umzusetzen obliegt den Parteien selbst. Das betrifft auch den Fall, daß die Systems SRL etwa Grundbesitz außerhalb Deutschlands haben sollte.

Des weiteren hat der Notar das Grundbuch von Göbrichen Blatt 742 am heutigen Tage eingesehen und dem Beteiligten einen vollständigen heutigen Grundbuchauszug zur Kenntnis gebracht und mit ihm erörtert. Die Parteien erklärten, daß ihnen die Immobilie in Natur bekannt ist und ihnen sämtliche Grundbucheintragungen bewußt sind. Die Parteien wünschten über die in dieser Urkunde bereits enthaltenen Regelungen hinaus keine weiteren Vereinbarungen hinsichtlich der im Eigentum der ROB Cemtrex GmbH stehenden Immobilie, insbesondere zur Freistellung von Lasten und zur Haftung für Mängel. Alle bestehenden Eintragungen im Grundbuch bleiben bestehen und werden übernommen.

2. Vollmacht

Die Vertragschließenden erteilen den Notariatsangestellten Daniela Doerwald, Ingrid Engler und Charlene Hahn, geschäftsansässig Grunewaldstraße 55, 10825 Berlin, jeder für jeden

V o l l m a c h t

unter Verzicht auf deren persönliche Haftung, die vorstehenden Vereinbarungen und Anträge abzuändern und zu ergänzen, soweit dies zur Behebung von Beanstandungen des Handelsregisters oder der Industrie- und Handelskammer erforderlich ist. Die Bevollmächtigten sind von den Beschränkungen des § 181 BGB befreit und berechtigt, Untervollmacht zu erteilen. Von der Vollmacht darf nur vor dem amtierenden Notar oder seinem Vertreter im Amt Gebrauch gemacht werden, der ihre Einhaltung zu überwachen hat.

3. Abschriften

Die Erschienenen beantragen, von dieser Urkunde zu erteilen:

- dem Verkäufer, dem Darlehensgeber, dem Erwerber, Dennis Wenz und Laura Wenz je eine beglaubigte Abschrift, den Zielgruppengesellschaften jeweils einfache elektronische Abschriften,
- die erforderlichen Behördenabschriften.

Das Protokoll nebst den Anlage B, D, 4.5 und 6.5 wurde dem Beteiligten vom Notar vorgelesen, ihm zur Durchsicht vorgelegt, von den Beteiligten genehmigt und von ihm und dem Notar eigenhändig unterschrieben:

gez. A. Eisen

LS

gez. Kornisch
Notar

Anlage (B)

Liste
der Gesellschafter

der Firma **ROB Cemtrex GmbH**

mit dem Sitz **Neulingen**

eingetragen im Handelsregister des Amtsgerichts Mannheim unter HRB 718253 B

mit den Beträgen der übernommenen Stammeinlagen.

lfd. Nr. der GA*	**Name, Vorname/ Firma**	**Geburtsdatum/ AG, Registernummer**	**Wohnort/ Sitz der Gesellschaft**	**Stück GA***	**Stammeinlage je Stück in EUR**	**Stammeinlage gesamt in EUR**	**frühere lfd. Nr. der GA***
1-25.000	Cemtrex Limited	Companies Registry of Hong Kong, No. 1962817	Hong Kong	25.000	1,00	25.000,00	
	Summe Stammkapital					**25.000,00**	

* GA = Geschäftsanteile

Hiermit bestätige ich, dass die geänderten Eintragungen den Veränderungen aufgrund der mit meiner Urkunde vom 09. September 2013, meine UR-Nr. 185/2013) beurkundeten Kapitalerhöhung entsprechen und der übrige Inhalt der Liste mit dem Inhalt der zum Handelsregister eingereichten Liste vom 09. September 2013 übereinstimmt. Des weiteren stimmt cie Liste inhaltlich mit der zuletzt eingereichten Liste vom 19. September 2013 überein, welche jedoch in der Spalte „Stück GA*" einen Schreibfehler enthält (fehlerhaft angegebene Anzahl der Geschäftsanteile von 1.000 Stück), der hierdurch dahingehend berichtigt wird, daß die Anzahl der Geschäftsanteile der Cemtrex Limited richtig 25.000 Stück lautet.

Berlin, den 03. Dezember 2013

Gerald Kornisch
Notar

(Diese Datei ist ein elektronisch errichtetes einfaches Zeugnis gemäß § 39a BeurkG. Siegel und manuelle Unterschrift werden durch die qualifizierte elektronische Signatur ersetzt.)

Liste
der Gesellschafter

der Firma ROB Cemtrex Assets UG (haftungsbeschränkt)

mit dem Sitz Neulingen

eingetragen im Handelsregister des Amtsgerichts Mannheim unter HRB 724976
mit den Beträgen der übernommenen Stammeinlagen, und zwar unter Berücksichtigung der Geschäftsanteilsabtretungen vom 26. Mai 2016.

lfd. Nr. der GA*	Name, Vorname/ Firma	Geburtsdatum/ AG, Registernummer	Wohnort/ Sitz der Gesellschaft	Stück GA*	Stammeinlage je Stück in EUR	Stammeinlage gesamt in EUR	frühere lfd. Nr. der GA*
1-1.500	Cemtrex Limited	Companies Registry of Hong Kong, No. 1962817	Hong Kong	1.500	1,00	1.500,00	
	Summe Stammkapital					1.500,00	

* GA = Geschäftsanteile

Hiermit bestätige ich, dass die geänderten Eintragungen den Veränderungen aufgrund der mit meiner Urkunde vom 26. Mai 2016 (UR-Nr. 158/2016) beurkundeten Geschäftsanteilsabtretung(en) entsprechen und der übrige Inhalt der Liste mit dem Inhalt der zuletzt im Handelsregister aufgenommenen Liste vom 12. Mai 2016 übereinstimmt.

Berlin, den 31.05.2016

Gerald Kornisch
Notar

(Diese Datei ist ein elektronisch errichtetes einfaches Zeugnis gemäß § 39a BeurkG. Siegel und manuelle Unterschrift werden durch die qualifizierte elektronische Signatur ersetzt.)

Liste
der Gesellschafter

der Firma **ROB Cemtrex Logistics GmbH**

mit dem Sitz **Neulingen**

eingetragen im Handelsregister des Amtsgerichts Mannheim unter HRB 725034
mit den Beträgen der übernommenen Stammeinlagen, und zwar unter Berücksichtigung der
Geschäftsanteilsabtretungen vom 26. Mai 2016.

lfd. Nr. der GA*	**Name, Vorname/ Firma**	**Geburtsdatum/ AG, Registernummer**	**Wohnort/ Sitz der Gesellschaft**	**Stück GA***	**Stammeinlage je Stück in EUR**	**Stammeinlage gesamt in EUR**	**frühere lfd. Nr. der GA***
1-25.000	Cemtrex Limited	Companies Registry of Hong Kong, Nr. 1962817	Hong Kong	25.000	1,00	25.000,00	-
	Summe Stammkapital					25.000,00	

* GA = Geschäftsanteile

Hiermit bestätige ich, dass die geänderten Eintragungen den Veränderungen aufgrund der mit meiner Urkunde vom 26. Mai 2016 (UR-Nr. 160/2016) beurkundeten Geschäftsanteilsabtretungen entsprechen und der übrige Inhalt der Liste mit dem Inhalt der zuletzt im Handelsregister aufgenommenen Liste vom 12. Mai 2016 übereinstimmt.

Berlin, den 08.06.2016

Gerald Kornisch
Notar

(Diese Datei ist ein elektronisch errichtetes einfaches Zeugnis gemäß § 39a BeurkG. Siegel und manuelle Unterschrift werden durch die qualifizierte elektronische Signatur ersetzt.)

Anlage D

Salden zum 06.06.2019 ROB Cemtrex GmbH

Darlehen

3405	1.174.286,05	Darlehen Cemtrex Inc. USA (ehemals gg. der ROB Cemtrex Automotive GmbH)	inkl. Zinsen für den Zeitraum 01.07.18-30.06.19
3410	4.424.277,29	Verbindlichkeiten gg. Cemtrex Inc. USA (ehemals Gesellschafterdarlehen)	
	5.598.563,34		

Anlage 2.3.1.

Verpfändungsvertrag

Pledge Agreement

1. Derzeitige Gesellschafterstellung

Der Erwerber, Dennis Wenz und Laura Wenz (nachfolgend gemeinsam die „**Verpfänder**") werden mit Vollzug des Vertrages Gesellschafter der Cemtrex GmbH sowie der Erwerber zudem auch alleiniger Gesellschafter der Assets UG und der Logistics GmbH (nachfolgend auch die „**Zielgruppengesellschaften**"). Die Verpfänder werden die Geschäftsanteile an den Zielgruppengesellschaften wie folgt halten:

1. Current shareholder

The Purchaser, Dennis Wenz und Laura Wenz (hereinafter together the "**Pledgers**") will with Closing of the Agreement become shareholder of Cemtrex GmbH and the Purchaser also sole shareholder of Assets UG and of Logistics GmbH (together in the following the "**Target Group Companies**"). The Pledgers will hold the shares of the Target Group Companies as follows:

Cemtrex GmbH		
Gesellschafter	**lfd. Nummern**	**Anteil Stammkapital in EUR**
Erwerber	1.501 – 25.000	23.500,00
Dennis Wenz	1 – 750	750,00
Laura Wenz	751 – 1.500	750,00
GESAMT	**25.000**	**25.000,00**
Assets UG		
Gesellschafter	**lfd. Nummern**	**Anteil Stammkapital in EUR**
Erwerber	1 – 1.500	1.500,00
GESAMT	**1.500**	**1.500,00**
Logistics GmbH		
Gesellschafter	**lfd. Nummern**	**Anteil Stammkapital in EUR**
Erwerber	1 – 25.000	25.000,00
GESAMT	**25.000**	**25.000,00**

(nachfolgend die „**künftigen Geschäftsanteile**")

Cemtrex GmbH		
Shareholder	**Serial numbers**	**Nominal amount of shares in EUR**
Purchaser	1,502 – 25,000	23,500.00
Dennis Wenz	1 – 750	750.00
Laura Wenz	750 – 1,500	750.00
TOTAL	**25,000**	**25,000.00**
Assets UG		

Shareholder	Serial numbers	Nominal amount of shares in EUR
Purchaser	1 – 1,500	1,500.00
TOTAL	**1.500**	**1,500.00**
Logistics GmbH		
Shareholder	**Serial numbers**	**Nominal amount of shares in EUR**
Purchaser	1 – 25,000	25,000.00
TOTAL	**25,000**	**25,000.00**

(hereinafter the "**Future Shares**")

2. Verpfändung der künftigen Geschäftsanteile sowie weiterer Rechte

2.1.

Die Verpfänder verpfänden hiermit ihre jeweiligen künftigen Geschäftsanteile an den Zielgruppengesellschaften wie in Ziffer 1. beschrieben (nachfolgend auch die „**verpfändeten Geschäftsanteile**") an die **Cemtrex, Inc.**, 30-30 47th Ave, Long Island City, NY 11101, USA, eingetragen in der Division of Corporations des Department of State of Delaware unter Nummer 2888556, („**Pfandgläubiger**").

Mitverpfändet werden

2.1.1.

alle mit den verpfändeten Geschäftsanteilen verbundenen gegenwärtigen oder zukünftigen Ansprüche auf Auseinandersetzungsguthaben, Abfindungsansprüche aufgrund von Einziehung, Ansprüche auf Rückzahlung von Stammkapital im Falle von Kapitalherabsetzungen, Ansprüche auf Rückbezahlung von einbezahlten Nachschüssen, soweit sie nicht zur Deckung des Verlustes von Stammkapital erforderlich sind, Ansprüche auf Entschädigung im Falle einer Kündigung bzw. eines Austritts aus der Gesellschaft, Ansprüche auf einen Überschuss im Falle einer Preisgabe;

2.1.2.

alle gegenwärtigen oder zukünftigen Ansprüche auf Ausschüttung von Gewinnen

2. Pledge of the Future Shares and other rights

2.1.

The Pledgers hereby pledge their respective Future Shares in the Target Group Companies each as described in Section 1 (hereinafter also the "**Pledged Shares**") to Cemtrex, Inc., 30-30 47th Ave, Long Island City, NY 11101, USA, registered with the Division of Corporations of the Department of State of Delaware under Number 2888556, ("**Pledgee**").

Also pledged are

2.1.1.

all present or future claims for disputed credit balance, for compensation due to the redemption of shares, for repayment of share capital in the event of capital reductions, for repayment of paid additional contributions insofar as they are not required to cover the loss of share capital, for compensation in the event of termination or withdrawal from the Company, for payment of a surplus in the event of an abandonment, which are associated with the Pledged Shares;

2.1.2.

all present or future claims to distribution of profits arising from the Pledged Shares;

auf die verpfändeten Geschäftsanteile;

2.1.3.
alle Bezugsrechte auf nach Abschluss dieses Vertrages ausgegebene Geschäftsanteile sowie

2.1.3.
all pre-emptive rights for shares issued after conclusion of this agreement as well as

2.1.4.
alle sonstigen mit den verpfändeten Geschäftsanteilen verbundenen geldwerten Ansprüche und Rechte.

2.1.4.
all other monetary claims and rights associated with the Pledged Shares.

2.2.
Aufgrund der Verpfändung nach diesem Vertrag erwirbt der die Verpfändung annehmende Pfandgläubiger ein Pfandrecht an jedem einzelnen der nach diesem Vertrag verpfändeten Geschäftsanteile und Rechte. Die Pfandrechte haben untereinander den gleichen, ersten Rang.

2.2.
On the basis of the pledging under this agreement, the Pledgee who accepts the pledging shall acquire a pledge on each of the shares and rights pledged under this agreement. The pledges shall have the same first ranking among themselves.

2.3.
Die Geschäftsanteile und Rechte, an denen nach Ziffer 2.1. Pfandrechte bestellt werden, werden zusammenfassend nachfolgend auch als „**Sicherheiten**" bezeichnet. Die nach dieser Ziffer 2. bestellten Pfandrechte werden zusammenfassend nachfolgend auch als „**Pfandrechte**" bezeichnet.

2.3.
The shares and rights to which pledges are appointed in accordance with Section 2.1. are hereinafter together also referred to as "**Securities**". The pledges appointed in accordance with this Section 2 are hereinafter also referred to as "**Pledges**".

3. Sicherungszweck

3.1.
Die Verpfändung der Sicherheiten dient der Besicherung aller gegenwärtig bestehenden und zukünftigen, auch bedingten oder befristeten Ansprüche, die dem Pfandgläubiger aus dem Vertrag, in seiner jeweils geltenden Fassung, einschließlich aller nachträglichen Ergänzungen, Änderungen oder Erweiterungen gegenüber den Verpfändern zustehen sowie einschließlich aller Zinsen, Kosten und sonstiger Auslagen, die dem Pfandgläubiger im Zusammenhang mit der Wahrung oder der Durchsetzung seiner Rechte unter dem Vertrag und der Verwertung der nach diesem Verpfändungsvertrag gewährten Sicherheiten entstehen (nachfolgend „**gesicherte Ansprüche**"). Die Verpfändung bleibt unverändert bestehen, wenn die Laufzeit des Vertrages oder der gesicherten Ansprüche ein- oder mehrmals verlängert oder verkürzt oder der Zinssatz ein- oder mehrmals

3. Purpose of the Securities

3.1.
The pledging of the securities serves as security for all present and future claims, including conditional and limited claims, to which the Pledgee is entitled against the Pledgers under the Agreement, in its respective up-to-date version, including all subsequent additions, changes or extensions, as well as including all interests, costs and other expenses incurred by the Pledgee in connection with the protection and enforcement of his rights under the Agreement and the realization of the securities granted under this Pledge Agreement (hereinafter "**Secured Claims**"). The pledge remains unchanged if the term of the contract or of the Secured Claims are extended or shortened once or several times or if the rate of interest is changed once or several times.

geändert wird.

3.2.
Die Pfandrechte dienen neben anderen bestellten Sicherungsrechten als zusätzliche Sicherung für die hiernach gesicherten Ansprüche, ohne das damit die sonstigen Sicherungsrechte in irgendeiner Form eingeschränkt würden.

3.2.
In addition to other appointed security rights, the Pledges serve as additional security for the claims secured hereafter without the restricting the other security rights in any way.

4. Gewinnverwendung, Rechte aus den Sicherheiten

4.1.
Solange keines der unten in Ziffer 4.3.1. und 4.3.2. beschriebenen Ereignisse eingetreten ist, sind die Verpfänder zum Empfang und zur Einbehaltung sämtlicher in Bezug auf die verpfändeten Geschäftsanteile ausgekehrten Gewinnausschüttungen in bar berechtigt.

4.2.
Sachausschüttungen sowie Leistungen, welche die Verpfänder als Gegenleistung für die Sicherheiten empfangen, sind dem Pfandgläubiger als zusätzliche Sicherheit hierunter zu bestellen. Falls die Verpfänder Leistungen empfangen, welche sie an den Pfandgläubiger als zusätzliche Sicherheit hierunter zu bestellen haben, werden sie diese jeweils als Treuhänder für den Pfandgläubiger von ihrem übrigen Vermögen getrennt halten und an den Pfandgläubiger so herausgeben, wie sie sie jeweils empfangen haben. Außerdem werden sie die für die Übertragung erforderlichen Handlungen vornehmen.

4.3.
Falls und solange

4.3.1.
die durch diesen Verpfändungsvertrag gesicherten Ansprüche ganz oder zum Teil fällig geworden sind und nicht innerhalb von 15 Tagen nach Fälligkeit bezahlt werden,

oder falls

4.3.2.
ein Verpfänder zahlungsunfähig wird oder falls ein Insolvenzverfahren über das Vermögen eines Verpfänders eröffnet wird,

4. Appropriation of profit, rights from securities

4.1.
As long as none of the events described in Section 4.3.1. and 4.3.2 below has occurred, the Pledgers shall be entitled to receive and retain all cash dividends paid in respect of the Pledged Shares.

4.2.
Distributions in kind as well as benefits received by the Pledgers as considerations for the Securities are to be appointed as additional security hereunder. If the Pledgers receive benefits which they have to appoint to the Pledgee as additional security hereunder, they shall keep them separate from their other assets as trustees for the Pledgee and return them to the Pledgee in the form in which they received them. In addition, they will take all actions necessary for the transfer.

4.3.
If and as long as

4.3.1.
the claims secured by this Pledge Agreement have become due in whole or in part and are not paid within 15 days of the due date,

or if

4.3.2.
a pledger becomes insolvent or if insolvency proceedings are commenced over the assets of the pledger, or if a pledger has applied for such

oder ein Verpfänder ein solches Verfahren beantragt hat, oder wenn ein Dritter die Eröffnung eines solchen Verfahrens beantragt und dieser Antrag weder rechtsmissbräuchlich ist noch binnen einer Frist von einer Woche nach Antragstellung wieder zurückgenommen oder trotz hinreichender Masse abgewiesen wird,

proceedings, or if a third party applies for such proceedings to be commenced and this application is neither an abuse of law nor withdrawn within a period of one week after filling the application, or is rejected despite sufficient assets,

erlischt das Recht der Verpfänder, Gewinnausschüttungen in bar zu beziehen, zu deren Empfang sie gemäß vorstehendem Ziffer 4.1 berechtigt sind, ab dem jeweiligen vorgenannten Zeitpunkt.

the Pledgers' rights to receive distributions of profits in cash which they are entitled to receive in accordance with Section 4.1 above shall lapse from the respective aforementioned date.

Ab diesem Zeitpunkt ist ausschließlich der Pfandgläubiger zum Bezug von Gewinnausschüttungen berechtigt.

As of this date, only the Pledgee is entitled to receive distributions of profits.

4.4.
Die Verpfänder sind berechtigt, die mit den verpfändeten Geschäftsanteilen verbundenen Mitgliedschaftsrechte, insbesondere das Stimmrecht, selbst auszuüben. Der Pfandgläubiger wird sich insoweit jeder Weisung enthalten. Die Verpfänder sind jedoch bis zur unwiderruflichen vollständigen Zahlung und Erfüllung der gesicherten Ansprüche oder Freigabe der verpfändeten Sicherheiten verpflichtet, bei Ausübung ihrer Stimmrechte stets nach Treu und Glauben zu handeln, um sicherzustellen, dass der Wert der Sicherheiten und die Wirksamkeit oder Durchsetzbarkeit der Pfandrechte in keiner Weise beeinträchtigt wird.

4.4.
The Pledgers are entitled to exercise the membership rights associated with the Pledged Shares, in particular the voting rights, themselves. The Pledgee will abstain from any instruction in this respect. However, until full and irrevocable payment and fulfilment of the secured claims or release of the pledged securities, the Pledgors are obliged to always act in good faith when exercising their voting rights in order to ensure that the value of the securities and the effectiveness or enforceability of the Pledges are not impaired in any way.

4.5.
Zur Klarstellung wird festgehalten, dass die Verpfänder über die Ansprüche auf Liquidationserlös oder Abfindung anstelle der Geschäftsanteile auch vor Eintritt der Berechtigung zur Verwertung (siehe Ziffer 5.) nicht verfügungsbefugt sind. Die aus diesen Ansprüchen resultierenden Zahlungen sind an den Pfandgläubiger auf ein Sonderkonto zu leisten, das für die Dauer der Verpfändung gesperrt ist.

4.5.
For clarification purposes, it is stated that the Pledgers are not authorized to dispose of the claims to liquidation proceeds or compensation in lieu of the shares even before the entitlement to exploitation has occurred (see Section 5.). The payments resulting from these claims shall be made to the pledgee on a special account which is blocked for the duration of the pledge.

5. Verwertung

5.1.
Der Pfandgläubiger ist berechtigt, die mit diesem Verpfändungsvertrag verpfändeten Sicherheiten zu verwerten, wenn ein

5. Exploitation

5.1.
The Pledgee is entitled to exploit the securities pledged with this Pledge Agreement if a pledger is in default with due payments on the claims

Verpfänder mit fälligen Zahlungen auf die durch die Verpfändung gesicherten Ansprüche in Verzug ist (nachfolgend der „**Verwertungsfall**"). Die Anwendbarkeit von § 1277 BGB wird ausgeschlossen, so dass zur Verwertung der verpfändeten Sicherheiten kein vollstreckbarer Titel erforderlich ist. Die Verwertung der verpfändeten Sicherheiten ist erst dann zulässig, nachdem der Pfandgläubiger die Verwertung der Sicherheiten unter Setzung einer Frist von 4 Wochen angedroht hat und diese Frist abgelaufen ist. Der Androhung und Fristsetzung bedarf es jedoch nicht, wenn ein Verpfänder zahlungsunfähig geworden ist oder über das Vermögen eines Verpfänders ein Insolvenzverfahren eröffnet worden ist; ein gleiches gilt, wenn ein Verpfänder die Eröffnung eines Insolvenzverfahrens beantragt hat oder wenn ein Dritter die Eröffnung eines solchen Verfahrens beantragt hat und dieser Antrag weder rechtsmissbräuchlich ist noch binnen einer Frist von einer Woche nach Antragstellung wieder zurückgenommen oder trotz hinreichender Masse abgewiesen wird.

secured by the pledge (hereinafter the "**Case of Exploitation**"). The applicability of § 1277 BGB is excluded so that no enforceable title is required for the exploitation of the pledged Securities. The exploitation of the pledged Securities is only permissible after the Pledgee has threatened the exploitation of the Securities by setting a deadline of 4 Weeks and this deadline has expired. However, the threat and setting of a deadline shall not be necessary if a pledger has become insolvent or if insolvency proceedings are commenced over the assets of the pledger, or if a pledger has applied for such proceedings, or if a third party applies for such proceedings to be commenced and this application is neither an abuse of law nor withdrawn within a period of one week after filling the application, or is rejected despite sufficient assets.

5.2.

Im Verwertungsfall ist der Pfandgläubiger bei Vorliegen der übrigen im vorstehenden Ziffer 5.1. geschilderten Voraussetzungen berechtigt,

5.2.

In Case of Exploitation, the Pledgee is entitled, if the other conditions described in Section 5.1. above are met,

5.2.1.

die nach diesem Vertrag verpfändeten Geschäftsanteile (oder Teile davon) durch öffentliche Versteigerung an jedem von dem Pfandgläubiger bestimmten Ort in der Bundesrepublik Deutschland oder, falls ein Markt- oder Börsenpreis besteht, nach seiner Wahl durch freihändigen Verkauf zu verwerten, ohne dass es einer weiteren Androhung in Bezug auf die Versteigerung oder den Verkauf bedarf;

5.2.1.

to exploit the shares (or parts thereof) pledged in accordance with this agreement by public auction at any place in the Federal Republic of Germany determined by the pledgee or, if a market or stock exchange price exists, at his discretion by private sale, without any further threat being required with regard to the auction or sale;

5.2.2.

sämtliche Unterlagen von den Verpfändern über die Sicherheiten herausverlangen;

5.2.2.

to demand the return of all documents relating to the Securities from the Pledgers;

5.2.3.

alle sonstigen rechtlich zulässigen Handlungen vorzunehmen, die notwendig oder zweckmäßig sind, um die nach diesem

5.2.3.

to take all other legally permissible actions which are necessary or appropriate in order to exploit the security rights appointed by the

Verpfändungsvertrag von dem Verpfänder bestellten Sicherungsrechte zu verwerten, soweit diese nicht bereits unter Ziffern 5.2.1. und 5.2.2. genannt sind.

pledger in accordance with this Pledge Agreement, insofar as these are not already mentioned under Section 5.2.1. and 5.2.2.

Die vorstehenden Bestimmungen gelten vorbehaltlich zwingender Vorschriften der Insolvenzordnung.

The aforementioned provisions shall apply subject to mandatory provisions of the Insolvency Code.

5.3.
Die Ansprüche auf Gewinnausschüttungen, Abfindung und Liquidationserlös und sonstige Zahlungsansprüche wird der Pfandgläubiger durch Einziehung verwerten. Der Pfandgläubiger ist für diese Zwecke berechtigt, die Gesellschaft von der Durchführung der Verwertung zu informieren.

5.3.
The Pledgee will exploit the claims to profit distributions, compensations and liquidation proceeds and other payment claims by redemption. For these purposes, the Pledgee is entitled to inform the Company about the execution of the exploitation.

5.4.
Die angemessenen Kosten der Verwertung der nach diesem Verpfändungsvertrag gewährten Sicherheiten trägt der Erwerber.

5.4.
The Buyer shall bear the reasonable costs of the exploitation of the securities granted under this Pledge Agreement.

5.5.
Der Pfandgläubiger wird eine Verwertung nur in dem Umfang vornehmen, als dies zur Befriedigung der rückständigen gesicherten Ansprüche erforderlich ist. Der bei der Verwertung der Sicherheiten erzielte Erlös – abzüglich etwaiger Umsatzsteuer – wird zuerst zur Begleichung der im Zusammenhang mit der Verwertung entstehenden Kosten und Auslagen verwandt. Der danach verbleibende Erlös wird entsprechend der gesetzlich vorgesehenen Befriedungsreihenfolge verwandt. Einen etwa noch verbleibenden Überschuss wird der Pfandgläubiger an die Verpfänder – bzw. soweit der Pfandgläubiger zur Herausgabe an einen Dritten verpflichtet ist, an diesen – auf Kosten des Erwerbers herausgeben.

5.5.
The Pledgee will only exploit to the extent necessary to satisfy the Secured Claims in arrears. The proceeds from the exploitation of the Securities – minus any value added tax – shall first be used to settle the costs and expenses incurred in connection with the exploitation. The remaining proceeds will be used in accordance with the statutory order of satisfaction. The Pledgee shall return any remaining surplus to the Pledgers – or, if the Pledgee is obligated to return it to a third party, to such third party – at the expense of the Buyer.

5.6.
Die Verpfänder sind verpflichtet, auf Kosten des Erwerbers, der sich verpflichtet diese Kosten zu tragen, alle Erklärungen abzugeben und Handlungen vorzunehmen, die zur Realisierung der nach diesem Verpfändungsvertrag bestellten Pfandrechte erforderlich sind.

5.6.
The Pledgers are obliged to make all declarations and take all actions necessary to realize the Pledges appointed under this Pledge Agreement at the expense of the Buyer, who undertakes to bear these costs.

6. Überprüfungsrecht

6.1.
Der Pfandgläubiger ist jederzeit berechtigt, während der üblichen Geschäftszeiten alle Informationen, Aufzeichnungen und Schriftstücke einzusehen und zu vervielfältigen, deren Kenntnis notwendig oder zweckmäßig ist, um die nach diesem Verpfändungsvertrag gewährten Pfandrechte überprüfen oder geltend machen zu können.

6.2.
Falls ein Dritter Zugang zu Informationen, Aufzeichnungen oder Schriftstücken hat, die notwendig oder zweckmäßig sind, um die nach diesem Verpfändungsvertrag gewährten Pfandrechte zu überprüfen oder geltend zu machen, bevollmächtigen die Verpfänder den Pfandgläubiger bereits hiermit unwiderruflich, sich diese Informationen, Aufzeichnungen und Schriftstücke im Namen der bzw. des jeweiligen Verpfänder(s) aushändigen zu lassen. Der Pfandgläubiger wird die Verpfänder über solche Vorgänge unverzüglich unterrichten.

6.3.
Die Verpfänder werden fortlaufend alle Informationen, Aufzeichnungen und Schriftstücke auf dem neuesten Stand halten, soweit sie sich auf die nach diesem Verpfändungsvertrag bestellten Pfandrechte beziehen.

7. Verpflichtungen der Verpfänder

Solange nach diesem Verpfändungsvertrag gesicherte Ansprüche ausstehen, bzw. entstehen können, sind die Verpfänder verpflichtet,

7.1.
nicht über die Sicherheiten zu verfügen, ohne die vorherige schriftliche Zustimmung des Pfandgläubigers keine anderen Sicherungsrechte oder Rechte Dritter an den Sicherheiten zu bestellen oder solchen Rechten zuzustimmen sowie ferner keine Handlungen vorzunehmen oder zu unterlassen, die darauf gerichtet sind oder zur Folge haben können, dass die Sicherheiten oder die in diesem Vertrag an den Sicherheiten bestellten Pfandrechte nicht mehr bestehen oder in irgendeiner Weise

6. Right of supervision

6.1.
The Pledgee shall, at any time, be entitled during normal business hours to inspect and reproduce all information, records and documents, the knowledge of which is necessary or appropriate in order to be able to verify or assert the Pledges granted under this Pledge Agreement.

6.2.
If a third party has access to information, records or documents that are necessary or appropriate to verify or enforce the Pledges granted under this Pledge Agreement, the Pledgers hereby irrevocably authorizes the Pledgee to have such information, records and documents delivered to him on behalf of the respective pledger(s). The Pledgee shall immediately inform the Pledgers of such events.

6.3.
The Pledgers shall keep all information, records and documents up to date, insofar as they relate to the Pledges appointed in accordance with this Pledge Agreement.

7. Obligations of the Pledgers

As long as Secured Claims are outstanding or can arise according to this Pledge Agreement, the Pledges shall be obligated,

7.1.
not to dispose of the Securities, not to create or agree to any other security rights or rights of third parties in the Securities without the prior written consent of the Pledgee, and not to take any or refrain from any action which is directed towards or may have the effect that the Securities or the Pledges on the Securities created in this agreement no longer exist or are encumbered in any way which is not provided for in this agreement;

belastet sind, die in diesem Vertrag nicht vorgesehen ist;

7.2.
unverzüglich alle Zahlungen vorzunehmen, die sie jeweils der Gesellschaft oder einem Dritten im Hinblick auf die verpfändeten Sicherheiten oder im Zusammenhang damit schulden sowie sicherzustellen, dass sämtliche zukünftigen Geschäftsanteile vollständig einbezahlt werden und keine Nachschusspflicht in Bezug auf die zukünftigen Geschäftsanteile besteht;

7.2.
to make immediately all payments which they owe to the Company or a third party in respect of or in connection with the pledged Securities and to ensure that all Future Shares are paid in full and that there is no obligation to make additional contributions in respect of the Future Shares;

7.3.
dem Pfandgläubiger so schnell als möglich, jedenfalls aber wenigstens 14 Tage zuvor, Änderungen ihrer jeweiligen Anschrift schriftlich anzuzeigen;

7.3.
to notify the Pledgee of any changes in their respective address in writing as soon as possible, but at least 14 days in advance;

7.4.
dem Pfandgläubiger unverzüglich alle zukünftig gehaltenen Geschäftsanteile schriftlich anzuzeigen;

7.4.
to immediately notify the Pledgee in writing of all future business shares held;

7.5.
dem Pfandgläubiger unverzüglich anzuzeigen, wenn die Rechte des Pfandgläubigers an den Sicherheiten durch Pfändung oder sonstige Maßnahmen Dritter wesentlich beeinträchtigt oder gefährdet werden. Im Falle einer Pfändung sind die Verpfänder verpflichtet, dem Pfandgläubiger unverzüglich eine Abschrift des Pfändungsbeschlusses, des Überweisungsbeschlusses und aller sonstigen für die Abwehr der Pfändung erforderlichen Dokumente zu übermitteln. Die Verpfänder sind verpflichtet, den pfändenden Gläubiger unverzüglich von den Rechten des Pfandgläubigers an den Sicherheiten in Kenntnis zu setzen. Kosten oder Auslagen für alle Interventionsmaßnahmen trägt der Erwerber; und

7.5.
to immediately notify the Pledgee if the rights of the Pledgee to the Securities are significantly impaired or endangered by seizure or other measures of third parties. In the event of a seizure, the Pledges are obliged to immediately send the Pledgee a copy of the seizure order, the transfer order and all other documents required for the defense against the seizure. The Pledges are obliged to inform the seizing creditor immediately about the rights of the Pledgee to the securities. Costs or expenses for all intervention measures shall be borne by the Buyer; and

7.6.
den Pfandgläubiger unverzüglich schriftlich über jede Gesellschafterversammlung in Kenntnis zu setzen, auf der ein Beschluss vorgeschlagen wird, der sich voraussichtlich wesentlich nachteilig auf die Pfandrechte oder die Sicherheiten auswirken würde, und dem Pfandgläubiger oder seinem Vertreter die

7.6.
to immediately inform the Pledgee in writing of any shareholders' meeting at which a resolution is proposed which is likely to have a material adverse effect on the Pledges or Securities and to permit the Pledgee or his representative to attend the shareholders' meeting. Upon the occurrence of a Case of Exploitation, the

Teilnahme an der Gesellschafterversammlung zu gestatten. Ab Eintritt eines Verwertungsfalles sind die Verpfänder verpflichtet, den Pfandgläubiger unverzüglich unter Übersendung der Tagesordnung über jede Gesellschafterversammlung in Kenntnis zu setzen und dem Pfandgläubiger oder einem Vertreter des Pfandgläubigers die Teilnahme an der Gesellschafterversammlung zu gestatten.

Pledges are obliged to inform the Pledgee immediately about each shareholders' meeting by sending the agenda of the meeting to the Pledgee and to allow the Pledgee or a representative of the Pledgee to participate in the shareholders' meeting.

8. Garantien der Verpfänder

8.1.
Die Verpfänder garantieren hiermit, dass

8.1.1.
die Angaben in den Vorbemerkungen dieses Verpfändungsvertrages richtig und vollständig sind und sie mit Vollzug des Vertrages rechtmäßige Inhaber der nach diesem Vertrag verpfändeten Geschäftsanteile werden und diese Geschäftsanteile nicht mit anderen Pfandrechten oder sonstigen Sicherungsrechten zugunsten Dritter belastet sein werden, und zwar gleich welcher Art;

8.1.2.
die Gesellschaft rechtswirksam besteht;

8.1.3.
sie mit Vollzug des Vertrages keinen Beschränkungen hinsichtlich der Übertragung oder Verpfändung der verpfändeten Geschäftsanteile oder anderweitigen Verfügung hierüber oder des Rechts auf Erhalt von Gewinnausschüttungen oder anderen Auskehrungen in Bezug auf die verpfändeten Geschäftsanteile unterliegen.

8.2.
Sollten Garantien gemäß Absatz 1 ganz oder teilweise unrichtig sein, werden die Verpfänder den Pfandgläubiger so stellen, wie dieser stünde, wenn die abgegebene Garantie richtig gewesen wäre. Der vorgenannte Anspruch erfordert kein Verschulden seitens der Verpfänder.

9. Dauer

9.1.
Dieser Vertrag begründet eine fortdauernde Besicherung und Änderungen oder Zusätze

8. Warranties of the Pledgers

8.1.
The Pledges hereby grant that

8.1.1.
the information contained in the preliminary remarks of this Pledge Agreement is correct and complete and, upon execution of the Agreement, they will become the lawful owners of the Pledged Shares under this agreement and that these shares will not be encumbered with any other pledges or other security rights for the benefit of third parties and of any kind whatsoever;

8.1.2.
the Company is legally effective;

8.1.3.
they are not subject to any restrictions regarding the transfer or pledge of the Pledged Shares or any other disposal thereof or the right to receive dividends or other distributions with respect to the Pledged Shares upon execution of the Agreement.

8.2.
If any of the warranties referred to in section 1 are entirely or partly incorrect, the Pledgers shall place the Pledgee in the same position as he would have been if the warranties given had been correct. The aforementioned claim requires no fault by the Pledgers.

9. Term

9.1.
This agreement constitutes a continuing collateral security and any changes or additions

irgendeiner Art zu dem Vertrag oder die Freigabe einer Sicherheit berühren die Wirksamkeit oder den Umfang dieses Verpfändungsvertrages nicht.

of any kind to the agreement or the release of any Security shall not affect the validity or scope of this Pledge Agreement.

9.2.
Dieser Verpfändungsvertrag bleibt bis zur vollständigen unwiderruflichen Erfüllung der gesicherten Ansprüche uneingeschränkt wirksam und in Kraft. Die Pfandrechte erlöschen nicht, wenn eine Zahlung zur Befriedigung der gesicherten Ansprüche diese nur vorübergehend zum Erlöschen bringt.

9.2.
This Pledge Agreement shall remain fully effective and in force until the complete irrevocable fulfilment of the Secured Claims. The Pledges shall not expire if a payment to satisfy the Secured Claims only temporarily extinguishes them.

10. Sicherheitenfreigabe

Nach endgültiger und unwiderruflicher Erfüllung der durch diese Verpfändung gesicherten Ansprüche erlöschen die Pfandrechte von Gesetzes wegen. Der Pfandgläubiger hat auf Verlangen der Verpfänder diesen zu bestätigen, dass die Pfandrechte erloschen sind und zu erklären, dass die Sicherheiten freigegeben sind. Dies gilt nicht, wenn die Pfandrechte kraft Gesetzes auf einen anderen übergehen.

10. Release of securities

After final and irrevocable fulfilment of the claims secured by this pledging, the Pledges expire by law. At the request of the Pledgers, the Pledgee must confirm to the Pledgers that the Pledges have expired and must declare that the Securities have been released. This shall not apply if the Pledges are transferred by law to another party.

11. Rechtsnachfolger

11.1.
Falls der Pfandgläubiger seine durch diesen Verpfändungsvertrag gesicherten Ansprüche ganz oder teilweise an einen Dritten überträgt oder falls ein derartiger Dritter seine Ansprüche an einen weiteren Dritten überträgt (nachfolgend der „**Rechtsnachfolger**"), gehen die Rechte und Pflichten des Pfandgläubigers zusammen mit den an den Sicherheiten bestellten Pfandrechten auf den jeweiligen Rechtsnachfolger ganz oder teilweise über, sobald die vorgenannte Übertragung wirksam wird. Die Pfandrechte des Pfandgläubigers und aller seiner Rechtsnachfolger sind gleichrangig.

11. Legal successors

11.1.
If the Pledgee transfers his claims secured by this Pledge Agreement in whole or in part to a third party or if such a third party transfers his claims to another third party (hereinafter the "**Legal Successor**"), the rights and obligations of the Pledgee together with the Pledges on the securities shall pass in whole or in part to the respective Legal Successor as soon as the aforementioned transfer becomes effective. The Pledges of the Pledgee and of all his Legal Successors shall be of equal rank.

11.2.
Die Rechte und Pflichten der Verpfänder aus diesem Verpfändungsvertrag sind nur mit vorheriger schriftlicher Zustimmung des Pfandgläubigers abtretbar.

11.2.
The rights and obligations of the Pledgers under this Pledge Agreement are only transferable with the prior written consent of the Pledgee.

11.3.
Dieser Verpfändungsvertrag findet auch im

11.3.
This Pledge Agreement shall also continue to

Falle der Gesamtrechtsnachfolge auf Seiten eines Verpfänders weiterhin Anwendung.

apply in the event of universal succession on the side of a pledger.

12. Mitteilung an die Gesellschaft

Die Verpfänder und der Pfandgläubiger beauftragen und bevollmächtigen hiermit den beurkunden Notar, die Zielgruppengesellschaften über die Verpfändungen durch Übersendung einer beglaubigten Abschrift dieses Vertrages zu unterrichten.

12. Notices to the Company

The Pledgers and the Pledgee hereby instruct and authorize the authenticating notary public to inform the Target Group Companies about the Pledges by sending a certified copy of this agreement.

Anlage 6.5

Vollzugsprotokoll	Closing Memorandum
über den Vollzug des *„Geschäftsanteilskauf- und -übertragungsvertrag"* vom 7. Juni 2019 (Urkunde des Notars Gerald Kornisch, Berlin, UR-Nr. 181/2019) (zusammen der „**Kaufvertrag**")	concerning the closing of the *„Share Purchase and Transfer Agreement*" dated 7 June 2019 (notarial deed of the notary public Gerald Kornisch, Berlin, deed roll no. 181/2019) (together the „**SPA**")
am 31. Juli 2019	on 31 July 2019
zwischen	between
1. **Cemtrex Limited**, No. 5, 17/F Bonham Trade Centre, 50 Bonham Strand, Sheung Wan, Hong Kong, eingetragen im Companies Registry von Hong Kong unter Nr. 1962817,	1. **Cemtrex Limited**, No. 5, 17/F Bonham Trade Centre, 50 Bonham Strand, Sheung Wan, Hong Kong, registered in the Companies Registry of Hong Kong under No. 1962817,
- im Folgenden auch „**Verkäufer**" genannt -	- in the following also the „**Seller** " -
2. **Cemtrex, Inc.**, 30-30 47th Ave, Long Island City, NY 11101, USA, eingetragen im der Division of Corporations des Department of State of Delaware unter Nummer 2888556,	2. **Cemtrex, Inc.**, 30-30 47th Ave, Long Island City, NY 11101, USA, registered in the Division of Corporations des Department of State of Delaware under number 2888556,
- im Folgenden auch „**Darlehensgeber**" genannt -	- in the following also the „**Lender** " -
3. **Finvest GmbH i.G.**, Wolfweg 1, 76227 Karlsruhe-Durlach, Deutschland, angemeldet zur Eintragung im Handelsregister des Amtsgerichts Mannheim,	3. **Finvest GmbH i.G.**, Wolfweg 1, 76227 Karlsruhe-Durlach, Germany, filed for registration in the commercial register of the local court of Mannheim,
- im Folgenden auch „**Erwerber**" genannt -	- in the following also the „**Purchaser** " -
4. **Dennis Wenz**, geboren am 14. November 1990, Kirchstrasse 48/1, 75196 Remchingen, Deutschland,	4. **Dennis Wenz**, born on 14 November 1990, Kirchstrasse 48/1, 75196 Remchingen, Germany,
- im Folgenden auch „**Dennis Wenz**" genannt -	- in the following also „**Dennis Wenz** " -
5. **Laura Wenz**, geboren am 23. Juli 1992, Brückenstrasse 8, 69120 Heidelberg, Deutschland,	5. **Laura Wenz**, born on 23 July 1992, Brückenstrasse 8, 69120 Heidelberg, Germany,

- im Folgenden auch „**Laura Wenz**" genannt -

- in the following also „**Laura Wenz** " -

- die vorstehend zu 1. bis 5. aufgeführten nachfolgend jeweils einzeln auch „**Partei**" und gemeinsam auch „**Parteien**" genannt -

- the aforementioned from 1. to 5. each also a „**Party**" and together the „**Parties** " -

Präambel

A. Die Parteien des Kaufvertrags beabsichtigen hiermit, die Erfüllung der Closing Bedingungen und die Durchführung der Closingmaßnahmen unter diesem Kaufvertrag zu bestätigen und zu diesem Zwecke die folgenden Erklärungen abzugeben und in diesem Protokoll fest zu halten.

B. Die Parteien haben sich gemäß Ziffer 6.1. des Kaufvertrags darauf geeinigt, dass in Folge der Erfüllung der Closing Bedingungen gemäß Ziffern 6.1.1. bis 6.1.4. des Kaufvertrags, der Vollzug des Kaufvertrags am heutigen Tag, dem 31. Juli 2019, stattfinden soll.

C. Sämtlich in diesem Protokoll verwendeten Regelungen, Begriffe und Definitionen haben die gleiche Bedeutung wie in dem Kaufvertrag, es sei denn in diesem Protokoll ist etwas anderes vereinbart.

Dies vorausgeschickt, erklären die Parteien was folgt:

Preamble

A. The Parties to the SPA intend to hereby confirm the fulfillment of the Closing Conditions and the execution of the Closing Actions in accordance with the SPA and to for such purposes make the following declarations and document them in this closing memorandum.

B. The Parties have agreed in Section 6.1. of the SPA that following the fulfillment of the Closing Conditions in accordance with Section 6.1.1. to 6.1.4. of the SPA the Closing shall take place today, on 31 July 2019.

C. All stipulations, terms and definitions used in this closing memorandum shall have the same meaning as in the SPA unless something else is specifically agreed upon in herein.

In the light of the aforegoing, the Parties declare what follows:

I. Eintritt der bzw. Verzicht auf Closing Bedingungen

Folgende im Kaufvertrag unter Ziffer 6.1 vereinbarte Closing Bedingungen sind eingetreten:

1. Die Zahlung des Kaufpreises gemäß Ziffer 4.1 des Kaufvertrages durch den Erwerber, Denis Wenz und Laura Wenz an den Verkäufer ist in voller Höher

I. Fulfillment or waiver of Closing Conditions

The following Closing Conditions as stipulated in Section 6.1 of the SPA have been fulfilled:

1. The payment of the purchase price in accordance with Section 4.1 of the SPA by Purchaser, Denis Wenz and Laura Wenz to the Seller has

erfolgt;

been made in the full amount;

2. Eine rechtlich verbindlichen Finanzierungszusage einer Bank sowie Eigenkapitalnachweis des Erwerbers, dass mindestens Finanzmittel für die Zahlung des Kaufpreisteilbetrags gemäß Ziffer 4.2. (EUR 2.250.000,00) vorhanden sind, im Original oder beglaubigter Abschrift wurde in der Form der **Anlage 6.1.3.** vorgelegt.

2. A legally binding financing commitment of a bank as well as proof of equity of the Purchaser that in the minimum the amount for the payment of the partial purchase price in accordance with Section 4.2. (EUR 2,250,000.00) is available as an original or as a certified copy was presented in the form of **Schedule 6.1.3.**

3. Der Nachweis dass die Sparkasse Pforzheim Calw sämtliche Verpflichtungserklärungen und Kapitalintakthaltungserklärugen des Verkäufers und des Darlehensgebers (u.a.) gegenüber der Sparkasse Pforzheim Calw und der Cemtrex GmbH mit Erwerb der Gesellschafterdarlehensforderungen durch den Erwerber als endgültig erledigt ansieht, wurde in Form der **Anlage 6.1.4.** vorgelegt.

3. Proof that Sparkasse Pforzheim Calw regards all undertakings to provide economic equity of the Seller and the Lender (i.a.) towards Sparkasse Pforzheim Calw and Cemtrex GmbH are finally terminated and settled with the acquisition of the Shareholder Loan Receivables has been provided in the form of **Schedule 6.1.4.**

Die Parteien halten fest, dass damit alle Closing Bedingungen erfüllt sind.

The Parties agree and confirm that thereby all Closing Conditions are fulfilled.

II. Vornahme der Closingmaßnahmen

II. Execution of the Closing Actions

Die im Kaufvertrag unter Ziffer 6.4 vereinbarten Closingmaßnahmen wurden vorgenommen:

The Closing Actions as stipulated in Section 6.4 if the SPA have been executed:

(i) Die Schuldübernahmevereinbarungen zur schuldbefreienden Übernahme der Verbindlichkeiten des Darlehensgebers gegenüber der Assets UG und der Logistics GmbH durch den Erwerber gemäß Ziffern 3.1.1. und 3.1.2. des Kaufvertrags wurden in der Form

(i) The debt assumption agreements for the assumption of the liabilities of the Lender towards Assets UG and Logistics GmbH in accordance with Sections 3.1.1. and 3.1.2. of the SPA by the Purchaser with full discharge of the Seller from these liabilities have been executed in

der **Anlage 6.4.1** abgeschlossen.

(ii) Die Gesellschafterbeschlüsse zur Abberufung der Herren Arun Govil und Saagar Govil als Geschäftsführer der Zielgruppengesellschaften sowie von Herrn Saagar Govil als Geschäftsführer der Systems SRL sowie zur jeweiligen Entlastung der Betreffenden bis zum Zeitpunkt des jeweiligen Ausscheidens liegen in der Form der **Anlage 6.4.2.** vor;

(iii) Der Erwerber hat den Kaufpreis gemäß Ziffer 4.2 des Kaufvertrags gezahlt und dem Verkäufer eine Bestätigung der beauftragten Bank übermittelt, aus der hervorgeht, dass die Zahlung des Kaufpreises gemäß Ziffer 4.2 des Kaufvertrags unwiderruflich erfolgt ist.

(iv) Der Verkäufer bestätigt hiermit den vollständigen Erhalt der Kaufpreisanteilsbeträge in Höhe von EUR 250.100,00 gemäß Ziffer 4.1 des Kaufvertrages und in Höhe von EUR 2.250.000,00 gemäß Ziffer 4.2 des Kaufvertrags.

the form of **Schedule 6.4.1.**

2. The shareholders' resolutions for the removal of Mssrs. Arun Govil and Saagar Govil as managing directors of the Target Group Companies, the removal of Mr. Saagar Govil as managing director of Systems SRL as well as the respective discharge of the relevant persons for the time until their removal have been provided in the form of **Schedule 6.4.2.**;

(iii) The Purchaser has paid the Purchase Price in accordance with Section 4.2 of the SPA and has delivered to the Seller a confirmation of the instructed bank, confirming that the payment of the Purchase Price in accordance with Section 4.2 has been irrevocably effected

(iv) The Seller hereby confirms the full receipt of the Purchase Price amounts in the amount of EUR 250,100.00 in accordance with Section 4.1 of the SPA and in the amount of EUR 2,250,000.00 in accordance with Section 4.2 of the SPA.

III. Bestätigung des Vollzugs

Die Parteien bestätigen hiermit unwiderruflich,

(i) dass alle in Ziffer 6 des Kaufvertrages vorgesehenen Closing Bedingungen eingetreten sind und alle in Ziffer 6 des Kaufvertrages vorgesehenen Closingmaßnahmen vorgenommen wurden, und

III. Confirmation of the Closing

The Parties hereby confirm irrevocably,

(i) that all Closing Conditions as stipulated in Section 6 of the SPA have occurred and all Closing Actions stipulated in Section 6 of the SPA have been executed, and

(ii) dass der Kaufvertrag damit vollzogen ist.

(ii) that the SPA is thereby closed.

Die Parteien sind sich einig, dass die Unterzeichnung dieses Vollzugprotokolls nicht zu einer Einschränkung oder einer Beeinträchtigung von Rechten der Parteien nach dem Kaufvertrag oder nach anwendbarem Recht führt.

The Parties are in agreement, that the signing of this closing memorandum does not lead to any restrictions or limitations of the rights of the Parties in accordance with the SPA or the applicable law.

(*Unterschriftsseite folgt.*)

(*Signature page follows.*)

* * *

Berlin, 31. Juli 2019 / 31 July 2019.

Cemtrex Limited

vertreten durch/
represented by: ____________________

Name: Aron Govil

Titel/Title: Managing Director

Cemtrex, Inc.

vertreten durch/
represented by: ____________________

Name: Aron Govil

Titel/Title: Chief Financial Officer

Finvest GmbH

vertreten durch/
represented by: ____________________

Name: Frank Bittighofer

Titel/Title: Managing Director

Dennis Wenz

____

Name: Dennis Wenz

Laura Wenz

____

Name: Laura Wenz

Anlage 7.3.2.

Notare Kuhn · Jauch · Göser
Sophienstr. 13 · 70178 Stuttgart
Tel. 0711/64 555 0 · Fax 0711/64 555 99

Urkundenrolle UR 0119 / 2014 J
Notar Klaus-Martin Jauch * Tel. 0711/64555-0 * Fax 0711/64555-99
Aktenzeichen: UZ 6140 / 2013 J * ws * 1111887

Vollständiger Wortlaut des Gesellschaftsvertrags
der Firma

ROB Cemtrex GmbH
mit dem Sitz in Neulingen

Gesellschaftsvertrag
der
ROB Cemtrex GmbH
Sitz: Neulingen

1 Firma und Sitz

1.1 Die Firma der Gesellschaft lautet: **ROB Cemtrex GmbH.**

1.2 Die Gesellschaft hat ihren Sitz in: Neulingen.

2.1 Gegenstand des Unternehmens

Die Forschung, die Entwicklung, industrielle Herstellung und Prüfung von elektrischen und elektronischen Baugruppen und Endgeräten, Consulting, Engineering und Logistik der Elektronik. Der Vertrieb von Bauteilen, elektronischen Komponenten und elektronischen Geräten und Zubehör jeglicher Art- Die Durchführung kundenspezifischer Projekte und Dienstleistungen in der Elektrobranche aller Art.
Die Entwicklung und der Vertrieb von Hard- und Software sowie die Erbringung aller damit zusammenhängenden Dienstleistungen.
Entwicklung und Herstellung, Konfektionierung, Prüfung vor und der Handel mit elektronischen und elektrischen Steckverbindungen und Verbindungssystemen aller Art.

2.2 Die Gesellschaft kann alle Geschäfte betreiben, die dem Gesellschaftszweck unmittelbar oder mittelbar zu dienen geeignet sind. Die Gesellschaft darf sich an anderen Gesellschaften beteiligen, die den gleichen oder einen ähnlichen Geschäftszweck verfolgen. Sie kann Niederlassungen im In- und Ausland errichten, stille Beteiligungen eingehen oder Darlehen gewähren.

3 Dauer der Gesellschaft, Geschäftsjahr

3.1 Die Gesellschaft ist auf unbestimmte Zeit errichtet.

3.2 Das Geschäftsjahr der Gesellschaft läuft vom 1. Oktober bis zum 30. September. Das erste Geschäftsjahr ist ein Rumpfgeschäftsjahr und endet am 30. September 2013.

4 Bekanntmachungen

Die Bekanntmachungen der Gesellschaft erfolgen im elektronischen Bundesanzeiger für die Bundesrepublik Deutschland.

5 Stammkapital

Das Stammkapital beträgt EUR 25.000,00.

6 Gesellschafterversammlung

6.1 Gesellschafterversammlungen werden durch die Geschäftsführer oder durch Gesellschafter, die zusammen mindestens 10% des Stammkapitals auf sich vereinigen, einberufen. Jeder Geschäftsführer ist allein einberufungsberechtigt.

6.2 Die Einberufung erfolgt durch eingeschriebenen Brief/ Einwurfeinschreiben an jeden Gesellschafter unter Angabe von Ort, Tag, Zeit und Tagesordnung mit einer Frist von mindestens 1 (einer) Woche. Der Lauf der Frist beginnt mit dem Zugang der Einladung. Der Tag der Versammlung wird bei der Berechnung der Frist nicht mitgezählt. Anstelle der Einberufung durch eingeschriebenen Brief/ Einwurfeinschreiben kann diese auch durch Telefax oder E-Mail an die der Gesellschaft zuletzt bekannt gegebene Telefax-Nummer oder E-Mail-Adresse erfolgen.

6.3 Gesellschafterversammlungen sollen am Sitz der Gesellschaft abgehalten werden. Mit Zustimmung aller Gesellschafter können Gesellschafterversammlungen jedoch auch an jedem anderen Ort abgehalten werden.

6.4 Sind sämtliche Gesellschafter anwesend oder vertreten und widerspricht keiner der Beschlussfassung, so können Beschlüsse auch dann gefasst werden, wenn die für die Einberufung und Ankündigung geltenden gesetzlichen oder gesellschaftsvertraglichen Vorschriften nicht eingehalten worden sind.

6.5 In der Gesellschafterversammlung kann ein Gesellschafter nur durch einen anderen Gesellschafter oder durch einen zur Verschwiegenheit verpflichteten Dritten der rechts-, steuer- und/ oder wirtschaftsprüfenden Berufe vertreten werden. Die Vollmacht bedarf der Textform.

6.6 Die Gesellschafterversammlung wählt aus ihrer Mitte einen Vorsitzenden. Diesem obliegt die Versammlungsleitung. Sein Amt endet mit der Wahl eines neuen Vorsitzenden.

6.7 Die Gesellschafterversammlung ist beschlussfähig, wenn Gesellschafter, die mindestens 75% des Stammkapitals auf sich vereinigen, bei der Gesellschafterversammlung anwesend oder ordnungsgemäß vertreten sind. Ist die Gesellschafterversammlung nach den vorstehenden Bestimmungen nicht beschlussfähig, ist sie unter Einhaltung der vorstehenden Formen und Fristen erneut einzuberufen. Die aufgrund der erneuten Ladung einberufene Gesellschafterversammlung ist in jedem Fall beschlussfähig. Hierauf ist bei der zweiten Einberufung hinzuweisen.

7 Zuständigkeit der Gesellschafterversammlung

Die Gesellschafterversammlung hat die ihr gemäß Gesetz und Satzung zukommenden Aufgaben wahrzunehmen, soweit nicht eine Zuständigkeit der Geschäftsführung besteht.

8 Gesellschafterbeschlüsse

8.1 Die Beschlüsse der Gesellschafter werden in Versammlungen gefasst.

8.2 Außerhalb von Versammlungen können sie, soweit nicht zwingendes Recht eine andere Form vorschreibt, durch schriftliche, fernschriftliche (Telefax), elektronische (E-Mail) oder mündliche – auch fernmündliche – Abstimmung gefasst werden, wenn sich jeder Gesellschafter an der Beschlussfassung beteiligt.

8.3 Über jeden Beschluss, der in einer Versammlung gemäß Ziffer 8.1 gefasst wird, ist unverzüglich, spätestens 2 (zwei) Wochen nach Beschlussfassung, eine Niederschrift anzufertigen, die vom Vorsitzenden der Gesellschafterversammlung zu unterzeichnen ist.

8.4 Im Fall der Ziffer 8.2 ist die Niederschrift unverzüglich zu fertigen und von den Geschäftsführern in vertretungsberechtigter Zahl zu unterzeichnen.

8.5 Jedem Gesellschafter ist eine Abschrift der Niederschrift zu übersenden.

8.6 Gesellschafterbeschlüsse werden mit Mehrheit der abgegebenen Stimmen gefasst, soweit nicht Gesetz oder Satzung eine größere Mehrheit vorsehen. Jeder Euro eines Geschäftsanteils gewährt eine Stimme. Stimmenthaltungen gelten als nicht abgegebene Stimmen.

8.7 Anfechtungsklagen gegen Gesellschafterbeschlüsse müssen binnen 1 (eines) Monats nach Zugang der Abschrift der Niederschrift bei dem Anfechtenden erhoben werden.

9 Geschäftsführung

9.1 Die Gesellschaft hat einen oder mehrere Geschäftsführer.

9.2 Die Geschäftsführer sind verpflichtet, die Geschäfte der Gesellschaft in Übereinstimmung mit dem Gesetz, dieser Satzung und insbesondere den Beschlüssen der Gesellschafterversammlung zu führen. Insbesondere haben sie die Jahresplanungen und Quartalsplanungen der Gesellschaft zu beachten.

9.3 Mehrere Geschäftsführer sind, unbeschadet ihrer Vertretungsmacht nach außen, nur gemeinschaftlich zur Geschäftsführung befugt. Sie beschließen mit einfacher Mehrheit. Bei Stimmengleichheit gilt ein Antrag als abgelehnt. Die Pflicht der Geschäftsführer zur Ausführung eines Beschlusses der Gesellschafter bleibt unberührt. Die Gesellschafterversammlung kann einen oder mehrere Geschäftsführer zur alleinigen Geschäftsführung ermächtigen.

9.4 Die Gesellschafterversammlung kann jederzeit durch Beschluss die Vornahme bestimmter Rechtsgeschäfte oder bestimmter Arten von Rechtsgeschäften von der vorherigen Zustimmung der Gesellschafterversammlung abhängig machen, ohne dass die Vertretungsmacht der Geschäftsführer im Außenverhältnis beschränkt ist.

10 Vertretung

10.1 Sind mehrere Geschäftsführer bestellt, so wird die Gesellschaft gemeinschaftlich durch zwei Geschäftsführer oder gemeinschaftlich durch einen Geschäftsführer und einen Prokuristen vertreten. Die Gesellschaft wird durch einen Geschäftsführer allein vertreten, wenn er alleiniger Geschäftsführer ist. Die Gesellschafterversammlung kann, auch wenn mehrere Geschäftsführer bestellt sind, einzelne Geschäftsführer zur Einzelvertretung ermächtigen.

10.2 Die Gesellschafterversammlung kann einem oder mehreren Geschäftsführern durch Beschluss generell oder für den Einzelfall die Befugnis erteilen, die Gesellschaft bei der Vornahme von Rechtsgeschäften mit sich selbst oder als Vertreter eines Dritten uneingeschränkt zu vertreten (Befreiung von den Beschränkungen des § 181 BGB). Dies gilt auch im Falle der Einmanngesellschaft.

11 Verfügung über Geschäftsanteile

Die Verfügung (einschließlich der Verpfändung) über einen Geschäftsanteil bedarf zu ihrer Wirksamkeit der Zustimmung der Gesellschafterversammlung, die mit 75% der abgegebenen Stimmen zu erteilen ist. Dies gilt auch für die Einräumung von Unterbeteiligungen.

12 Einziehung

12.1 Die Einziehung des Geschäftsanteils eines Gesellschafters ist mit dessen Zustimmung zulässig.

12.2 Die Einziehung des Geschäftsanteiles eines Gesellschafters oder von Teilen hiervon ist ohne dessen Zustimmung nur zulässig, wenn (jeweils alternativ)

12.2.1 dies in diesem Vertrag ausdrücklich vorgesehen ist und die Voraussetzungen der betreffenden Bestimmung einschließlich eines ergänzenden Gesellschafterbeschlusses vorliegen;

12.2.2 der Gesellschafter ohne die gemäß Ziffer 11 der Satzung erforderliche Zustimmung über einen Geschäftsanteil verfügt;

12.2.3 der Geschäftsanteil von einem Gläubiger des Gesellschafters gepfändet oder in anderer Weise in den Geschäftsanteil vollstreckt wird und die Vollstreckungsmaßnahmen nicht innerhalb von 4 (vier) Wochen, spätestens aber vor Verwertung des Geschäftsanteils, aufgehoben werden;

12.2.4 über das Vermögen des Gesellschafters das Insolvenzverfahren eröffnet oder die Eröffnung eines solchen Verfahrens mangels Masse abgelehnt wird;

12.2.5 in der Person des Gesellschafters ein seine Ausschließung rechtfertigender wichtiger Grund vorliegt;

12.2.6 dessen Aufenthaltsort unbekannt ist, weil er verschollen ist oder weil er ohne Mitteilung an die Gesellschaft verzogen ist und seine jetzige Anschrift auch nicht durch Nachfrage bei dem Einwohnermeldeamt ermittelt werden kann.

12.3 Es bleibt der Gesellschafterversammlung vorbehalten, in den nach Maßgabe dieser Satzung zulässigen Fällen durch Gesellschafterbeschluss festzulegen, dass eine Einziehung des Geschäftsanteiles nur in Teilen zulässig ist. Der Gesellschafterbeschluss bedarf der Zustimmung aller Gesellschafter. Eine Abänderung eines solchen Beschlusses bedarf ebenfalls der Zustimmung aller Gesellschafter.

12.4 Steht ein Geschäftsanteil mehreren Mitberechtigten ungeteilt zu, so ist die Einziehung gemäß Ziffer 12.2 auch dann zulässig, wenn ihre Voraussetzungen nur in der Person eines Mitberechtigten vorliegen.

12.5 Ab dem Zeitpunkt des Zugangs der Mitteilung über den Einziehungsbeschluss beim Gesellschafter ruht das Stimmrecht des betroffenen Gesellschafters.

13 Einziehungsvergütung

13.1 Im Falle der Einziehung gemäß Ziffer 12 hat die Gesellschaft eine Einziehungsvergütung zu zahlen. Die Einziehungsvergütung beträgt in den Fällen der Ziffer 12.2.2 bis Ziffer 12.2.5 50% und in allen übrigen Fällen 100% des nach Ziffern 13.2 und 13.3 zu berechnenden anteiligen Unternehmenswertes.

13.2 Der Unternehmenswert wird wie folgt ermittelt:

13.2.1 Zunächst ist der gewichtete Durchschnitt der Ergebnisse der gewöhnlichen Geschäftstätigkeit gemäß Gesamtkostenverfahren abzüglich sonstiger Steuern (gemäß § 275 Abs. 2 Nr. 19 HGB) ausweislich der Handelsbilanz der letzten drei beim Ausscheiden abgeschlossenen Geschäftsjahre zu berechnen. Periodenfremde sowie die dem nicht betriebsnotwendigen Vermögen zuzurechnenden Aufwendungen und Erträge werden eliminiert. Zur Ermittlung des gewichteten Durchschnitts wird das Ergebnis des letzten abgeschlossenen Geschäftsjahres mit dem Faktor 3, des davor liegenden Geschäftsjahres mit dem Faktor 2 und des davor liegenden Geschäftsjahres mit dem Faktor 1 multipliziert und die Summe durch 6 dividiert.

13.2.2 Das gemäß Ziffer 13.2.1 berechnete gewichtete Durchschnittsergebnis ist zur Ermittlung des Ertragswerts des Unternehmens mit 7 zu multiplizieren.

13.2.3 Der Ertragswert gemäß Ziffer 13.2.2 ist um den Veräußerungswert (nach Abzug von Steuerauswirkungen) des nicht betriebsnotwendigen Vermögens zu erhöhen (= Unternehmenswert).

13.3 Der anteilige Unternehmenswert ergibt sich aus dem Verhältnis des Nennbetrags der Geschäftsanteile des betroffenen Gesellschafters zum Stammkapital.

13.4 Sollte durch rechtskräftiges Urteil festgestellt werden, dass die Einziehungsvergütung nach Ziffer 13.1 unwirksam ist, so verpflichten sich die Gesellschafter zu einer Festsetzung einer Einziehungsvergütung, die einerseits wirksam ist und andererseits die Gesellschaft am wenigsten belastet.

13.5 Im Fall der Einziehung gemäß Ziffer 12.1 ist die von dieser Regelung abweichende Vereinbarung der Abfindung mit Zustimmung des betroffenen Gesellschafters zulässig.

14 Zahlbarkeit der Einziehungsvergütung

14.1 Die Einziehungsvergütung ist in 3 (drei) gleichen Teilbeträgen zu entrichten. Der erste Teilbetrag ist 3 (drei) Monate nach Erklärung der Einziehung durch die Geschäftsführung der Gesellschaft zahlbar. Die folgenden Teilbeträge sind jeweils ein Jahr nach Fälligkeit des vorausgehenden Teilbetrages zur Zahlung fällig. Die Gesellschaft ist jederzeit berechtigt, Zahlungen vor Fälligkeit zu leisten. Der jeweils offen stehende Teil der Einziehungsvergütung ist jährlich mit zwei Prozentpunkten über dem Basiszinssatz zu verzinsen.

14.2 Soweit und solange Zahlungen gegen § 30 Abs. 1 Satz 1 GmbHG verstoßen würden, gelten Zahlungen auf den Hauptbetrag als zum vereinbarten Satz verzinslich gestundet, Zinszahlungen als unverzinslich gestundet.

15 Abtretung statt Einziehung

15.1 Soweit die Einziehung eines Geschäftsanteils zulässig ist, kann die Gesellschafterversammlung - ohne Stimmrecht des ausscheidenden Gesellschafters – statt dessen verlangen, dass der Geschäftsanteil an die Gesellschaft oder eine von ihr bezeichnete Person, bei der es sich auch um einen Gesellschafter handeln kann, abgetreten wird, und zwar auch dergestalt, dass der Geschäftsanteil teilweise eingezogen wird und im Übrigen an die Gesellschaft oder die von ihr bezeichnete Person abzutreten ist.

15.2 Soweit die Gesellschafterversammlung statt der Einziehung des Geschäftsanteils dessen Abtretung an die Gesellschaft oder eine von ihr bezeichnete Person verlangt, gelten die Bestimmungen der Ziffern 13 und 14 der Satzung entsprechend mit der Maßgabe, dass die Verpflichtung zur Zahlung der Vergütung für den abzutretenden Geschäftsanteil von dem Erwerber des Geschäftsanteils ohne Zustimmung des betroffenen Gesellschafters übernommen werden kann und die Gesellschaft in diesem Fall für die Erfüllung wie ein Bürge haftet. § 30 Abs. 1 Satz 1 GmbHG bleibt unberührt.

16 Schlussbestimmungen

16.1 Falls einzelne Bestimmungen dieses Vertrages unwirksam sein sollten oder dieser Vertrag Lücken enthält, wird dadurch die Wirksamkeit der übrigen Bestimmungen nicht berührt. Anstelle einer unwirksamen Bestimmung ist diejenige wirksame Bestimmung zu vereinbaren, welche dem Sinn und Zweck der unwirksamen Bestimmung am nächsten kommt. Im Fall von Lücken ist diejenige Bestimmung zu vereinbaren, die dem entspricht, was nach Sinn und Zweck dieses Vertrages vereinbart worden wäre, hätte man die Angelegenheit von vornherein bedacht.

16.2 Gerichtsstand ist der Sitz der Gesellschaft.

16.3 Die Gesellschaft trägt die mit der Gründung verbundenen Kosten bis zu einem Gesamtbetrag von EUR 2.500,00, höchstens jedoch bis zum Betrag ihres Stammkapitals. Darüber hinausgehende Kosten trägt der Gesellschafter.

Bescheinigung nach § 54 Abs.1 S.2 GmbHG

Ich, der Notar bescheinige hiermit, dass die geänderten Bestimmungen des Gesellschaftsvertrags der Firma ROB Cemtrex GmbH mit dem Sitz in Neulingen mit dem Beschluss über die Änderung des Gesellschaftsvertrags vom 14.01.2014 und die unveränderten Bestimmungen mit dem zuletzt zum Handelsregister eingereichten vollständigen Wortlaut des Gesellschaftsvertrags übereinstimmen.

Stuttgart, den 14.01.2014

Notar

Jauch

KLAUS MARTIN JAUCH NOTAR IN STUTTGART

Hiermit beglaubige ich die Übereinstimmung der in dieser Datei enthaltenen Bilddaten (Abschrift) mit dem mir vorliegenden Papierdokument (Urschrift).

Stuttgart, den 26.03.2014

Klaus-Martin Jauch, Notar

Gesellschaftsvertrag

der

ROB Cemtrex Logistics GmbH

(Sitz Paderborn)
(Stand 14. Juni 2016)

1 Firma und Sitz

1.1 Die Firma der Gesellschaft lautet: ROB Cemtrex Logistics GmbH.

1.2 Die Gesellschaft hat ihren Sitz in: Paderborn.

2 Gegenstand der Gesellschaft

2.1 Gegenstand der Gesellschaft sind Logistikdienstleistungen.

2.2 Die Gesellschaft kann alle Geschäfte betreiben, die dem Gesellschaftszweck unmittelbar oder mittelbar zu dienen geeignet sind. Die Gesellschaft darf sich an anderen Gesellschaften beteiligen, die den gleichen oder einen ähnlichen Geschäftszweck verfolgen. Sie kann Niederlassungen im In- und Ausland errichten, stille Beteiligungen eingehen oder Darlehen gewähren.

3 Dauer der Gesellschaft, Geschäftsjahr

3.1 Die Gesellschaft ist auf unbestimmte Zeit errichtet.

3.2 Das Geschäftsjahr der Gesellschaft läuft vom 01. Oktober bis zum 30. September. Das erste Geschäftsjahr ist ein Rumpfgeschäftsjahr und endet am 30. September 2016.

4 Bekanntmachungen

Die Bekanntmachungen der Gesellschaft erfolgen im Bundesanzeiger für die Bundesrepublik Deutschland.

5 Stammkapital

5.1 Das Stammkapital beträgt EUR 25.000,00.

5.2 Das Stammkapital ist eingeteilt in 25.000 Geschäftsanteile mit den laufenden Nummern 1 bis 25.000 im Nennwert von jeweils EUR 1,00.

6 Gesellschafterversammlung

6.1 Gesellschafterversammlungen werden durch die Geschäftsführer oder durch Gesellschafter, die zusammen mindestens 10% des Stammkapitals auf sich vereinigen, einberufen. Jeder Geschäftsführer ist allein einberufungsberechtigt.

6.2 Die Einberufung erfolgt durch eingeschriebenen Brief/ Einwurfeinschreiben an jeden Gesellschafter unter Angabe von Ort, Tag, Zeit und Tagesordnung mit einer Frist von mindestens 1 (einer) Woche. Der Lauf der Frist beginnt mit dem Zugang der Einladung. Der Tag der Versammlung wird bei der Berechnung der Frist nicht mitgezählt. Anstelle der Einberufung durch eingeschriebenen

Brief/ Einwurfeinschreiben kann diese auch durch Telefax oder E-Mail an die der Gesellschaft zuletzt bekannt gegebene Telefax-Nummer oder E-Mail-Adresse erfolgen.

6.3 Gesellschafterversammlungen sollen am Sitz der Gesellschaft abgehalten werden. Mit Zustimmung aller Gesellschafter können Gesellschafterversammlungen jedoch auch an jedem anderen Ort abgehalten werden.

6.4 Sind sämtliche Gesellschafter anwesend oder vertreten und widerspricht keiner der Beschlussfassung, so können Beschlüsse auch dann gefasst werden, wenn die für die Einberufung und Ankündigung geltenden gesetzlichen oder gesellschaftsvertraglichen Vorschriften nicht eingehalten worden sind.

6.5 In der Gesellschafterversammlung kann ein Gesellschafter nur durch einen anderen Gesellschafter oder durch einen zur Verschwiegenheit verpflichteten Dritten der rechts-, steuer- und/ oder wirtschaftsprüfenden Berufe vertreten werden. Die Vollmacht bedarf der Textform.

6.6 Die Gesellschafterversammlung wählt aus ihrer Mitte einen Vorsitzenden. Diesem obliegt die Versammlungsleitung. Sein Amt endet mit der Wahl eines neuen Vorsitzenden.

6.7 Die Gesellschafterversammlung ist beschlussfähig, wenn Gesellschafter, die mindestens 50% des Stammkapitals auf sich vereinigen, bei der Gesellschafterversammlung anwesend oder ordnungsgemäß vertreten sind. Ist die Gesellschafterversammlung nach den vorstehenden Bestimmungen nicht beschlussfähig, ist sie unter Einhaltung der vorstehenden Formen und Fristen erneut einzuberufen. Die aufgrund der erneuten Ladung einberufene Gesellschafterversammlung ist in jedem Fall beschlussfähig. Hierauf ist bei der zweiten Einberufung hinzuweisen.

7 Zuständigkeit der Gesellschafterversammlung

Die Gesellschafterversammlung hat die ihr gemäß Gesetz und Satzung zukommenden Aufgaben wahrzunehmen, soweit nicht eine Zuständigkeit der Geschäftsführung besteht.

8 Gesellschafterbeschlüsse

8.1 Die Beschlüsse der Gesellschafter werden in Versammlungen gefasst.

8.2 Außerhalb von Versammlungen können sie, soweit nicht zwingendes Recht eine andere Form vorschreibt, durch schriftliche, fernschriftliche (Telefax), elektronische (E-Mail) oder mündliche – auch fernmündliche – Abstimmung gefasst werden, wenn sich jeder Gesellschafter an der Beschlussfassung beteiligt.

8.3 Über jeden Beschluss, der in einer Versammlung gemäß Ziffer 8.1 gefasst wird, ist unverzüglich, spätestens 2 (zwei) Wochen nach Beschlussfassung, eine Niederschrift anzufertigen, die vom Vorsitzenden der Gesellschafterversammlung zu unterzeichnen ist.

8.4 Im Fall der Ziffer 8.2 ist die Niederschrift unverzüglich zu fertigen und von den Geschäftsführern in vertretungsberechtigter Zahl zu unterzeichnen.

8.5 Jedem Gesellschafter ist eine Abschrift der Niederschrift zu übersenden.

8.6 Gesellschafterbeschlüsse werden mit Mehrheit der abgegebenen Stimmen gefasst, soweit nicht Gesetz oder Satzung eine größere Mehrheit vorsehen. Jeder Euro eines Geschäftsanteils gewährt eine Stimme. Stimmenthaltungen gelten als nicht abgegebene Stimmen.

8.7 Anfechtungsklagen gegen Gesellschafterbeschlüsse müssen binnen 1 (eines) Monats nach Zugang der Abschrift der Niederschrift bei dem Anfechtenden erhoben werden.

9 Geschäftsführung

9.1 Die Gesellschaft hat einen oder mehrere Geschäftsführer.

9.2 Die Geschäftsführer sind verpflichtet, die Geschäfte der Gesellschaft in Übereinstimmung mit dem Gesetz, dieser Satzung und insbesondere den Beschlüssen der Gesellschafterversammlung zu führen. Insbesondere haben sie die Jahresplanungen und Quartalsplanungen der Gesellschaft zu beachten.

9.3 Mehrere Geschäftsführer sind, unbeschadet ihrer Vertretungsmacht nach außen, nur gemeinschaftlich zur Geschäftsführung befugt. Sie beschließen mit einfacher Mehrheit. Bei Stimmengleichheit gilt ein Antrag als abgelehnt. Die Pflicht der Geschäftsführer zur Ausführung eines Beschlusses der Gesellschafter bleibt unberührt. Die Gesellschafterversammlung kann einen oder mehrere Geschäftsführer zur alleinigen Geschäftsführung ermächtigen.

9.4 Die Gesellschafterversammlung kann jederzeit durch Beschluss die Vornahme bestimmter Rechtsgeschäfte oder bestimmter Arten von Rechtsgeschäften von der vorherigen Zustimmung der Gesellschafterversammlung abhängig machen, ohne dass die Vertretungsmacht der Geschäftsführer im Außenverhältnis beschränkt ist.

10 Vertretung

10.1 Sind mehrere Geschäftsführer bestellt, so wird die Gesellschaft gemeinschaftlich durch zwei Geschäftsführer oder gemeinschaftlich durch einen Geschäftsführer und einen Prokuristen vertreten. Die Gesellschaft wird durch einen Geschäftsführer allein vertreten, wenn er alleiniger Geschäftsführer ist. Die Gesellschafterversammlung kann, auch wenn mehrere Geschäftsführer bestellt sind, einzelne Geschäftsführer zur Einzelvertretung ermächtigen.

10.2 Die Gesellschafterversammlung kann einem oder mehreren Geschäftsführern durch Beschluss generell oder für den Einzelfall die Befugnis erteilen, die Gesellschaft bei der Vornahme von Rechtsgeschäften mit sich selbst oder als Vertreter eines Dritten uneingeschränkt zu vertreten (Befreiung von den Beschränkungen des § 181 BGB). Dies gilt auch im Falle der Einmanngesellschaft.

10.3 Die vorstehenden Regelungen gelten für Liquidatoren entsprechend.

11 Verfügung über Geschäftsanteile

Die Verfügung (einschließlich der Verpfändung) über einen Geschäftsanteil bedarf zu ihrer Wirksamkeit der Zustimmung der Gesellschafterversammlung, die mit 75 % der abgegebenen Stimmen zu erteilen ist. Dies gilt auch für die Einräumung von Unterbeteiligungen.

12 Einziehung

12.1 Die Einziehung des Geschäftsanteils eines Gesellschafters ist mit dessen Zustimmung zulässig.

12.2 Die Einziehung des Geschäftsanteiles eines Gesellschafters oder von Teilen hiervon ist ohne dessen Zustimmung nur zulässig, wenn (jeweils alternativ)

12.2.1 dies in diesem Vertrag ausdrücklich vorgesehen ist und die Voraussetzungen der betreffenden Bestimmung einschließlich eines ergänzenden Gesellschafterbeschlusses vorliegen;

12.2.2 der Gesellschafter ohne die gemäß Ziffer 11 der Satzung erforderliche Zustimmung über einen Geschäftsanteil verfügt;

12.2.3 der Geschäftsanteil von einem Gläubiger des Gesellschafters gepfändet oder in anderer Weise in den Geschäftsanteil vollstreckt wird und die Vollstreckungsmaßnahmen nicht innerhalb von 4 (vier) Wochen, spätestens aber vor Verwertung des Geschäftsanteils, aufgehoben werden;

12.2.4 über das Vermögen des Gesellschafters das Insolvenzverfahren eröffnet oder die Eröffnung eines solchen Verfahrens mangels Masse abgelehnt wird;

12.2.5 in der Person des Gesellschafters ein seine Ausschließung rechtfertigender wichtiger Grund vorliegt;

12.2.6 dessen Aufenthaltsort unbekannt ist, weil er verschollen ist oder weil er ohne Mitteilung an die Gesellschaft verzogen ist und seine jetzige Anschrift auch nicht durch Nachfrage bei dem Einwohnermeldeamt ermittelt werden kann.

12.3 Es bleibt der Gesellschafterversammlung vorbehalten, in den nach Maßgabe dieser Satzung zulässigen Fällen durch Gesellschafterbeschluss festzulegen, dass eine Einziehung des Geschäftsanteiles nur in Teilen zulässig ist. Der Gesellschafterbeschluss bedarf der Zustimmung aller Gesellschafter. Eine Abänderung eines solchen Beschlusses bedarf ebenfalls der Zustimmung aller Gesellschafter.

12.4 Steht ein Geschäftsanteil mehreren Mitberechtigten ungeteilt zu, so ist die Einziehung gemäß Ziffer 12.2 auch dann zulässig, wenn ihre Voraussetzungen nur in der Person eines Mitberechtigten vorliegen.

12.5 Ab dem Zeitpunkt des Zugangs der Mitteilung über den Einziehungsbeschluss beim Gesellschafter ruht das Stimmrecht des betroffenen Gesellschafters.

13 Einziehungsvergütung

13.1 Im Falle der Einziehung gemäß Ziffer 12 hat die Gesellschaft eine Einziehungsvergütung zu zahlen. Die Einziehungsvergütung beträgt in den Fällen der Ziffer 12.2.2 bis Ziffer 12.2.5 50% und in allen übrigen Fällen 100% des nach Ziffern 13.2 und 13.3 zu berechnenden anteiligen Unternehmenswertes.

13.2 Der Unternehmenswert wird wie folgt ermittelt:

13.2.1 Zunächst ist der gewichtete Durchschnitt der Ergebnisse der gewöhnlichen Geschäftstätigkeit gemäß Gesamtkostenverfahren abzüglich sonstiger Steuern (gemäß § 275 Abs. 2 Nr. 19 HGB) ausweislich der Handelsbilanz der letzten drei beim Ausscheiden abgeschlossenen Geschäftsjahre zu berechnen. Periodenfremde sowie die dem nicht betriebsnotwendigen Vermögen zuzurechnenden Aufwendungen und Erträge werden eliminiert. Zur Ermittlung des gewichteten Durchschnitts wird das Ergebnis des letzten abgeschlossenen Geschäftsjahres mit dem Faktor 3, des davor liegenden Geschäftsjahres mit dem Faktor 2 und des davor liegenden Geschäftsjahres mit dem Faktor 1 multipliziert und die Summe durch 6 dividiert.

13.2.2 Das gemäß Ziffer 13.2.1 berechnete gewichtete Durchschnittsergebnis ist zur Ermittlung des Ertragswerts des Unternehmens mit 6 zu multiplizieren.

13.2.3 Der Ertragswert gemäß Ziffer 13.2.2 ist um den Veräußerungswert (nach Abzug von Steuerauswirkungen) des nicht betriebsnotwendigen Vermögens zu erhöhen (= Unternehmenswert).

13.3 Der anteilige Unternehmenswert ergibt sich aus dem Verhältnis des Nennbetrags der Geschäftsanteile des betroffenen Gesellschafters zum Stammkapital.

13.4 Sollte durch rechtskräftiges Urteil festgestellt werden, dass die Einziehungsvergütung nach Ziffer 13.1 unwirksam ist, so verpflichten sich die Gesellschafter zu einer Festsetzung einer Einziehungsvergütung, die einerseits wirksam ist und andererseits die Gesellschaft am wenigsten belastet.

13.5 Im Fall der Einziehung gemäß Ziffer 12.1 ist die von dieser Regelung abweichende Vereinbarung der Abfindung mit Zustimmung des betroffenen Gesellschafters zulässig.

14 Zahlbarkeit der Einziehungsvergütung

14.1 Die Einziehungsvergütung ist in 3 (drei) gleichen Teilbeträgen zu entrichten. Der erste Teilbetrag ist 3 (drei) Monate nach Erklärung der Einziehung durch die Geschäftsführung der Gesellschaft zahlbar. Die folgenden Teilbeträge sind jeweils ein Jahr nach Fälligkeit des vorausgehenden Teilbetrages zur Zahlung fällig. Die Gesellschaft ist jederzeit berechtigt, Zahlungen vor Fälligkeit zu leisten. Der jeweils offen stehende Teil der Einziehungsvergütung ist jährlich mit zwei Prozentpunkten über dem Basiszinssatz zu verzinsen.

14.2 Soweit und solange Zahlungen gegen § 30 Abs. 1 Satz 1 GmbHG verstoßen würden, gelten Zahlungen auf den Hauptbetrag als zum vereinbarten Satz verzinslich gestundet, Zinszahlungen als unverzinslich gestundet.

15 Abtretung statt Einziehung

15.1 Soweit die Einziehung eines Geschäftsanteils zulässig ist, kann die Gesellschafterversammlung - ohne Stimmrecht des ausscheidenden Gesellschafters – statt dessen verlangen, dass der Geschäftsanteil an die Gesellschaft oder eine von ihr bezeichnete Person, bei der es sich auch um einen Gesellschafter handeln kann, abgetreten wird, und zwar auch dergestalt, dass der Geschäftsanteil teilweise eingezogen wird und im Übrigen an die Gesellschaft oder die von ihr bezeichnete Person abzutreten ist.

15.2 Soweit die Gesellschafterversammlung statt der Einziehung des Geschäftsanteils dessen Abtretung an die Gesellschaft oder eine von ihr bezeichnete Person verlangt, gelten die Bestimmungen der Ziffern 13 und 14 der Satzung entsprechend mit der Maßgabe, dass die Verpflichtung zur Zahlung der Vergütung für den abzutretenden Geschäftsanteil von dem Erwerber des Geschäftsanteils ohne Zustimmung des betroffenen Gesellschafters übernommen werden kann und die Gesellschaft in diesem Fall für die Erfüllung wie ein Bürge haftet. § 30 Abs. 1 Satz 1 GmbHG bleibt unberührt.

16 Schlussbestimmungen

16.1 Falls einzelne Bestimmungen dieses Vertrages unwirksam sein sollten oder dieser Vertrag Lücken enthält, wird dadurch die Wirksamkeit der übrigen Bestimmungen nicht berührt. Anstelle einer unwirksamen Bestimmung ist diejenige wirksame Bestimmung zu vereinbaren, welche dem Sinn und Zweck der unwirksamen Bestimmung am nächsten kommt. Im Fall von Lücken ist diejenige Bestimmung zu vereinbaren, die dem entspricht, was nach Sinn und Zweck dieses Vertrages vereinbart worden wäre, hätte man die Angelegenheit von vornherein bedacht.

16.2 Gerichtsstand ist der Sitz der Gesellschaft.

16.3 Die Gesellschaft trägt die mit der Gründung verbundenen Kosten bis zu einem Gesamtbetrag von EUR 2.500,00. Darüber hinausgehende Kosten trägt der Gesellschafter.

Bescheinigung gemäß § 54 Absatz 1 Satz 2 GmbHG

Die in dem vorstehenden vollständigen Wortlaut des Gesellschaftsvertrages geänderten Bestimmungen stimmen mit dem in meiner Urkunde zu UR-Nr. 174/2016 vom 14. Juni 2016 gefaßten Beschluß über die Änderung des Gesellschaftsvertrages und die unveränderten Bestimmungen mit dem zuletzt zum Handelsregister eingereichten vollständigen Wortlaut des Gesellschaftsvertrages in der Fassung vom 12. Mai 2016 überein.

Berlin, den 24.06.2016

Gerald Kornisch
Notar

(Diese Datei ist ein elektronisch errichtetes einfaches Zeugnis gemäß § 39a BeurkG und enthält weder Siegel noch manuelle Unterschrift.)

Kornisch

Gesellschaftsvertrag
ROB Cemtrex Assets UG (haftungsbeschränkt)

Sitz Neulingen, AG Mannheim HRB 724976
(Stand 09. Juni 2016)

1 Firma und Sitz

1.1 Die Firma der Gesellschaft lautet: ROB Cemtrex Assets UG (haftungsbeschränkt).

1.2 Die Gesellschaft hat ihren Sitz in: Neulingen.

2 Gegenstand der Gesellschaft

2.1 Gegenstand des Unternehmens ist das Halten und Verwalten eigenen Vermögens und erlaubnisfreie Unternehmensberatung einschließlich und insbesondere der Vermietung und Verpachtung der gehaltenen Vermögensgegenstände an die ROB Cemtrex Automotive GmbH und die ROB Cemtrex Logistics GmbH sowie an andere Unternehmen.

2.2 Die Gesellschaft kann alle Geschäfte betreiben, die dem Gesellschaftszweck unmittelbar oder mittelbar zu dienen geeignet sind. Die Gesellschaft darf sich an anderen Gesellschaften beteiligen, die den gleichen oder einen ähnlichen Geschäftszweck verfolgen. Sie kann Niederlassungen im In- und Ausland errichten, stille Beteiligungen eingehen oder Darlehen gewähren.

3 Dauer der Gesellschaft, Geschäftsjahr

3.1 Die Gesellschaft ist auf unbestimmte Zeit errichtet.

3.2 Das Geschäftsjahr der Gesellschaft läuft vom 01. Oktober bis zum 30. September. Das erste Geschäftsjahr ist ein Rumpfgeschäftsjahr und endet am 30. September 2016.

4 Bekanntmachungen

Die Bekanntmachungen der Gesellschaft erfolgen im elektronischen Bundesanzeiger für die Bundesrepublik Deutschland.

5 Stammkapital

5.1 Das Stammkapital beträgt EUR 1.500,00.

5.2 Das Stammkapital ist eingeteilt in 1.500 Geschäftsanteile mit den laufenden Nummern 1 bis 1.500 im Nennwert von jeweils EUR 1,00.

6 Gesellschafterversammlung

6.1 Gesellschafterversammlungen werden durch die Geschäftsführer oder durch Gesellschafter, die zusammen mindestens 10% des Stammkapitals auf sich vereinigen, einberufen. Jeder Geschäftsführer ist allein einberufungsberechtigt.

6.2 Die Einberufung erfolgt durch eingeschriebenen Brief/ Einwurfeinschreiben an jeden Gesellschafter unter Angabe von Ort, Tag, Zeit und Tagesordnung mit einer

Frist von mindestens 1 (einer) Woche. Der Lauf der Frist beginnt mit dem Zugang der Einladung. Der Tag der Versammlung wird bei der Berechnung der Frist nicht mitgezählt. Anstelle der Einberufung durch eingeschriebenen Brief/ Einwurfeinschreiben kann diese auch durch Telefax oder E-Mail an die der Gesellschaft zuletzt bekannt gegebene Telefax-Nummer oder E-Mail-Adresse erfolgen.

6.3 Gesellschafterversammlungen sollen am Sitz der Gesellschaft abgehalten werden. Mit Zustimmung aller Gesellschafter können Gesellschafterversammlungen jedoch auch an jedem anderen Ort abgehalten werden.

6.4 Sind sämtliche Gesellschafter anwesend oder vertreten und widerspricht keiner der Beschlussfassung, so können Beschlüsse auch dann gefasst werden, wenn die für die Einberufung und Ankündigung geltenden gesetzlichen oder gesellschaftsvertraglichen Vorschriften nicht eingehalten worden sind.

6.5 In der Gesellschafterversammlung kann ein Gesellschafter nur durch einen anderen Gesellschafter oder durch einen zur Verschwiegenheit verpflichteten Dritten der rechts-, steuer- und/ oder wirtschaftsprüfenden Berufe vertreten werden. Die Vollmacht bedarf der Textform.

6.6 Die Gesellschafterversammlung wählt aus ihrer Mitte einen Vorsitzenden. Diesem obliegt die Versammlungsleitung. Sein Amt endet mit der Wahl eines neuen Vorsitzenden.

6.7 Die Gesellschafterversammlung ist beschlussfähig, wenn Gesellschafter, die mindestens 75% des Stammkapitals auf sich vereinigen, bei der Gesellschafterversammlung anwesend oder ordnungsgemäß vertreten sind. Ist die Gesellschafterversammlung nach den vorstehenden Bestimmungen nicht beschlussfähig, ist sie unter Einhaltung der vorstehenden Formen und Fristen erneut einzuberufen. Die aufgrund der erneuten Ladung einberufene Gesellschafterversammlung ist in jedem Fall beschlussfähig. Hierauf ist bei der zweiten Einberufung hinzuweisen.

7 Zuständigkeit der Gesellschafterversammlung

Die Gesellschafterversammlung hat die ihr gemäß Gesetz und Satzung zukommenden Aufgaben wahrzunehmen, soweit nicht eine Zuständigkeit der Geschäftsführung besteht.

8 Gesellschafterbeschlüsse

8.1 Die Beschlüsse der Gesellschafter werden in Versammlungen gefasst.

8.2 Außerhalb von Versammlungen können sie, soweit nicht zwingendes Recht eine andere Form vorschreibt, durch schriftliche, fernschriftliche (Telefax), elektronische (E-Mail) oder mündliche – auch fernmündliche – Abstimmung gefasst werden, wenn sich jeder Gesellschafter an der Beschlussfassung beteiligt.

8.3 Über jeden Beschluss, der in einer Versammlung gemäß Ziffer 8.1 gefasst wird, ist unverzüglich, spätestens 2 (zwei) Wochen nach Beschlussfassung, eine Nieder-

schrift anzufertigen, die vom Vorsitzenden der Gesellschafterversammlung zu unterzeichnen ist.

8.4 Im Fall der Ziffer 8.2 ist die Niederschrift unverzüglich zu fertigen und von den Geschäftsführern in vertretungsberechtigter Zahl zu unterzeichnen.

8.5 Jedem Gesellschafter ist eine Abschrift der Niederschrift zu übersenden.

8.6 Gesellschafterbeschlüsse werden mit Mehrheit der abgegebenen Stimmen gefasst, soweit nicht Gesetz oder Satzung eine größere Mehrheit vorsehen. Jeder Euro eines Geschäftsanteils gewährt eine Stimme. Stimmenthaltungen gelten als nicht abgegebene Stimmen.

8.7 Anfechtungsklagen gegen Gesellschafterbeschlüsse müssen binnen eines Monats nach Zugang der Abschrift der Niederschrift bei dem Anfechtenden erhoben werden.

9 Geschäftsführung

9.1 Die Gesellschaft hat einen oder mehrere Geschäftsführer.

9.2 Die Geschäftsführer sind verpflichtet, die Geschäfte der Gesellschaft in Übereinstimmung mit dem Gesetz, dieser Satzung und insbesondere den Beschlüssen der Gesellschafterversammlung zu führen. Insbesondere haben sie die Jahresplanungen und Quartalsplanungen der Gesellschaft zu beachten.

9.3 Mehrere Geschäftsführer sind, unbeschadet ihrer Vertretungsmacht nach außen, nur gemeinschaftlich zur Geschäftsführung befugt. Sie beschließen mit einfacher Mehrheit. Bei Stimmengleichheit gilt ein Antrag als abgelehnt. Die Pflicht der Geschäftsführer zur Ausführung eines Beschlusses der Gesellschafter bleibt unberührt. Die Gesellschafterversammlung kann einen oder mehrere Geschäftsführer zur alleinigen Geschäftsführung ermächtigen.

9.4 Die Gesellschafterversammlung kann jederzeit durch Beschluss die Vornahme bestimmter Rechtsgeschäfte oder bestimmter Arten von Rechtsgeschäften von der vorherigen Zustimmung der Gesellschafterversammlung abhängig machen, ohne dass die Vertretungsmacht der Geschäftsführer im Außenverhältnis beschränkt ist.

10 Vertretung

10.1 Sind mehrere Geschäftsführer bestellt, so wird die Gesellschaft gemeinschaftlich durch zwei Geschäftsführer oder gemeinschaftlich durch einen Geschäftsführer und einen Prokuristen vertreten. Die Gesellschaft wird durch einen Geschäftsführer allein vertreten, wenn er alleiniger Geschäftsführer ist. Die Gesellschafterversammlung kann, auch wenn mehrere Geschäftsführer bestellt sind, einzelne Geschäftsführer zur Einzelvertretung ermächtigen.

10.2 Die Gesellschafterversammlung kann einem oder mehreren Geschäftsführern durch Beschluss generell oder für den Einzelfall die Befugnis erteilen, die Gesellschaft bei der Vornahme von Rechtsgeschäften mit sich selbst oder als Vertreter

eines Dritten uneingeschränkt zu vertreten (Befreiung von den Beschränkungen des § 181 BGB). Dies gilt auch im Falle der Einmanngesellschaft.

10.3 Die vorstehenden Regelungen gelten für Liquidatoren entsprechend.

11 Verfügung über Geschäftsanteile

Die Verfügung (einschließlich der Verpfändung) über einen Geschäftsanteil bedarf zu ihrer Wirksamkeit der Zustimmung der Gesellschafterversammlung, die mit 75% der abgegebenen Stimmen zu erteilen ist. Dies gilt auch für die Einräumung von Unterbeteiligungen.

12 Einziehung

12.1 Die Einziehung des Geschäftsanteils eines Gesellschafters ist mit dessen Zustimmung zulässig.

12.2 Die Einziehung des Geschäftsanteiles eines Gesellschafters oder von Teilen hiervon ist ohne dessen Zustimmung nur zulässig, wenn (jeweils alternativ)

12.2.1 dies in diesem Vertrag ausdrücklich vorgesehen ist und die Voraussetzungen der betreffenden Bestimmung einschließlich eines ergänzenden Gesellschafterbeschlusses vorliegen;

12.2.2 der Gesellschafter ohne die gemäß Ziffer 11 der Satzung erforderliche Zustimmung über einen Geschäftsanteil verfügt;

12.2.3 der Geschäftsanteil von einem Gläubiger des Gesellschafters gepfändet oder in anderer Weise in den Geschäftsanteil vollstreckt wird und die Vollstreckungsmaßnahmen nicht innerhalb von 4 (vier) Wochen, spätestens aber vor Verwertung des Geschäftsanteils, aufgehoben werden;

12.2.4 über das Vermögen des Gesellschafters das Insolvenzverfahren eröffnet oder die Eröffnung eines solchen Verfahrens mangels Masse abgelehnt wird;

12.2.5 in der Person des Gesellschafters ein seine Ausschließung rechtfertigender wichtiger Grund vorliegt;

12.2.6 dessen Aufenthaltsort unbekannt ist, weil er verschollen ist oder weil er ohne Mitteilung an die Gesellschaft verzogen ist und seine jetzige Anschrift auch nicht durch Nachfrage bei dem Einwohnermeldeamt ermittelt werden kann.

12.3 Es bleibt der Gesellschafterversammlung vorbehalten, in den nach Maßgabe dieser Satzung zulässigen Fällen durch Gesellschafterbeschluss festzulegen, dass eine Einziehung des Geschäftsanteiles nur in Teilen zulässig ist. Der Gesellschafterbeschluss bedarf der Zustimmung aller Gesellschafter. Eine Abänderung eines solchen Beschlusses bedarf ebenfalls der Zustimmung aller Gesellschafter.

12.4 Steht ein Geschäftsanteil mehreren Mitberechtigten ungeteilt zu, so ist die Einziehung gemäß Ziffer 12.2 auch dann zulässig, wenn ihre Voraussetzungen nur in der Person eines Mitberechtigten vorliegen.

12.5 Ab dem Zeitpunkt des Zugangs der Mitteilung über den Einziehungsbeschluss beim Gesellschafter ruht das Stimmrecht des betroffenen Gesellschafters.

13 Einziehungsvergütung

13.1 Im Falle der Einziehung gemäß Ziffer 12 hat die Gesellschaft eine Einziehungsvergütung zu zahlen. Die Einziehungsvergütung beträgt in den Fällen der Ziffer 12.2.2 bis Ziffer 12.2.5 50% und in allen übrigen Fällen 100% des nach Ziffern 13.2 und 13.3 zu berechnenden anteiligen Unternehmenswertes.

13.2 Der Unternehmenswert wird wie folgt ermittelt:

13.2.1 Zunächst ist der gewichtete Durchschnitt der Ergebnisse der gewöhnlichen Geschäftstätigkeit gemäß Gesamtkostenverfahren abzüglich sonstiger Steuern (gemäß § 275 Abs. 2 Nr. 19 HGB) ausweislich der Handelsbilanz der letzten drei beim Ausscheiden abgeschlossenen Geschäftsjahre zu berechnen. Periodenfremde sowie die dem nicht betriebsnotwendigen Vermögen zuzurechnenden Aufwendungen und Erträge werden eliminiert. Zur Ermittlung des gewichteten Durchschnitts wird das Ergebnis des letzten abgeschlossenen Geschäftsjahres mit dem Faktor 3, des davor liegenden Geschäftsjahres mit dem Faktor 2 und des davor liegenden Geschäftsjahres mit dem Faktor 1 multipliziert und die Summe durch 6 dividiert.

13.2.2 Das gemäß Ziffer 13.2.1 berechnete gewichtete Durchschnittsergebnis ist zur Ermittlung des Ertragswerts des Unternehmens mit 7 zu multiplizieren.

13.2.3 Der Ertragswert gemäß Ziffer 13.2.2 ist um den Veräußerungswert (nach Abzug von Steuerauswirkungen) des nicht betriebsnotwendigen Vermögens zu erhöhen (= Unternehmenswert).

13.3 Der anteilige Unternehmenswert ergibt sich aus dem Verhältnis des Nennbetrags der Geschäftsanteile des betroffenen Gesellschafters zum Stammkapital.

13.4 Sollte durch rechtskräftiges Urteil festgestellt werden, dass die Einziehungsvergütung nach Ziffer 13.1 unwirksam ist, so verpflichten sich die Gesellschafter zu einer Festsetzung einer Einziehungsvergütung, die einerseits wirksam ist und andererseits die Gesellschaft am wenigsten belastet.

13.5 Im Fall der Einziehung gemäß Ziffer 12.1 ist die von dieser Regelung abweichende Vereinbarung der Abfindung mit Zustimmung des betroffenen Gesellschafters zulässig.

14 Zahlbarkeit der Einziehungsvergütung

14.1 Die Einziehungsvergütung ist in 3 (drei) gleichen Teilbeträgen zu entrichten. Der erste Teilbetrag ist 3 (drei) Monate nach Erklärung der Einziehung durch die Geschäftsführung der Gesellschaft zahlbar. Die folgenden Teilbeträge sind jeweils ein Jahr nach Fälligkeit des vorausgehenden Teilbetrages zur Zahlung fällig. Die Gesellschaft ist jederzeit berechtigt, Zahlungen vor Fälligkeit zu leisten. Der jeweils offen stehende Teil der Einziehungsvergütung ist jährlich mit zwei Prozentpunkten über dem Basiszinssatz zu verzinsen.

14.2 Soweit und solange Zahlungen gegen § 30 Abs. 1 Satz 1 GmbHG verstoßen würden, gelten Zahlungen auf den Hauptbetrag als zum vereinbarten Satz verzinslich gestundet, Zinszahlungen als unverzinslich gestundet.

15 Abtretung statt Einziehung

15.1 Soweit die Einziehung eines Geschäftsanteils zulässig ist, kann die Gesellschafterversammlung - ohne Stimmrecht des ausscheidenden Gesellschafters – statt dessen verlangen, dass der Geschäftsanteil an die Gesellschaft oder eine von ihr bezeichnete Person, bei der es sich auch um einen Gesellschafter handeln kann, abgetreten wird, und zwar auch dergestalt, dass der Geschäftsanteil teilweise eingezogen wird und im Übrigen an die Gesellschaft oder die von ihr bezeichnete Person abzutreten ist.

15.2 Soweit die Gesellschafterversammlung statt der Einziehung des Geschäftsanteils dessen Abtretung an die Gesellschaft oder eine von ihr bezeichnete Person verlangt, gelten die Bestimmungen der Ziffern 13 und 14 der Satzung entsprechend mit der Maßgabe, dass die Verpflichtung zur Zahlung der Vergütung für den abzutretenden Geschäftsanteil von dem Erwerber des Geschäftsanteils ohne Zustimmung des betroffenen Gesellschafters übernommen werden kann und die Gesellschaft in diesem Fall für die Erfüllung wie ein Bürge haftet. § 30 Abs. 1 Satz 1 GmbHG bleibt unberührt.

16 Schlussbestimmungen

16.1 Falls einzelne Bestimmungen dieses Vertrages unwirksam sein sollten oder dieser Vertrag Lücken enthält, wird dadurch die Wirksamkeit der übrigen Bestimmungen nicht berührt. Anstelle einer unwirksamen Bestimmung ist diejenige wirksame Bestimmung zu vereinbaren, welche dem Sinn und Zweck der unwirksamen Bestimmung am nächsten kommt. Im Fall von Lücken ist diejenige Bestimmung zu vereinbaren, die dem entspricht, was nach Sinn und Zweck dieses Vertrages vereinbart worden wäre, hätte man die Angelegenheit von vornherein bedacht.

16.2 Gerichtsstand ist der Sitz der Gesellschaft.

16.3 Die Gesellschaft trägt die mit der Gründung verbundenen Kosten bis zu einem Gesamtbetrag von EUR 800,00. Darüber hinausgehende Kosten trägt der Gesellschafter.

Bescheinigung gemäß § 54 Absatz 1 Satz 2 GmbHG

Die in dem vorstehenden vollständigen Wortlaut des Gesellschaftsvertrages geänderten Bestimmungen stimmen mit dem in meiner Urkunde zu UR-Nr. 169/2016 vom 09. Juni 2016 gefaßten Beschluß über die Änderung des Gesellschaftsvertrages und die unveränderten Bestimmungen mit dem zuletzt zum Handelsregister eingereichten vollständigen Wortlaut des Gesellschaftsvertrages in der Fassung vom 12. Mai 2016 überein.

Berlin, den 22.06.2016

Gerald Kornisch
Notar

(Diese Datei ist ein elektronisch errichtetes einfaches Zeugnis gemäß § 39a BeurkG und enthält weder Siegel noch manuelle Unterschrift.)

存案 Filed

CR

公司註冊處 Companies Registry

周年申報表 Annual Return

表格 Form NAR1

公司編號 Company Number: 1962817

1 公司名稱 Company Name

Cemtrex Limited

2 商業名稱(如有的話) Business Name (If any)

3 公司類別 Type of Company

☑ 私人公司 Private company ☐ 公眾公司 Public company ☐ 擔保有限公司 Company limited by guarantee

4 本申報表的結算日期 Date to which this Return is Made Up

04 / 09 / 2018
日 DD / 月 MM / 年 YYYY

(如屬私人公司，本申報表應列載截至公司成立為法團的周年日期的資料。
如屬公眾公司，申報表的結算日期應為該公司的會計參照期結束後的 6 個月屆滿之日。
如屬擔保有限公司，申報表的結算日期應為該公司的會計參照期結束後的 9 個月屆滿之日。
For a private company, the information in this return should be made up to the anniversary of the date of its incorporation.
For a public company, the return should be made up to the date that is 6 months after the end of its accounting reference period.
For a company limited by guarantee, the return should be made up to the date that is 9 months after the end of its accounting reference period.)

5 隨本表格交付的財務報表所涵蓋的會計期 Period Covered by Financial Statements Delivered with this Form

(私人公司無需填報此項 A private company need not complete this section)

日 DD / 月 MM / 年 YYYY 至 To 日 DD / 月 MM / 年 YYYY

6 註冊辦事處地址 Address of Registered Office

NO. 5, 17/F BONHAM TRADE CENTRE, 50 BONHAM STRAND

SHEUNG WAN

地區 Region: Hong Kong

本處專用 For Official Use

Document Ref. No.:70001313367
Submission Date:03/10/2018
Resubmission Date:

本人謹此核證，此為公司註冊處所登記及備存文件的真實副本(參考編號：70001313367，第1頁，共8頁)。

I certify that this is a true copy of the document (Ref No.: 70001313367, Page 1 of 8) kept and registered at the Companies Registry

香港特別行政區公司註冊處處長鍾麗玲

Ms Ada L L CHUNG

Registrar of Companies

Hong Kong Special Administrative Region

二〇一九年五月二十三日

23 MAY 2019

表格 Form **NAR1**

公司編號 Company Number: 1962817

7 電郵地址 Email Address

AGOVIL@DUCON.COM

8 按揭及押記 Mortgages and Charges

截至本申報表的結算日期，所有根據《公司條例》須向公司註冊處處長登記的，或若於 1912 年 1 月 1 日後設定便須如此登記的按揭及押記的負債總額

Total amount of the indebtedness as at the date to which this return is made up in respect of all mortgages and charges which are required to be registered with the Registrar of Companies pursuant to the Companies Ordinance, or would have been required to be so registered if created after 1 January 1912

9 無股本公司的成員人數 Number of Member(s) of a Company Not Having a Share Capital

截至本申報表的結算日期的成員人數
Number of Member(s) as at the Date to which this Return is Made Up

10 股本 Share Capital

截至本申報表的結算日期 As at the Date to which this Return is Made Up

股份的類別 Class of Shares	貨幣單位 Currency	已發行股份 Issued Shares 總數 Total Number	總款額 Total Amount	已繳或視作已繳的總款額 Total Amount Paid up or Regarded as Paid up
Ordinary	HKD	119,385	119,385	119,385
總數 Total	HKD	[redacted]	119,385	119,385

本人謹此核證，此為公司註冊處所登記及備存文件的真實副本(參考編號：70001313367，第2頁共8頁)

I certify that this is a true copy of the document (Ref. No.: 70001313367, Page 2 of 8) kept and registered at the Companies Registry

香港特別行政區公司註冊處處長鍾麗玲
Ms Ada L L CHUNG
Registrar of Companies
Hong Kong Special Administrative Region
二〇一九年五月二十三日
23-MAY-2019

表格 Form **NAR1**

公司編號 Company Number: 1962817

11 公司秘書 Company Secretary

A. 公司秘書(自然人) Company Secretary (Natural Person)

中文姓名 Name in Chinese:

英文姓名 Name in English
- 姓氏 Surname:
- 名字 Other Names: 沒有資料填報 No information reported

前用姓名 Previous Names
- 中文 Chinese:
- 英文 English:

別名 Alias
- 中文 Chinese:
- 英文 English:

香港通訊地址 Hong Kong Correspondence Address:

地區 Region:

電郵地址 Email Address:

身分證明 Identification

(a) 香港身分證號碼 Hong Kong Identity Card Number: ( )

(b) 護照 Passport
- 簽發國家 Issuing Country:
- 號碼 Number:

B. 公司秘書(法人團體) Company Secretary (Body Corporate)

中文名稱 Name in Chinese:

英文名稱 Name in English: STARTUPR CS LIMITED

香港地址 Hong Kong Address: UNITS A-C, 25TH FLOOR, SEABRIGHT PLAZA NO. 9-23 SHELL STREET, NORTH POINT

地區 Region: Hong Kong

電郵地址 Email Address: ADMIN@STARTUPREGISTRY.HK

公司編號 Company Number: 2280350

本人謹此核證，此為公司註冊處所登記及備存文件的真實副本(參考編號：70001313367，第3頁共8頁)。

I certify that this is a true copy of the document (Ref. No.: 70001313367, Page 3 of 8) kept and registered at the Companies Registry.

香港特別行政區公司註冊處處長鍾麗玲

Ms Ada L L CHUNG

Registrar of Companies

Hong Kong Special Administrative Region

二〇一九年五月二十三日

23-MAY-2019

表格 Form **NAR1**

公司編號 Company Number

1962817

12 董事 Directors

A. 董事(自然人) Director (Natural Person)

1 身分 Capacity	☑ 董事 Director ☐ 候補董事 Alternate Director 代替 Alternate to
中文姓名 Name in Chinese	
英文姓名 Name in English 姓氏 Surname	GOVIL
名字 Other Names	ARUN
前用姓名 Previous Names 中文 Chinese	
英文 English	
別名 Alias 中文 Chinese	
英文 English	
住址 Residential Address	19 ENGINEERS LANE, NY
	11735
國家／地區 Country / Region	United States
電郵地址 Email Address	AGOVIL@DUCON.COM

身分證明 Identification

(a) 香港身分證號碼 Hong Kong Identity Card Number	( )
(b) 護照 Passport 簽發國家 Issuing Country	United States
號碼 Number	017930740

本人謹此核證，此為公司註冊處所登記及備存文件的真實副本(參考編號：70001313367，第4頁，共8頁)

I certify that this is a true copy of the document (Ref. No.: 70001313367, Page 4 of 8) kept and registered at the Companies Registry.

香港特別行政區公司註冊處處長鍾麗玲
Ms Ada L L CHUNG
Registrar of Companies
Hong Kong Special Administrative Region
二〇一九年五月二十三日
23-MAY-2019

表格 Form **NAR1**

公司編號 Company Number

1962817

12 董事 Directors (續上頁 cont'd)

B. 董事(法人團體) Director (Body Corporate)

1 身分 Capacity ☐ 董事 Director ☐ 候補董事 Alternate Director 代替 Alternate to

中文名稱 Name in Chinese

英文名稱 Name in English: 沒有資料填報 No information reported

地址 Address

國家/地區 Country/Region

電郵地址 Email Address

公司編號 Company Number (只適用於在香港註冊的法人團體) (Only applicable to body corporate registered in Hong Kong)

2 身分 Capacity ☐ 董事 Director ☐ 候補董事 Alternate Director 代替 Alternate to

中文名稱 Name in Chinese

英文名稱 Name in English: 沒有資料填報 No information reported

地址 Address

國家/地區 Country/Region

電郵地址 Email Address

公司編號 Company Number (只適用於在香港註冊的法人團體) (Only applicable to body corporate registered in Hong Kong)

本人謹此核證，此為公司註冊處所登記及備存文件的真實副本(參考編號：70001313367，第5頁共8頁)

I certify that this is a true copy of the document (Ref. No.: 70001313367, Page 5 of 8) kept and registered at the Companies Registry.

香港特別行政區公司註冊處處長鍾麗玲

Ms Ada L L CHUNG

Registrar of Companies

Hong Kong Special Administrative Region

二〇一九年五月二十三日

23-MAY-2019

表格 Form **NAR1**

公司編號 Company Number: 1962817

12 董事 Directors (續上頁 cont'd)

C. 備任董事 Reserve Director
(只適用於只有一名成員而該成員同時亦是唯一董事的私人公司)
(Only applicable to a private company with only one member who is also the sole director of the company)

中文姓名 Name in Chinese:

英文姓名 Name in English
- 姓氏 Surname:
- 名字 Other Names:

前用姓名 Previous Names
- 中文 Chinese:
- 英文 English:

別名 Alias
- 中文 Chinese:
- 英文 English:

住址 Residential Address:

國家／地區 Country / Region:

電郵地址 Email Address:

身分證明 Identification

(a) 香港身分證號碼 Hong Kong Identity Card Number: ( )

(b) 護照 Passport
- 簽發國家 Issuing Country:
- 號碼 Number:

本人謹此核證，此為公司註冊處所登記及備存文件的真實副本(參考編號：70001313367，第6頁共8頁)

I certify that this is a true copy of the document (Ref. No.: 70001313367, Page 6 of 8) kept and registered at the Companies Registry

香港特別行政區公司註冊處處長鍾麗玲
Ms Ada L L CHUNG
Registrar of Companies
Hong Kong Special Administrative Region
二〇一九年五月二十三日
23-MAY-2019

表格 Form **NAR1**

公司編號 Company Number

1962817

13 有股本公司的成員詳情 Particulars of Member(s) of a Company Having a Share Capital

☑ 非上市公司的成員詳情列於附表一
Particulars of members of a non-listed company are listed in Schedule 1

☐ 上市公司的成員詳情列於附表二
Particulars of members of a listed company are listed in Schedule 2

14 公司紀錄 Company Records

公司備存下列紀錄的地址(如並非備存於第 6 項所述的註冊辦事處內)
Address where the following company records are kept (if not kept at the registered office stated in Section 6)

公司紀錄 Company Records	地址 Address

15 陳述書 Statement

(如屬私人公司，請在空格內加上 ✓ 號以作出此項陳述 For a private company, please tick the box to make the Statement)

☑ 現述明公司自最近一份周年申報表的結算日期起(如屬首份周年申報表，則自公司成立為法團的日期起)，並沒有發出邀請，以邀請公眾人士認購公司的任何股份或債權證。同時如成員人數於本申報表的結算日期當日超過五十名，則超出五十名之數的成員，全屬根據《公司條例》第 11(2)條於計算公司成員人數時不包括在內的人。

The company has not, since the date of the last annual return (or since the date of incorporation in the case of the first annual return), issued any invitation to the public to subscribe for any shares or debentures of the company, and that if the number of members of the company exceeds 50 as at the date of this return, the excess consists wholly of persons who, under section 11(2) of the Companies Ordinance, are excluded in the calculation of the number of members of the company.

提示 Advisory Note	所有公司董事均應閱讀公司註冊處編製的《董事責任指引》，並熟悉該指引所概述的董事一般責任。 All directors of the company are advised to read 'A Guide on Directors' Duties' published by the Companies Registry and acquaint themselves with the general duties of directors outlined in the Guide.

簽署 Signed : [redacted] Signed by PIN

姓名 Name : GOVIL, ARUN

身分 Capacity : 董事 Director

日期 Date : 02 / 10 / 2018 (日 DD / 月 MM / 年 YYYY)

指明編號 1/2014 (2014年3月) Specification No. 1/2014 (March 2014)

本人謹此核證，此為公司註冊處所登記及備存文件的真實副本(參考編號：70001313367，第7頁，共8頁)

I certify that this is a true copy of the document (Ref. No.: 70001313367, Page 7 of 8) kept and registered at the Companies Registry

香港特別行政區公司註冊處處長鍾麗玲
Ms Ada L L CHUNG
Registrar of Companies
Hong Kong Special Administrative Region
二〇一九年五月二十三日
23-MAY-2019

表格 Form **NAR1**

附表 **Schedule 1**
(非上市公司適用 **FOR NON-LISTED COMPANY)**

本申報表的結算日期
Date to which this Return is Made Up

04 / 09 / 2018
日 DD / 月 MM / 年 YYYY

公司編號 **Company Number**

1962817

非上市公司的成員詳情(第 13 項)
Particulars of Member(s) of a Non-listed Company (Section 13)

截至本申報表的結算日期的成員詳情 Particulars of Member(s) as at the Date to which this Return is Made Up

股份類別 **Class of Shares** Ordinary

此類別股份的已發行總數 **Total Number of Issued Shares in this Class** 119,385

姓名／名稱 Name	地址 Address	股份 Shares			備註 Remarks
		現時持有量 Current Holding	轉讓 Transferred		
			數目 Number	日期 Date	
GOVIL ARUN	19 Engineers lane, NY 11735 United States	1			
Govil Saagar	19 Engineers lane, NY 11735 United States	1			
Cemtrex Inc.	19 Engineers Lane Farmingdale, NY 11735 United States	119,383			Allotted 109384 shares on 30th June 2016

This Apostille only certifies the authenticity of the signature and the capacity of the person who has signed the public document, and, where appropriate, the identity of the seal or stamp which the public document bears. This Apostille does not certify the content of the document for which it was issued. To verify the issuance of this Apostille, see "https://www.judiciary.hk/en/court_services_facilities/apostille_verification.html"

此項文件加簽僅就公共文件上簽署的真確性、簽署人的身分及，如適用的話，文件上的蓋章蓋印予以證明。此項文件加簽並不就文件的內容作出證明。就發出此文件加簽之查證，見 "https://www.judiciary.hk/zh/court_services_facilities/apostille_verification.html"

APOSTILLE

(Convention de La Haye du 5 octobre 1961)

1. Country: 國家/地區	Hong Kong, China 中國香港		
This public document 此公共文件			
2. has been signed by 簽署人為	CHUNG Lai-ling Ada 鍾麗玲		
3. acting in the capacity of 其行事的身分為	Registrar of Companies 公司註冊處處長		
4. bears the seal / stamp of 蓋有的蓋章/蓋印	Registrar of Companies Hong Kong 香港公司註冊處處長		
Certified 加簽證明			
5. at 在	High Court 高等法院	6. the 於	24 MAY 2019 2019 年 05 月 24 日
7. by 由	Simon KWANG Registrar, High Court 鄺卓宏 高等法院司法常務官		
8. No 編號	22140 / 2019		
9. Seal / stamp: 蓋章/蓋印		10. Signature: 簽署	[signature]

Reference Code 參考編號: 4C437B48

THE SEAL OF THE HIGH COURT HONG KONG

本人謹此核證，此為公司註冊處所登記及備存文件的真實副本(參考編號：70001313367，第8頁，共8頁)

I certify that this is a true copy of the document (Ref. No.: 70001313367, Page 8 of 8) kept and registered at the Companies Registry.

[signature]

香港特別行政區公司註冊處處長鍾麗玲

Ms Ada L L CHUNG

Registrar of Companies

Hong Kong Special Administrative Region

二〇一九年五月二十三日

23 MAY 2019

REGISTRAR OF COMPANIES HONG KONG CR

Apostille

(Convention de La Haye du 5 Octobre 1961)

1. Country: United States of America

This public document:

2. has been signed by Jeffrey W. Bullock

3. acting in the capacity of Secretary Of State Of Delaware

4. bears the seal/stamp of Office Of Secretary Of State

Certified

5. at Dover, Delaware

6. third day of June, A.D. 2019

7. by Secretary of State, Delaware Department of State

8. No.202942198

9. Seal/Stamp: SECRETARY OF STATE · STATE OF DELAWARE

10. Signature:

Jeffrey W. Bullock, Secretary of State

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE CERTIFICATE OF INCORPORATION OF "CEMTREX INC.", WAS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SEVENTH DAY OF APRIL, A.D. 1998.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION REMAINS A DOMESTIC CORPORATION ON OUR RECORDS BUT HAS FAILED TO PAY THE FRANCHISE TAXES CURRENTLY DUE.


SECRETARY OF STATE
DELAWARE

Jeffrey W. Bullock, Secretary of State

2888556 8300O

SR# 20195066150

You may verify this certificate online at corp.delaware.gov/authver.shtml

Authentication: 202942197

Date: 06-03-19

Apostille

(Convention de La Haye du 5 Octobre 1961)

1. Country: United States of America

   This public document:

2. has been signed by Jeffrey W. Bullock

3. acting in the capacity of Secretary Of State Of Delaware

4. bears the seal/stamp of Office Of Secretary Of State

Certified

5. at Dover, Delaware

6. fifth day of June, A.D. 2019

7. by Secretary of State, Delaware Department of State

8. No.202961166

9. Seal/Stamp:

10. Signature:

Jeffrey W. Bullock, Secretary of State

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "CEMTREX INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE FIFTH DAY OF JUNE, A.D. 2019.

Jeffrey W. Bullock, Secretary of State

2888556 8300

SR# 20195232905

Authentication: 202961165

Date: 06-05-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

Apostille

(Convention de La Haye du 5 Octobre 1961)

1. Country: United States of America

This public document

2. has been signed by **Milton Adair Tingling**
3. acting in the capacity of **County Clerk**
4. bears the seal/stamp of the **county of New York**

Certified

5. at New York City, New York 6. the 4th day of June 2019
7. by Deputy Secretary of State for Business and Licensing Services, State of New York
8. No. NYC-1260122
9. Seal/Stamp 10. Signature


STATE OF NEW YORK
DEPARTMENT OF STATE
EXCELSIOR

Whitney A. Clark

Deputy Secretary of State for Business and Licensing Servic

Apostille (REV: 09/25/12)

Form 1

State of New York
County of New York } *ss:*

No. 568343

I, Milton Adair Tingling, Clerk of the County of New York, and Clerk of the Supreme Court in and for said county, the same being a court of record having a seal, **DO HEREBY CERTIFY THAT**

MICHAEL SENZ

whose name is subscribed to the annexed original instrument has been commissioned and qualified as a NOTARY PUBLIC.. and has filed his/her original signature in this office and that he/she was at the time of taking such proof or acknowledgment or oath duly authorized by the laws of the State of New York to take the same: that he/she is well acquainted with the handwriting of such public officer or has compared the signature on the certificate of proof or acknowledgment or oath with the original signature filed in his/her office by such public officer and he/she believes that the signature on the original instrument is genuine.

IN WITNESS WHEREOF, I have hereunto set my hand and my official seal this 04th day of June, 2019

Milton Adair Tingling

County Clerk, New York County

BYLAWS

OF

CEMTREX, INC.

A Delaware Profit Corporation

ARTICLE I

SHAREHOLDERS

1. Annual Meeting

A meeting of the shareholders shall be held annually for the election of directors and the transaction of other business on such date in each year as may be determined by the Board of Directors, but in no event later than 100 days after the anniversary of the date of incorporation of the Corporation.

2. Special Meetings

Special meetings of the shareholders may be called by the Board of Directors, Chairman of the Board or President and shall be called by the Board upon the written request of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at the meeting requested to be called. Such request shall state the purpose or purposes of the proposed meeting. At such special meetings the only business, which may be transacted, is that relating to the purpose or purposes set forth in the notice thereof.

3. Place of Meetings

Meetings of the shareholders shall be held at such place within or outside of the State of Delaware as may be fixed by the Board of Directors. If no place is so fixed, such meetings shall be held at the principal office of the Corporation.

4. Notice of Meetings

Notice of each meeting of the shareholders shall be given in writing and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling or requesting the meeting.

If, at any meeting, action is proposed to be taken which, if taken, would entitle objecting shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect.

A copy of the notice of each meeting shall be given, personally or by first class mail, not less than ten nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of the shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, then directed to him at such other address.

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under this Section 4.

5. Waiver of Notice

Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

6. Inspectors of Election

The Board of Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint two inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment in advance of the meeting by the Board or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of such inspector at such meeting with strict impartiality and according to the best of his ability.

The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote at the meeting, count and tabulate all votes, ballots or consents, determine the result thereof, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, or of any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of any vote certified by them.

7. List of Shareholders at Meetings

A list of the shareholders as of the record date, certified by the Secretary or any Assistant Secretary or by a transfer agent, shall be produced at any meeting of the shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or the person presiding thereat, shall require such list of the shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

8. Qualification of Voters

Unless otherwise provided in the Certificate of Incorporation, every shareholder of record shall be entitled at every meeting of the shareholders to one vote for every share standing in its name on the record of the shareholders.

Treasury shares as of the record date and shares held as of the record date by another domestic or foreign corporation of any kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held as of the record date by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

Shares held by an administrator, executor, guardian, conservator, committee or other fiduciary, other than a trustee, may be voted by such fiduciary, either in person or by proxy, without the transfer of such shares into the name of such fiduciary. Shares held by a trustee may be voted by him or her, either in person or by proxy, only after the shares have been transferred into his name as trustee or into the name of his nominee.

Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the bylaws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine.

No shareholder shall sell his vote, or issue a proxy to vote, to any person for any sum of money or anything of value except as permitted by law.

9. Quorum of Shareholders

The holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote at any meeting of the shareholders shall constitute a quorum at such meeting for the transaction of any business, provided that when a specified item of business is required to

be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

The shareholders who are present in person or by proxy and who are entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.

10. Proxies

Every shareholder entitled to vote at a meeting of the shareholders, or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

The shareholder or its attorney must sign every proxy. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy, unless before the authority is exercised written notice of the Secretary or any Assistant Secretary receives adjudication of such incompetence or of such death.

11. Vote or Consent of Shareholders

Directors, except as otherwise required by law, shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders.

12. Fixing The Record Date

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other

action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be less than ten nor more than sixty days before the date of such meeting, nor more than sixty days prior to any other action.

When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

ARTICLE II

BOARD OF DIRECTORS

1. Power of Board and Qualification of Directors

The Board of Directors shall manage the business of the Corporation. Each director shall be at least eighteen years of age.

2. Number of Directors

The number of directors constituting the entire Board of Directors shall be the number, not less than one nor more than ten, fixed from time to time by a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies, provided, however, that no decrease shall shorten the term of an incumbent director. Until otherwise fixed by the directors, the number of directors constituting the entire Board shall be four.

3. Election and Term of Directors

At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting and until there successors have been elected and qualified or until their death, resignation or removal in the manner hereinafter provided.

4. Quorum of Directors and Action by the Board

A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and, except where otherwise provided herein, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

5. Meetings of the Board

An annual meeting of the Board of Directors shall be held in each year directly after the annual meeting of shareholders. Regular meetings of the Board shall be held at such times as may be fixed by the Board. Special meetings of the Board may be held at any time upon the call of the President or any two directors.

Meetings of the Board of Directors shall be held at such places as may be fixed by the Board for annual and regular meetings and in the notice of meeting for special meetings. If no place is so fixed, meetings of the Board shall be held at the principal office of the Corporation. Any one or more members of the Board of Directors may participate in meetings by means of a conference telephone or similar communications equipment.

No notice need be given of annual or regular meetings of the Board of Directors. Notice of each special meeting of the Board shall be given to each director either by mail not later than noon, Delaware time, on the third day prior to the meeting or by telegram, written message or orally not later than noon, Delaware time, on the day prior to the meeting. Notices are deemed to have been properly given if given: by mail, when deposited in the United States mail; by telegram at the time of filing; or by messenger at the time of delivery. Notices by mail, telegram or messenger shall be sent to each director at the address designated by him for that purpose, or, if none has been so designated, at his last known residence or business address.

Notice of a meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to any director.

A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given, in the manner described above, to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

6. Resignations

Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

7. Removal of Directors

Any one or more of the directors may be removed for cause by action of the Board of Directors. Any or all of the directors may be removed with or without cause by vote of the shareholders.

8. Newly Created Directorships and Vacancies

Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors by shareholders may be filled by vote of a majority of the directors then in office, although less than a quorum exists. The shareholder shall fill vacancies occurring as a result of the removal of directors by shareholders. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor.

9. Executive and Other Committees of Directors

The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees each consisting of three or more directors and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters: (a) the submission to shareholders of any action that needs shareholders' approval; (b) the filling of vacancies in the Board or in any committee; (c) the fixing of compensation of the directors for serving on the Board or on any committee; (d) the amendment or repeal of the bylaws, or the adoption of new bylaws; (e) the amendment or repeal of any resolution of the Board which, by its term, shall not be so amendable or repealable; or (f) the removal or indemnification of directors.

The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

Unless a greater proportion is required by the resolution designating a committee, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at meeting at the time of such vote, if a quorum is then present, shall be the act of such committee.

Each such committee shall serve at the pleasure of the Board of Directors.

10. Compensation of Directors

The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

11. Interest of Directors in a Transaction

Unless shown to be unfair and unreasonable as to the Corporation, no contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested, shall be either void or voidable, irrespective of whether such interested director or directors are present at a meeting of the Board of Directors, or of a committee thereof, which authorizes such contract or transaction and irrespective of whether his or their votes are counted for such purpose. In the absence of fraud any such contract and transaction conclusively may be authorized or approved as fair and reasonable by: (a) the Board of Directors or a duly empowered committee thereof, by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors (although such interested director or directors may be counted in determining the presence of a quorum at the meeting which authorizes such contract or transaction), if the fact of such common directorship, officership or financial interest is disclosed or known to the Board or committee, as the case may be; or (b) the shareholders entitled to vote for the election of directors, if such common directorship, officership or financial interest is disclosed or known to such shareholders.

Notwithstanding the foregoing, no loan, except advances in connection with indemnification, shall be made by the Corporation to any director unless it is authorized by vote of the shareholders without counting any shares of the director who would be the borrower or unless the director who would be the borrower is the sole shareholder of the Corporation.

ARTICLE III

OFFICERS

1. Election of Officers

The Board of Directors, as be practicable after the annual election of directors, shall elect a President, a Secretary, and a Treasurer, and from time to time may elect or appoint such other officers as it may determine. The same person may hold any two or more offices. The Board of Directors may also elect one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers.

2. Other Officers

The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

3. Compensation

The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

4. Term of Office and Removal

Each officer shall hold office for the term for which he is elected or appointed, and until his successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, his term of office shall extend to and expire at the meeting of the Board following the next annual meeting of shareholders. The Board with or without cause may remove any officer, at any time. Removal of an officer without cause shall be without prejudice to his contract rights, if any, and the election or appointment of an officer shall not of itself create contract rights.

5. President

The President shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall also preside at all meetings of the shareholders and the Board of Directors.

The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

6. Vice Presidents

The Vice Presidents, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election, during the absence or disability of or refusal to act by the President, shall perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

7. Secretary and Assistant Secretaries

The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary's signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of such designation then in the order of their election, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

8. Treasurer and Assistant Treasurers

The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer, and for the restoration to the Corporation, in the case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer belonging to the Corporation.

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

9. Books and Records

The Corporation shall keep: (a) correct and complete books and records of account; (b) minutes of the proceedings of the shareholders, Board of Directors and any committees of directors; and (c) a current list of the directors and officers and their residence addresses. The Corporation shall also keep at its office in the State of Delaware or at the office of its transfer agent or registrar in the State of Delaware, if any, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

The Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations any accounts, books, records or other documents of the Corporation shall be open to inspection, and no creditor, security holder or other person shall have any right to inspect any accounts, books, records or other documents of the Corporation except as conferred by statute or as so authorized by the Board.

10. Checks, Notes, etc.

All checks and drafts on, and withdrawals from the Corporation's accounts with banks or other financial institutions, and all bills of exchange, notes and other instruments for the payment of money, drawn, made, endorsed, or accepted by the Corporation, shall be signed on its behalf by the person or persons thereunto authorized by, or pursuant to resolution of, the Board of Directors.

ARTICLE IV

CERTIFICATES AND TRANSFERS OF SHARES

1. Forms of Share Certificates

Certificates, in such forms, shall represent the share of the Corporation as the Board of Directors may prescribe, signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The shares may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if a transfer agent countersigns the certificate or registered by a registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, the Corporation with the same effect may issue it as if he were such officer at the date of issue.

Each certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of shares, if more than one, authorized to be issued and the designation, relative rights, preferences and limitations of each series of any class of preferred shares authorized to be issued so far as the same have been fixed, and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

Each certificate representing shares shall state upon the face thereof:

(a) that the Corporation is formed under the laws of the State of Delaware;

(b) the name of the person or persons to whom issued; and

(c) the number and class of shares, and the designation of the series, if any, which such certificate represents.

2. Transfers of Shares

Shares of the Corporation shall be transferable on the record of shareholders upon presentment to the Corporation of a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require.

3. Lost, Stolen or Destroyed Share Certificates

No certificate for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except, if and to the extent required by the Board of Directors upon:

(a) production of evidence of loss, destruction or wrongful taking;

(b) delivery of a bond indemnifying the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate;

(c) payment of the expenses of the Corporation and its agents incurred in connection with the issuance of the new certificate; and

(d) compliance with other such reasonable requirements as may be imposed.

ARTICLE V

OTHER MATTERS

1. Corporate Seal

The Board of Directors may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

2. Fiscal Year

The fiscal year of the Corporation shall be the twelve months ending September 30th, or the Board of Directors may fix such other period as.

3. Amendments

Bylaws of the Corporation may be adopted, amended or repealed by vote of the holders of the shares at the time entitled to vote in the election of any directors. Bylaws may also be adopted, amended or repealed by the Board of Directors, but any bylaws adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as herein above provided.

If any bylaw regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the bylaw so adopted, amended or repealed, together with a concise statement of the changes made.

Urkundenrolle Nr. 176/2019
Durchgehend einseitig beschrieben.

Verhandelt

zu Berlin am 11. Juni 2019

Vor dem unterzeichneten Notar

Gerald Kornisch

Grunewaldstraße 55
10825 Berlin

erschien heute

Herr Frank Bittighofer, geboren am 28. September 1965, wohnhaft Wolfweg 1, 76227 Karlsruhe, ordnungsgemäß ausgewiesen durch Vorlage seines gültigen, mit Lichtbild versehenen Personalausweises Nr. L8RY3LN84, ausgestellt von der Stadt Karlsruhe.

Der Notar befragte den Erschienenen, ob er oder die mit ihm zur gemeinsamen Berufsausübung verbundenen Kollegen für ihn wegen der in dieser Verhandlung beurkundeten Angelegenheit außerhalb seiner Amtstätigkeit bereits tätig waren oder sind (Vorbefassung gemäß § 3 Absatz 1 Nummer 7 BeurkG), was von dem Erschienenen verneint wurde.

Der Notar erklärte dem Erschienenen, daß diese Urkunde wie auch die persönlichen Daten der Beteiligten auf Datenträger gespeichert und elektronisch verarbeitet werden und daß der Notar beabsichtigt, eine Kopie der Personaldokumente zu den Akten zu nehmen, womit sich der Erschienene einverstanden erklärte.

Der Erschienene, nachfolgend auch **Gesellschafter** genannt, erklärte zu Protokoll:

1. Errichtung einer GmbH

Der Gesellschafter errichtet hiermit eine Gesellschaft mit beschränkter Haftung und stellt den dieser Niederschrift als Anlage beigefügten Gesellschaftsvertrag der Firma

Finvest GmbH

fest.

2. Beschlüsse

Der Gesellschafter der hierdurch gegründeten Gesellschaft unter vorgenannter Firma faßt folgenden

Beschluß

Zum Geschäftsführer der Gesellschaft wird bestellt:

Herr Frank Bittighofer, geboren am 28. September 1965, wohnhaft in Karlsruhe.

Der vorgenannte Geschäftsführer vertritt die Gesellschaft stets einzeln, auch wenn mehrere Geschäftsführer bestellt sind, und ist von den Beschränkungen des § 181 BGB befreit und damit ermächtigt, Rechtsgeschäfte mit sich im eigenen Namen und als Vertreter eines Dritten vorzunehmen.

3. Hinweise

3.1.

Der Notar wies den Erschienenen darauf hin,

a) daß ein Gesellschafter und die Person, für deren Rechnung er Geschäftsanteile übernommen hat, der Gesellschaft als Gesamtschuldner haften, falls zum Zwecke der Errichtung der Gesell-

schaft falsche Angaben gemacht worden sind oder die Gesellschaft durch Einlagen oder Gründungsaufwand vorsätzlich oder grob fahrlässig geschädigt worden ist,

b) daß ein Gesellschafter, der zum Zweck der Errichtung der Gesellschaft falsche Angaben macht, mit Freiheitsstrafe bis zu drei Jahren oder mit Geldstrafe bestraft werden kann,

c) daß bei Eintragung der Gesellschaft im Handelsregister der Wert des Gesellschaftsvermögens (zuzüglich des Gründungsaufwandes) nicht niedriger sein darf als das Stammkapital und der Gesellschafter für einen insoweit bestehenden Fehlbetrag haftet,

d) daß jeder Gesellschafter für die Leistung der von den anderen Gesellschaftern übernommenen, aber nicht einbezahlten Einlagen auf die übernommenen Geschäftsanteile haftet,

e) daß die Gesellschaft vor ihrer Eintragung in das Handelsregister nicht als Gesellschaft mit beschränkter Haftung besteht und daß persönlich haftet, wer vor der Eintragung im Namen der Gesellschaft handelt,

f) daß es den Gesellschafter nicht von seiner Einlageverpflichtung befreit, wenn eine Geldeinlage eines Gesellschafters bei wirtschaftlicher Betrachtung und aufgrund einer im Zusammenhang mit der Übernahme der Geldeinlage getroffenen Abrede vollständig oder teilweise als Sacheinlage zu bewerten ist (verdeckte Sacheinlage). Die Verträge über die Sacheinlage und die Rechtshandlungen zu ihrer Ausführung sind jedoch nicht unwirksam. Auf die fortbestehende Geldeinlagepflicht des Gesellschafters wird der Wert des Vermögensgegenstandes im Zeitpunkt der Anmeldung der Gesellschaft zur Eintragung in das Handelsregister oder im Zeitpunkt seiner Überlassung an die Gesellschaft, falls diese später erfolgt, angerechnet. Die Anrechnung erfolgt nicht vor Eintragung der Gesellschaft in das Handelsregister. Die Beweislast für die Werthaltigkeit des Vermögensgegenstandes trägt der Gesellschafter.

g) daß für den Fall, daß vor der Einlage auf einen Geschäftsanteil eine Leistung an den Gesellschafter vereinbart worden ist, die wirtschaftlich einer Rückzahlung der Einlage entspricht und die nicht als verdeckte Sacheinlage im Sinne von § 19 Absatz 4 GmbHG zu beurteilen ist, dies den Gesellschafter von seiner Einlageverpflichtung nur dann befreit, wenn die Leistung durch einen vollwertigen Rückgewähranspruch gedeckt ist, der jederzeit fällig ist oder durch fristlose Kündigung durch die Gesellschaft fällig werden kann. Eine solche Leistung oder die Vereinbarung einer solchen Leistung ist in der Anmeldung der Gesellschaft zum Handelsregister anzugeben.

h) daß gemäß § 24 GmbHG die übrigen Gesellschafter einen Fehlbetrag nach dem Verhältnis ihrer Geschäftsanteile aufzubringen haben, soweit eine Stammeinlage weder von den Zahlungspflichtigen eingezogen, noch durch Verkauf des Geschäftsanteils gedeckt werden kann. Beiträge, welche von einzelnen Gesellschaftern nicht zu erlangen sind, werden nach dem bezeichneten Verhältnis auf die übrigen verteilt.

i) daß die Eintragung der Gesellschaft im Handelsregister gegebenenfalls von der Anhörung der Industrie- und Handelskammer gemäß §§ 380 Abs. 2 FamFG, 23 HRV abhängig ist,

j) daß die Gesellschaft ab sofort postalisch erreichbar sein muß, also eine beschriftete Postempfangsvorrichtung an der Geschäftsanschrift der Gesellschaft vorhanden sein sollte.

k) daß der Notar verpflichtet ist, die Gesellschaftsgründung dem Finanzamt für Körperschaften anzuzeigen und ihm eine Abschrift der Gründungsurkunde und der Handelsregisteranmeldung zu übermitteln hat.

l) daß es dringend ratsam ist, daß die Gesellschafter alle Belege über die Leistung ihrer Einlagen auf das Stammkapital an die Gesellschaft dauerhaft aufbewahren, damit auch später noch der Beweis der Erbringung der Einlagen geführt werden kann.

3.2.
Des weiteren wies der Notar den Erschienenen darauf hin, daß Gesellschafter, die vorsätzlich oder grob fahrlässig einer Person, die nicht Geschäftsführer sein kann, die Führung der Geschäfte überlassen, der Gesellschaft solidarisch für den Schaden haften, der dadurch entsteht, daß diese Person die ihr gegenüber der Gesellschaft bestehenden Obliegenheiten verletzt.

Geschäftsführer kann nicht sein, wer

1. als Betreuter bei der Besorgung seiner Vermögensangelegenheiten ganz oder teilweise einem Einwilligungsvorbehalt (§ 1903 BGB) unterliegt;
2. aufgrund eines gerichtlichen Urteils oder einer vollziehbaren Entscheidung einer Verwaltungsbehörde einen Beruf, einen Berufszweig, ein Gewerbe oder einen Gewerbezweig nicht ausüben darf, sofern der Unternehmensgegenstand ganz oder teilweise mit dem Gegenstand des Verbots übereinstimmt;
3. wegen einer oder mehrerer vorsätzlich begangener Straftaten
   a) des Unterlassens der Stellung des Antrags auf Eröffnung des Insolvenzverfahrens (Insolvenzverschleppung),
   b) nach den §§ 283 bis 283d StGB (Insolvenzstraftaten),
   c) der falschen Angaben nach § 82 GmbHG oder § 399 AktG,
   d) der unrichtigen Darstellung nach § 400 AktG, § 331 HGB, § 313 UmwG oder § 17 Publizitätsgesetz oder
   e) nach den §§ 263 bis 264a oder §§ 265b bis 266a StGB zu einer Freiheitsstrafe von mindestens einem Jahr

   verurteilt worden ist. Dies gilt entsprechend bei einer Verurteilung im Ausland wegen einer vergleichbaren Tat. Dieser Ausschluß gilt für die Dauer von fünf Jahren seit der Rechtskraft des Urteils, wobei die Zeit nicht eingerechnet wird, in welcher der Täter auf behördliche Anordnung in einer Anstalt verwahrt worden ist.

4. Vollmacht
Der Erschienene als Gesellschafter und Geschäftsführer erteilt den Notariatsangestellten Charlene Hahn, Ingrid Engler und Daniela Doerwald, geschäftsansässig Grunewaldstraße 55, 10825 Berlin, jeder für jeden

Vollmacht

unter Verzicht auf ihre persönliche Haftung, die vorstehenden Vereinbarungen einschließlich Gesellschaftsvertrag (Anlage) und Anträge abzuändern und zu ergänzen. Die Bevollmächtigten sind von den Beschränkungen des § 181 BGB befreit und berechtigt, Untervollmacht zu erteilen sowie Nachtragsanmeldungen bei dem zuständigen Handelsregister für die Geschäftsführer der Gesellschaft vorzunehmen.

Von dieser Vollmacht darf nur unter der verantwortlichen Haftung des amtierenden Notars oder des Notars Dr. Anri Engel in Berlin oder deren amtlich bestellten Vertretern Gebrauch gemacht werden, die deren Ausübung zu überwachen haben. Den Bevollmächtigten können Ausfertigungen erteilt werden.

5. Abschriften

Von dieser Urkunde erhalten eine elektronische beglaubigte Abschrift das Registergericht, beglaubigte Abschriften die Gesellschafter und die Gesellschaft sowie das Finanzamt.

Das Protokoll nebst Anlage wurde dem Beteiligten vom Notar vorgelesen, ihm zur Durchsicht vorgelegt, von dem Beteiligten genehmigt und von ihm und dem Notar eigenhändig unterschrieben:

gez. Frank Bittighofer

LS

gez. Kornisch
Notar

Die Übereinstimmung der vorstehenden auszugsweisen Abschrift, die nicht die Satzung enthält, mit der mir vorliegenden Urschrift beglaubige ich. Zugleich wird bescheinigt, dass die auszugsweise Abschrift den vollständigen Beschluss über die Geschäftsführerbestellung enthält und die Original-Urkunde keinen weiteren Inhalt zum Bestellungsbeschluss aufweist.

Berlin, den 13. Juni 2019

gez. Kornisch
Gerald Kornisch
Notar

Die vorstehenden Originale der mir am 12. Juni 2019 zugegangenen nachgenannten Genehmigungen von

a) **Cemtrex Limited**, Sheung Wan, Hong Kong, eingetragen im Companies Registry von Hong Kong unter Nr. 1962817, nebst Vertretungsnachweis in öffentlicher Form (Auszug aus dem Companies Registry);

b) **Cemtrex, Inc.**, Long Island City, USA, eingetragen im der Division of Corporations des Department of State of Delaware unter Nummer 2888556, nebst Vertretungsnachweisen in öffentlicher und öffentlich beglaubigter Form (Certificate of Incorporation, Certificate of Good Standing, Sekretary's Certificate);

c) **Finvest GmbH i.G.**, Karlsruhe, angemeldet zur Eintragung im Handelsregister des Amtsgerichts Mannheim, nebst auszugsweiser beglaubigter Abschrift des Gründungsprotokolls mit dem Beschluß zur Geschäftsführerbestellung vom 11. Juni 2019, meine UR-Nr. 176/2019;

d) **Herrn Dennis Wenz**, geboren am 14. November 1990, Kirchstrasse 48/1, 75196 Remchingen;

e) **Frau Laura Wenz**, geboren am 23. Juli 1992, Brückenstrasse 8, 69120 Heidelberg,

wurden heute angeheftet.

Berlin, den 13. Juni 2019

LS

gez. Kornisch
Gerald Kornisch
Notar